Filed with the Securities and Exchange Commission on February 8, 2008

1940 Act File No. 811-09923

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 17	☒

KINETICS PORTFOLIOS TRUST
 (Exact Name of Registrant as Specified in Charter)

16 New Broadway,
Sleepy Hollow, New York 10591
(Address and Zip Code of Principal Executive Offices)

(800) 930-3828
Registrant's Telephone Number, including Area Code

Leonid Polyakov
16 New Broadway,
Sleepy Hollow, New York 10591
 (Name and Address of Agent for Service)

With a copy to:
Mary Jo Reilly
Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, PA 19103-6996

It is proposed that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPANATORY NOTE

This Amendment No. 17 to the Registration Statement of Kinetics Portfolios Trust (the “Trust” or the “Registrant”) on Form N-1A (File No. 811-09923) the “Registration Statement” is being filed as a part of the Registration Statement filed by the Trust pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (“1940 Act”).  Beneficial interests of each series of the Trust are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests are issued solely to eligible investors in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Accordingly, investments in any of the series of the Registrant may currently be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts, and certain qualified pension and retirement plans.  The Amendment does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests of any of the series of the Registrant.

Responses to Items 1, 2, 3 and 8 of Part A and Items 23(e) and (i)-(k) of Part C have been omitted pursuant to paragraph B.2.(b) of the General Instructions to Form N-1A.

The Internet Portfolio
The Internet Emerging Growth Portfolio
The Paradigm Portfolio
The Medical Portfolio
The Small Cap Opportunities Portfolio
The Market Opportunities Portfolio
The Water Infrastructure Portfolio
The Multi-Disciplinary Portfolio
The Kinetics Government Money Market Portfolio

each a series of Kinetics Portfolios Trust
a Delaware statutory trust

[logo]

Prospectus

February 8, 2008

EXPLANATORY NOTE

This Prospectus is being filed as a part of the Registration Statement filed by the Kinetics Portfolios Trust (the “Trust”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (“1940 Act”).  Beneficial interests of each series (each a “Portfolio” and collectively, the “Portfolios”) of the Trust are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests are issued solely to eligible investors in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Accordingly, investments in any of the series of the Trust described herein may currently be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts, and certain qualified pension and retirement plans.  No part of this Prospectus or of the Trust’s Registration Statement constitutes an offer to sell, or the solicitation of an offer to buy, any beneficial interests of any of the series described herein or any other series of the Trust.

Responses to Items 1, 2, 3 and 8 of Part A and Items 23(e) and (i)-(k) of Part C have been omitted pursuant to paragraph B.2.(b) of the General Instructions to Form N-1A.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of the Prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

OVERVIEW	1
Investment Objective, Principal Investment Strategies and Principal Risks of the Internet Portfolio	2
Investment Objective, Principal Investment Strategies and Principal Risks of the Internet Emerging Growth Portfolio	5
Investment Objective, Principal Investment Strategies and Principal Risks of the Paradigm Portfolio	8
Investment Objective, Principal Investment Strategies and Principal Risks of the Medical Portfolio	10
Investment Objective, Principal Investment Strategies and Principal Risks of the Small Cap Opportunities Portfolio	12
Investment Objective, Principal Investment Strategies and Principal Risks of the Market Opportunities Portfolio	14
Investment Objective, Principal Investment Strategies and Principal Risks of the Water Infrastructure Portfolio	16
Investment Objective, Principal Investment Strategies and Principal Risks of the Multi-Disciplinary Portfolio	19
Investment Objective, Principal Investment Strategies and Principal Risks of the Kinetics Government Money Market Portfolio	22
Additional Strategies and Risks of the Portfolios	24
Portfolio Holdings Information	28
Management of the Portfolios	28
Valuation of the Portfolios	31
Purchase of Beneficial Interests in the Portfolios	32
Redemption of Beneficial Interests in the Portfolios	32
Exchange Privilege	32
Restrictions on Excessive Trading Practices	33
Taxes	33
Distribution of Shares	33
Counsel and Independent Registered Public Accounting Firm	33

[LOGO] Kinetics Portfolios Trust

Prospectus
This Prospectus gives vital information about each Portfolio.  For your own benefit and protection, please read it before you invest and keep it on hand for future reference.

Investment Adviser
Kinetics Asset Management, Inc. (the “Investment Adviser”)

February 8, 2008

OVERVIEW

This combined prospectus discusses each of the following Portfolios of Kinetics Portfolios Trust.  Except for the Kinetics Government Money Market Portfolio, each Portfolio is a no-load, non-diversified investment company.  The Kinetics Government Money Market Portfolio is a no-load, diversified investment company.

The Internet Portfolio (the “Internet Portfolio”) seeks to provide investors with long-term capital growth and secondarily with current income by investing primarily in the equity securities of U.S. and foreign companies engaged in the Internet and Internet-related activities.

The Internet Emerging Growth Portfolio (the “Emerging Growth Portfolio”) seeks to provide investors with long-term capital growth by investing primarily in the equity securities of small and medium capitalization U.S. and foreign emerging companies engaged in the Internet and Internet-related activities.

The Paradigm Portfolio (the “Paradigm Portfolio”) seeks to provide investors with long-term capital growth by investing primarily in the equity securities of U.S. and foreign companies that the Investment Adviser believes are undervalued and that have high returns on equity and are well positioned to reduce their costs, extend the reach of their distribution channels and experience significant growth in assets or revenues.  A fundamental principle is to regard the investments as representing fractional ownership in the underlying companies’ assets.  The driver of appreciation for the classic value investor is a high return on equity, an intrinsic characteristic of the investment, not a reappraisal of the stock’s worth by the market, an external factor.

The Medical Portfolio (the “Medical Portfolio”) seeks to provide investors with long-term capital growth by investing primarily in the equity securities of U.S. and foreign companies engaged generally in the medical research, pharmaceutical treatments and related medical technology industries with a focus on companies engaged in cancer research and drug development.

The Small Cap Opportunities Portfolio (the “Small Cap Portfolio”) seeks to provide investors with long-term capital growth by investing primarily in the equity securities of U.S. and foreign small capitalization companies that provide attractive valuation opportunities due to special situations such as little or no institutional ownership, short-term earnings shortfalls, lack of significant analyst coverage, stocks selling at or below book or replacement value, and price to earnings ratios that are less than one half of their projected growth rate.

The Market Opportunities Portfolio (the “Market Opportunities Portfolio”) seeks to provide investors with long-term capital growth by investing primarily in the equity securities of U.S. and foreign companies engaged in capital markets or related to capital markets or in the gaming industry.

The Water Infrastructure Portfolio (the “Water Infrastructure Portfolio”) seeks to provide investors with long-term capital growth by investing primarily in securities issued by U.S. and foreign companies involved in water infrastructure and natural resources with a specific water theme and related activities.

The Multi-Disciplinary Portfolio (the “Multi-Disciplinary Portfolio”) seeks to provide investors with consistent returns by utilizing a two-part investment strategy, including fixed income and derivatives components.

The Kinetics Government Money Market Portfolio (the “Government Money Market Portfolio”) seeks to provide investors with current income consistent with the preservation of capital and maintenance of liquidity by investing primarily in money market instruments issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements that are fully collateralized by such obligations.

The Statement of Additional Information (the “SAI”) contains more information about the Portfolios and the types of securities in which they may invest.

1

Investment Objective, Principal Investment Strategies and Principal Risks of the Internet Portfolio

Investment Objective
The investment objective of the Internet Portfolio is long-term growth of capital.  The Internet Portfolio seeks to obtain current income as a secondary objective.

Principal Investment Strategies
The internet Portfolio seeks to achieve its investment objective by investing, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks (such as American Depositary Receipts (“ADRs”) and International Depositary Receipts (“IDRs”)), of U.S. and foreign companies engaged in the Internet and Internet-related activities.  The Internet Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The Internet Portfolio may invest up to 20% of its total assets in convertible and non-convertible debt securities rated below investment grade, also known as junk bonds, or unrated securities which the Investment Adviser has determined to be of comparable quality.

The Investment Adviser believes that the Internet offers unique investment opportunities due to its ever-growing use and popularity among business and personal users alike.  The Internet is a collection of connected computers that allows commercial and professional organizations, educational institutions, government agencies and consumers to communicate electronically, access and share information and conduct business around the world.

Internet Portfolio securities will be selected by the Investment Adviser from companies that are engaged in the development of hardware, software and telecommunications solutions that enable the transaction of business on the Internet by individuals and companies engaged in private and commercial use of the Internet as well as companies that offer products and services primarily via the Internet.  Accordingly, the Internet Portfolio seeks to invest in the equity securities of companies whose research and development efforts may result in higher stock values.  These companies may be large, medium or small in size if, in the Investment Adviser’s opinion, they meet the Internet Portfolio’s investment criteria.  Also, such companies’ core business may not be primarily Internet-related.  Such companies include, but are not limited to, the following:

»	Content Developers: Companies that supply proprietary information and entertainment content, such as games, music, video, graphics and news on the Internet.

»
Computer Hardware: Companies that develop and produce computer and network hardware such as modems, switchers and routers, and those that develop and manufacture workstations and personal communications systems used to access the Internet and provide Internet services.

»
Computer Software: Companies that produce, manufacture and develop tools to access the Internet, enable Internet users to enhance the speed, integrity and storage of data on the Internet, facilitate information distribution and gathering on the Internet, and secure Internet-based transactions.

»	Venture Capital: Companies that invest in pre-IPO and start-up stage companies with business models related to the Internet.

»	Internet Service Providers: Companies that provide users with access to the Internet.

»	Internet Portals: Companies that provide users with search-engine services to access various sites by category on the Internet.

»	Wireless/Broadband Access: Companies that provide the infrastructure to enable high-speed and wireless communication of data via the Internet.

»	E-Commerce: Companies that derive a substantial portion of their revenue from sales of products and services conducted via the Internet.

»
Telecommunications: Companies that are primarily engaged in the development of the telecommunications transmission lines and software technologies that enhance the reach and bandwidth of Internet users.

2

»	Other Companies: Companies whose core business may not be primarily Internet-related include, but are not limited to, publishing and media companies.

The Investment Adviser selects portfolio securities by evaluating a company’s positioning and business model as well as its ability to grow and expand its activities via the Internet or achieve a competitive advantage in cost/profitability and brand image leveraging via use of the Internet.  The Investment Adviser also considers a company’s fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends.  Furthermore, the Investment Adviser looks at the amount of capital a company currently expends on research and development.  The Investment Adviser believes that dollars invested in research and development today frequently have significant bearing on future growth.

The Internet Portfolio may invest up to 20% of its assets in high quality, U.S. short-term debt securities and money market instruments to maintain liquidity.  Some of these short-term instruments include commercial paper, certificates of deposit, demand and time deposits and banker’s acceptances, U.S. Government securities (i.e., U.S. Treasury obligations) and repurchase agreements.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Internet Portfolio may invest up to 100% of its assets in the types of high quality, U.S. short-term debt securities and money market instruments described above.  To the extent that the Internet Portfolio engages in a temporary defensive strategy, the Internet Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money.  The principal risks of investing in the Internet Portfolio are listed below and could adversely affect the net asset value (“NAV”), total return and the value of the Internet Portfolio and your investment.

»
Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value.  If the stock market declines in value, the Internet Portfolio is likely to decline in value and you could lose money on your investment.

»
Stock Selection Risks: The portfolio securities selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Internet Portfolio’s investment objective.

»	Liquidity Risks: The Investment Adviser may not be able to sell portfolio securities at an optimal time or price.

»
Industry Concentration Risks: Mutual funds that invest a substantial portion of their assets in a particular industry carry a risk that a group of industry-related stocks will decline in price due to industry specific developments.  Companies in the same or similar industries may share common characteristics and are more likely to react comparably to industry specific market or economic developments.

»
Internet Industry Specific Risks: Companies that conduct business on the Internet or derive a substantial portion of their revenues from Internet-related activities in general are subject to a rate of change in technology and competition which is generally higher than that of other industries.

»
Small and Medium-Size Company Risks: The Internet Portfolio may invest in the equity securities of small and medium-size companies.  Small and medium-size companies often have narrower markets and more limited managerial and financial resources than do larger, more established companies.  As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Internet Portfolio’s assets.

»
Foreign Securities Risks: The Internet Portfolio may invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments.  Additional risks associated with investment in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

3

»
Non-Diversification Risks: As a non-diversified investment company, more of the Internet Portfolio’s assets may be concentrated in the common stock of any single issuer, which may make the value of the Internet Portfolio’s shares more susceptible to certain risks than shares of a diversified mutual fund.

»
Option Transaction Risks: The Internet Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment.  Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.

»
Below-Investment Grade Debt Securities Risks:  Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

4

Investment Objective, Principal Investment Strategies and Principal Risks of the Internet Emerging Growth Portfolio

Investment Objective
The investment objective of the Emerging Growth Portfolio is long-term growth of capital.

Principal Investment Strategies
The Emerging Growth Portfolio seeks to achieve its investment objective by investing, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks (such as ADRs and IDRs) of small and medium capitalization U.S. and foreign emerging companies engaged in the Internet and Internet-related activities. The Emerging Growth Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The Emerging Growth Portfolio may invest up to 20% of its total assets in convertible and non-convertible debt securities rated below investment grade, also known as junk bonds, or unrated securities which the Investment Adviser has determined to be of comparable quality.

The Investment Adviser believes that the Internet offers unique investment opportunities due to its ever-growing use and popularity among business and personal users alike.  The Internet is a collection of connected computers that allows commercial and professional organizations, educational institutions, government agencies and consumers to communicate electronically, access and share information and conduct business around the world.

Emerging Growth Portfolio securities will be selected by the Investment Adviser from emerging, small and medium-size companies that are engaged in the development of hardware, software and telecommunications solutions that enable the transaction of business on the Internet by individuals and companies engaged in private and commercial use of the Internet as well as companies that offer products and services primarily via the Internet.  Such companies’ core business may not be primarily Internet-related.  The Emerging Growth Portfolio seeks to invest in the equity securities of companies whose research and development efforts may result in higher stock values.  Such companies include, but are not limited to the following:

»	Venture Capital: Companies that invest in pre-IPO and start-up stage companies with business models related to the Internet.

»	Content Developers: Companies that supply proprietary information and entertainment content, such as games, music, video, graphics and news on the Internet.

»
Computer Hardware: Companies that develop and produce computer and network hardware such as modems, switchers and routers, and those that develop and manufacture workstations and personal communications systems used to access the Internet and provide Internet services.

»
Computer Software: Companies that produce, manufacture and develop tools to access the Internet, enable Internet users to enhance the speed, integrity and storage of data on the Internet, facilitate information distribution and gathering on the Internet, and secure Internet-based transactions.

»	Internet Service Providers: Companies that provide users with access to the Internet.

»	Internet Portals: Companies that provide users with search-engine services to access various sites by category on the Internet.

»	Wireless/Broadband Access: Companies that provide the infrastructure to enable high-speed and wireless communication of data via the Internet.

»	E-Commerce: Companies that derive a substantial portion of their revenue from sales of products and services conducted via the Internet.

»
Telecommunications: Companies that are primarily engaged in the development of the telecommunications transmission lines and software technologies that enhance the reach and bandwidth of Internet users.

»	Other Companies: Companies whose core business may not be primarily Internet-related include, but are not limited to, publishing and media companies.

5

The Investment Adviser selects portfolio securities by evaluating a company’s positioning and business model as well as its ability to grow and expand its activities via the Internet or achieve a greater competitive advantage in cost/profitability and brand image leveraging via use of the Internet.  The Investment Adviser also considers a company’s fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends.  Furthermore, the Investment Adviser looks at the amount of capital a company currently expends on research and development.  The Investment Adviser believes that dollars invested in research and development today frequently have significant bearing on future growth.

The Emerging Growth Portfolio may invest up to 20% of its assets in high quality, U.S. short-term debt securities and money market instruments to maintain liquidity.  Some of these short-term instruments include commercial paper, certificates of deposit, demand and time deposits and banker’s acceptances, U.S. Government securities (i.e., U.S. Treasury obligations) and repurchase agreements.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Emerging Growth Portfolio may invest up to 100% of its assets in the types of high quality, U.S. short-term debt securities and money market instruments described above.  To the extent that the Emerging Growth Portfolio engages in a temporary defensive strategy, the Emerging Growth Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money.  The principal risks of investing in the Emerging Growth Portfolio are listed below and could adversely affect the NAV, total return and value of the Emerging Growth Portfolio and your investment.

»
Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value.  If the stock market declines in value, the Emerging Growth Portfolio is likely to decline in value and you could lose money on your investment.

»
Stock Selection Risks: The portfolio securities selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Emerging Growth Portfolio’s investment objective.

»	Liquidity Risks: The Investment Adviser may not be able to sell portfolio securities at an optimal time or price.

»
Industry Concentration Risks: Mutual funds that invest a substantial portion of their assets in a particular industry carry a risk that a group of industry-related stocks will decline in price due to industry specific developments.  Companies in the same or similar industries may share common characteristics and are more likely to react comparably to industry specific market or economic developments.

»
Internet Industry Specific Risks: Companies that conduct business on the Internet or derive a substantial portion of their revenues from Internet-related activities in general are subject to a rate of change in technology and competition which is generally higher than that of other industries.

»
Emerging, Small and Medium-Size Company Risks: The Emerging Growth Portfolio invests in the equity securities of emerging, small and medium-size companies.  Small and medium-size companies generally have a market capitalization of less than $5 billion.  Emerging companies are those with operating histories of less than three years.  Investing in emerging, small and medium-size companies presents greater risks than investing in securities of larger, more established companies.  These companies may be developing or marketing new products or services for which markets are not yet established and may never be established.  They may also lack depth or experience of management and may have difficulty generating or obtaining funds necessary for growth and development of their business.  Due to these and other factors, these companies may suffer significant losses.

»
Foreign Securities Risks: The Emerging Growth Portfolio may invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments.  Additional risks associated with investing in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

6

»
Non-Diversification Risks: As a non-diversified investment company, more of the Emerging Growth Portfolio’s assets may be concentrated in the common stock of any single issuer, which may make the value of the Emerging Growth Portfolio’s shares more susceptible to certain risks than shares of a diversified mutual fund.

»
Option Transaction Risks: The Emerging Growth Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment.  Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.

»
Below-Investment Grade Debt Securities Risks:  Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

7

Investment Objective, Principal Investment Strategies and Principal Risks of the Paradigm Portfolio

Investment Objective
The investment objective of the Paradigm Portfolio is long-term growth of capital.

Principal Investment Strategies
The Paradigm Portfolio seeks to achieve its investment objective by investing under normal circumstances, at least 65% of its net assets in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks (such as ADRs and IDRs) of U.S. and foreign companies.  The Paradigm Portfolio will invest in companies that the Investment Adviser believes are undervalued and that have high returns on equity and are well positioned to reduce their costs, extend the reach of their distribution channels and experience significant growth in their assets or revenues.  A fundamental principle is to regard the investments as representing fractional ownership in the underlying companies’ assets.  The driver of appreciation for the classic value investor is a high return on equity, an intrinsic characteristic of the investment, not a reappraisal of the stock’s worth by the market, an external factor.  The Paradigm Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The Paradigm Portfolio may invest up to 20% of its total assets in convertible and non-convertible debt securities rated below investment grade, also known as junk bonds, or unrated securities which the Investment Adviser has determined to be of comparable quality.

Paradigm Portfolio securities will be selected by the Investment Adviser from companies that are engaged in various industries that will facilitate an increase in the growth of traditional business lines, entry into new distribution channels, an ability to leverage brand identity, and an improvement in the underlying cost/profitability dynamics of the business.  These companies may be large, medium or small in size if, in the Investment Adviser’s opinion, these companies meet the Paradigm Portfolio’s investment criteria.  Accordingly, the Paradigm Portfolio seeks to invest in the equity securities of companies whose research and development efforts may result in higher stock values.  Such companies include, but are not limited to, the following:

»	Retailers: Companies that sell retail products and services through traditional stores, catalogues, telemarketing, and web-sites.

»	Media: Companies that provide print, broadcast, cable, satellite and web-based information and entertainment content.

»	Financial Services: Companies that engage in financial service transactions such as banking, credit cards and investment services.

»	Real Estate Development: Companies that provide commercial real estate property and services.

»	Business Services: Companies that provide business-to-business products and services.

»	Travel & Leisure: Companies that provide transportation and recreational services.

»	Utilities: Companies and industries such as gas, electric and telephone.

The Investment Adviser selects portfolio securities by evaluating a company’s positioning and traditional business lines as well as its ability to expand its activities or achieve competitive advantage in cost/profitability and brand image leveraging.  The Investment Adviser also considers a company’s fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends.

The Paradigm Portfolio may invest up to 35% of its assets in high quality, U.S. short-term debt securities and money market instruments to maintain liquidity.  Some of these short-term instruments include commercial paper, certificates of deposit, demand and time deposits and banker’s acceptances, U.S. Government securities (i.e., U.S. Treasury obligations) and repurchase agreements.

8

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Paradigm Portfolio may invest up to 100% of its assets in the types of high quality, U.S. short-term debt securities and money market instruments described above.  To the extent that the Paradigm Portfolio engages in a temporary defensive strategy, the Paradigm Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money.  The principal risks of investing in the Paradigm Portfolio are listed below and could adversely affect the NAV, total return and value of the Paradigm Portfolio and your investment.

»
Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value.  If the stock market declines in value, the Paradigm Portfolio is likely to decline in value and you could lose money on your investment.

»
Stock Selection Risks: The portfolio securities selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Paradigm Portfolio’s investment objective.

»	Liquidity Risks: The Investment Adviser may not be able to sell portfolio securities at an optimal time or price.

»
Industry Concentration Risks: Mutual funds that invest a substantial portion of their assets in a particular industry carry a risk that a group of industry-related securities will decline in price due to industry specific developments.  Companies in the same or similar industries may share common characteristics and are more likely to react comparably to industry specific market or economic developments.

»
Small and Medium-Size Company Risks: The Paradigm Portfolio may invest in the equity securities of small and medium-size companies.  Small and medium-size companies often have narrower markets and more limited managerial and financial resources than do larger, more established companies.  As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Paradigm Portfolio’s assets.

»
Foreign Securities Risks: The Paradigm Portfolio may invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments.  Additional risks associated with investment in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

»
Non-Diversification Risks: As a non-diversified investment company, more of the Paradigm Portfolio’s assets may be concentrated in the common stock of any single issuer, which may make the value of the Paradigm Portfolio’s shares more susceptible to certain risks than shares of a diversified mutual fund.

»
Option Transaction Risks: The Paradigm Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment.  Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.

»
Below-Investment Grade Debt Securities Risks:  Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

9

Investment Objective, Principal Investment Strategies and Principal Risks of the Medical Portfolio

Investment Objective
The investment objective of the Medical Portfolio is long-term growth of capital.

Principal Investment Strategies
The Medical Portfolio seeks to achieve its investment objective by investing, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks( such as ADRs and IDRs) of U.S. and foreign companies engaged generally in the medical research, pharmaceutical and technology industries and related medical technology industries with an emphasis toward companies engaged in cancer research and drug development.  The Medical Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The Medical Portfolio may invest up to 20% of its total assets in convertible and non-convertible debt securities rated below investment grade, also known as junk bonds, or unrated securities which the Investment Adviser has determined to be of comparable quality.

The Medical Portfolio’s Investment Adviser believes that favorable investment opportunities are available through companies that are developing technology, products, and/or services for cancer research and treatment and related medical activities. Accordingly, the Medical Portfolio seeks to invest in the equity securities of companies whose research and development efforts may result in higher stock values.

Medical Portfolio securities will be selected from companies that are engaged in the medical industry generally, including companies engaged in cancer research and treatment, biopharmaceutical research and the development of medical instruments for therapeutic purposes. These companies may be large, medium or small in size if, in the Investment Adviser’s opinion, the companies meet the Medical Portfolio’s investment criteria. Such companies include, but are not limited, to the following:

»	Pharmaceutical Development: Companies that develop drugs and medications for the treatment and prevention of cancer and other disease.

»
Surgical and Medical Instrument Manufacturers and Developers: Companies that produce, manufacture and develop the tools used by health care providers in the delivery of medical care and procedures for the treatment of cancer and other diseases.

»	Pharmaceutical Manufacturers: Companies that primarily engage in the mass production of existing drugs and medicines including drugs and medicines for the treatment of cancer and other diseases.

»	Biotech & Medical Research: Companies that primarily research and develop new methods and procedures in the provision of health care related services for the treatment of cancer and other diseases.

The Investment Adviser selects portfolio securities by evaluating a company’s positioning and the resources that it currently expends on research and development looking for a significant percentage, or large amount, of capital invested into research and treatment of cancer and other diseases.  The Investment Adviser also considers a company’s fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends.  The Investment Adviser also looks at the amount of capital a company spends on research and development because the Investment Adviser believes that such expenditures frequently have significant bearing on future growth.

The Medical Portfolio may invest up to 20% of its assets in high quality, U.S. short-term debt securities and money market instruments to maintain liquidity.  Some of these short-term instruments include commercial paper, certificates of deposit, demand and time deposits and banker’s acceptances, U.S. Government securities (i.e., U.S. Treasury obligations) and repurchase agreements.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Medical Portfolio may invest up to 100% of its assets in the types of high quality, U.S. short-term debt securities and money market instruments described above.  To the extent that the Medical Portfolio engages in a temporary defensive strategy, the Medical Portfolio may not achieve its investment objective.

10

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money.  The principal risks of investing in the Medical Portfolio are listed below and could adversely affect the NAV, total return and value of the Medical Portfolio and your investment.

»
Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value.  If the stock market declines in value, the Medical Portfolio is likely to decline in value and you could lose money on your investment.

»
Stock Selection Risks: The portfolio securities selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Medical Portfolio’s investment objective.

»	Liquidity Risks: The Investment Adviser may not be able to sell portfolio securities at an optimal time or price.

»
Industry Concentration Risks: Mutual funds that invest a substantial portion of their assets in a particular industry carry a risk that a group of industry-related stocks will decline in price due to industry-specific developments.  Companies in the same or similar industries may share common characteristics and are more likely to react comparably to industry-specific market or economic developments.

»
Specific Risks of the Medical Industry: Medical and pharmaceutical-related companies in general are subject to the rate of change in technology, which is generally higher than that of other industries.  Similarly, cancer research-related industries use many products and services of companies engaged in medical and pharmaceutical related activities and are also subject to relatively high risks of rapid obsolescence caused by progressive scientific and technological advances.  Further, the medical research and development industry is subject to strict regulatory scrutiny and ongoing legislative action.

»
Small and Medium-Size Company Risks: The Medical Portfolio may invest in the stocks of small and medium-size companies.  Small and medium-size companies often have narrower markets and more limited managerial and financial resources than larger, more established companies.  As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Medical Portfolio’s assets.

»
Foreign Securities Risks: The Medical Portfolio may invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments.  Additional risks associated with investments in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

»
Non-Diversification Risks: As a non-diversified investment company, more of the Medical Portfolio’s assets may be concentrated in the common stock of any single issuer, which may make the value of the Medical Portfolio’s shares more susceptible to certain risks than shares of a more diversified mutual fund.

»
Option Transaction Risks: The Medical Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment.  Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.

»
Below-Investment Grade Debt Securities Risks:  Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

11

Investment Objective, Principal Investment Strategies and Principal Risks of the Small Cap Opportunities Portfolio

Investment Objective
The investment objective of the Small Cap Portfolio is long-term growth of capital.

Principal Investment Strategies
The Small Cap Portfolio seeks to achieve its investment objective by investing, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks (such as ADRs and IDRs) of U.S. and foreign small capitalization companies that provide attractive valuation opportunities. The Small Cap Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The Small Cap Portfolio may invest up to 20% of its total assets in convertible and non-convertible debt securities  rated below investment grade, also known as junk bonds, or unrated securities which the Investment Adviser has determined to be of comparable quality.

The Small Cap Portfolio’s Investment Adviser considers small cap companies to be those that have a market capitalization of less than $3 billion.  The Investment Adviser believes that favorable investment opportunities are available through companies that exhibit a number of the following characteristics: have little or no institutional ownership, have had short-term earnings shortfalls, have had a recent IPO but have not attracted significant analyst coverage, are selling at or below book or replacement value, and have price to earnings ratios that are less than one half of their projected growth rate.

Small Cap Portfolio securities will be selected from companies that are engaged in a number of industries if, in the Investment Adviser’s opinion, the companies meet the Small Cap Portfolio’s investment criteria.  Such companies include, but are not limited to the following:

»	Media: Companies that provide print, broadcast, cable, satellite and web-based information and entertainment content.

»	Financial Services: Companies that engage in financial service transactions such as banking, credit cards and investment services.

»	Retailers: Companies that sell retail products and services through traditional stores, catalogues, telemarketing, and web-sites.

»	Manufacturing and Consumer Products: Companies that manufacture and distribute products to retail outlets.

»	Utilities: Companies and industries such as gas, electric and telephone.

The Investment Adviser considers a company’s fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends.  The Investment Adviser also looks at the amount of capital a company spends on research and development.

The Small Cap Portfolio may invest up to 20% of its assets in high quality, U.S. short-term debt securities and money market instruments to maintain liquidity.  Some of these short-term instruments include commercial paper, certificates of deposit, demand and time deposits and banker’s acceptances, U.S. Government securities (i.e., U.S. Treasury obligations) and repurchase agreements.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Small Cap Portfolio may invest up to 100% of its assets in the types of high quality, U.S. short-term debt securities and money market instruments described above.  To the extent that the Small Cap Portfolio engages in a temporary defensive strategy, the Small Cap Portfolio may not achieve its investment objective.

12

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money.  The principal risks of investing in the Small Cap Portfolio are listed below and could adversely affect the NAV, total return and value of the Small Cap Portfolio and your investment.

»
Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value.  If the stock market declines in value, the Small Cap Portfolio is likely to decline in value and you could lose money on your investment.

»
Stock Selection Risks: The portfolio securities selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Small Cap Portfolio’s investment objective.

»	Liquidity Risks: The Investment Adviser may not be able to sell portfolio securities at an optimal time or price.

»
Small Company Risks: The Small Cap Portfolio primarily invests in the stocks of small-size companies. Small-size companies often have narrower markets and more limited managerial and financial resources than larger, more established companies.  As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Small Cap Portfolio’s assets.

»
Foreign Securities Risks: The Small Cap Portfolio may invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments.  Additional risks associated with investing in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

»
Non-Diversification Risks: As a non-diversified investment company, more of the Small Cap Portfolio’s assets may be concentrated in the common stock of any single issuer, which may make the value of the Small Cap Portfolio’s shares more susceptible to certain risks than shares of a more diversified mutual fund.

»
Option Transaction Risks: The Small Cap Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment.  Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.

»
Below-Investment Grade Debt Securities Risks:  Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

13

Investment Objective, Principal Investment Strategies and Principal Risks of the Market Opportunities Portfolio

Investment Objective
The investment objective of the Market Opportunities Portfolio is long-term growth of capital.

Principal Investment Strategies
Under normal circumstances, the Market Opportunities Portfolio invests at least 65% of its net assets in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks (such as ADRs) of U.S. and foreign companies involved in capital markets or related to capital markets, as well as companies involved in the gaming industry.  Capital markets includes companies that are engaged in or derive a substantial portion of their revenue from activities with a publicly traded securities exchange, such as equity exchanges and commodity exchanges, including but not limited to clearing firms and brokerage houses.  The Market Opportunities Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The Market Opportunities Portfolio may invest up to 20% of its total assets in convertible and non-convertible debt securities rated below investment grade, also known as junk bonds, or unrated securities which the Investment Adviser has determined to be of comparable quality.

Market Opportunities Portfolio securities will be selected by the Investment Adviser from companies that are engaged in public exchanges, as well as derivative exchanges and companies that derive at least twenty percent (20%) of their revenue from such exchanges, or from the gaming industry.  These companies may be large, medium or small in size if, in the Investment Adviser’s opinion, these companies meet the Market Opportunities Portfolio’s investment criteria.  Such companies include, but are not limited to, the following:

»	Exchanges: Companies that are organized as public exchanges where debt and equity securities are traded, including derivative exchanges.

»	Financial Services: Companies that engage in financial service transactions relating to capital markets such as banking, credit cards and investment services.

»	Business Services: Companies that provide business-to-business products and services involving capital markets or the gaming industry.

»	Gaming: Companies engaged in casino entertainment, including casino resorts and other leisure activities.

Although the Market Opportunities Portfolio intends to focus its investments in the capital markets and gaming sectors, the Portfolio may also purchase the securities of companies such as auction houses and payroll and other processing companies that, due to the fixed costs of their operations, benefit from an increase in the volume of sales/transactions.

The Investment Adviser selects portfolio securities by evaluating a company’s balance sheets, corporate revenues, earnings and dividends.

The Market Opportunities Portfolio may invest up to 35% of its assets in high quality, U.S. short-term debt securities and money market instruments to maintain liquidity.  Some of these short-term instruments include commercial paper, certificates of deposit, demand and time deposits and banker’s acceptances, U.S. Government securities (i.e., U.S. Treasury obligations) and repurchase agreements.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Market Opportunities Portfolio may invest up to 100% of its assets in the types of high quality, U.S. short-term debt securities and money market instruments described above.  To the extent that the Market Opportunities Portfolio engages in a temporary defensive strategy, the Market Opportunities Portfolio may not achieve its investment objective.

14

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money.  The principal risks of investing in the Market Opportunities Portfolio are listed below and could adversely affect the NAV, total return and the value of the Market Opportunities Portfolio and your investment.

»
Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value.  If the stock market declines in value, the Market Opportunities Portfolio is likely to decline in value and you could lose money on your investment.

»
Stock Selection Risks: The portfolio securities selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Market Opportunities Portfolio’s investment objective.

»	Liquidity Risks: The Investment Adviser may not be able to sell portfolio securities at an optimal time or price.

»
Sector/Industry Concentration Risks To the extent that the Portfolio focuses its investments in one or more sectors or industries, it may be subject to the risks affecting that sector or industry more than would a fund that invests in a wide variety of market sectors or industries.  For instance, companies in either the capital markets or gaming industry may be adversely affected by changes in economic conditions as well as legislative initiatives, all of which may impact the profitability of companies in that industry.

»
Small and Medium-Size Company Risks: The Market Opportunities Portfolio may invest in the equity securities of small and medium-size companies.  Small and medium-size companies often have narrower markets and more limited managerial and financial resources than do larger, more established companies.  As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Market Opportunities Portfolio’s assets.

»
Foreign Securities Risks: The Market Opportunities Portfolio may invest in foreign securities, which can carry higher returns but involve more risks than those associated with U.S. investments.  Additional risks associated with investment in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

»
Non-Diversification Risks: As a non-diversified investment company, more of the Market Opportunities Portfolio’s assets may be concentrated in the common stock of any single issuer, which may make the value of the Market Opportunities Portfolio’s shares more susceptible to certain risks than shares of a diversified mutual fund.

»
Option Transaction Risks: The Market Opportunities Portfolio may write and sell options on securities in which it invests for hedging purposes and/or direct investment.  Options contain certain special risks including the imperfect correlation between the value of the option and the value of the underlying asset.

»
Below-Investment Grade Debt Securities Risks:  Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

»
New Portfolio Risk:  There can be no assurance that the Portfolio will grow to or maintain an economically viable size, in which case the Board of Directors or the Investment Adviser may recommend that the Portfolio be liquidated.

15

Investment Objective, Principal Investment Strategies and Principal Risks of the Water Infrastructure Portfolio

Investment Objective
The investment objective of the Water Infrastructure Portfolio is long-term growth of capital.  The Portfolio seeks to obtain current income as a secondary objective.

Principal Investment Strategies
Under normal circumstances, the Water Infrastructure Portfolio invests at least 80% of its net assets plus any borrowings for investment purposes in common stocks, convertible securities, fixed-income securities such as bonds and debentures, and warrants, derivatives, and other equity securities having the characteristics of common stocks (such as American Depositary Receipts (“ADRs”) and International Depositary Receipts (“IDRs”)), of U.S. and foreign companies engaged in water infrastructure and natural resources with a specific water theme and related activities.  For purposes of this 80% policy, a company will be considered in the water infrastructure or natural resource industry if at least 50% of its revenues come from water-related activities or activities related to natural resources.  The Water Infrastructure Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

Under normal circumstances, the Water Infrastructure Portfolio will invest no more than 20% of its net assets in fixed income securities.  There are no limitations as to the maturities or credit ratings of the fixed income securities in which the Water Infrastructure Portfolio may invest; provided, however, that the Water Infrastructure Portfolio will invest no more than 10% of its total assets in convertible and non-convertible debt securities rated below investment grade, also known as junk bonds, or unrated securities which the Investment Adviser has determined to be of comparable quality.

The Water Infrastructure Portfolio aims to invest in securities issued by companies operating in the water infrastructure and natural resource sector globally.  The companies targeted in the water sector will include, but are not limited to, water production companies, water conditioning and desalination companies, water suppliers, water transport and distribution companies, companies specializing in the treatment of waste water, sewage and solid, liquid and chemical waste, companies operating sewage treatment plants and companies providing equipment, consulting and engineering services in connection with the above-described activities.  Companies targeted in the natural resource sector are those that are dependent on water usage in industries such as agriculture, timber, oil and gas service, hydroelectricity and alternative renewable energy.

There are no limitations on the amount that the Water Infrastructure Portfolio may invest or hold in any single issuer; however, the Portfolio currently intends to limit its investments at the time of purchase to 10% of the Portfolio’s assets in any single position.  The companies in which the Water Infrastructure Portfolio may invest may be large, medium or small in size if, in the Sub-Adviser’s opinion, they meet the Portfolio’s investment criteria.

The Sub-Adviser uses a value-based strategy in managing the Water Infrastructure Portfolio, which means that both equity and fixed income security purchase selections will be based primarily upon current relative valuation of company fundamentals, although the growth prospects of respective companies within the global water industry will also be considered.  When determining the intrinsic value of each potential company for the Water Infrastructure Portfolio, the Sub-Adviser will primarily focus on traditional valuation metrics including, but not limited to, price to earnings, price to cash flow, book value, price to sales, return on equity, and return on invested capital.  In addition, the Sub-Adviser will evaluate the estimated growth prospect for each company by evaluating such metrics as forward price to earnings, and will also use merger and acquisition metrics and sum of the parts valuation (break-up value or private market value) to better ascertain market and intrinsic valuation.

16

The Water Infrastructure Portfolio may invest up to 20% of its assets in high quality, U.S. short-term debt securities and money market instruments to maintain liquidity.  Some of these short-term instruments include commercial paper, certificates of deposit, demand and time deposits and banker’s acceptances, U.S. Government securities (i.e., U.S. Treasury obligations) and repurchase agreements.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Water Infrastructure Portfolio may invest up to 100% of its assets in high quality, U.S. short-term debt securities and money market instruments. To the extent that the Water Infrastructure Portfolio engages in a temporary defensive strategy, the Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money.  The principal risks of investing in Water Infrastructure Portfolio are listed below and could adversely affect the net asset value (“NAV”), total return and the value of the Water Infrastructure Portfolio and your investment.

»
Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value.  If the stock market declines in value, the Water Infrastructure Portfolio is likely to decline in value and you could lose money on your investment.

»
Stock Selection Risks: The portfolio securities selected by the Investment Adviser or Sub-Adviser(s) may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Water Infrastructure Portfolio’s investment objective.

»
Liquidity Risks: The Water Infrastructure Portfolio’s investments in the securities of small and medium capitalization companies and in non-investment grade fixed income securities makes the Portfolio especially susceptible to the risk that during certain periods the liquidity of certain issuers or industries, or all securities within particular investment categories, will decrease or disappear suddenly and without warning as a result of adverse market or political events, or adverse investor perceptions.

»
Industry Concentration Risks: Mutual funds that invest a substantial portion of their assets in a particular industry carry a risk that a group of industry-related stocks will decline in price due to industry specific developments.  Companies in the same or similar industries may share common characteristics and are more likely to react comparably to industry specific market or economic developments.

»
Small and Medium-Size Company Risks: The Water Infrastructure Portfolio may invest in the equity securities of small and medium size companies.  Small and medium-size companies often have narrower markets and more limited managerial and financial resources than do larger, more established companies.  As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Water Infrastructure Portfolio’s assets.

»
Foreign Securities Risks: The Water Infrastructure Portfolio may invest in foreign securities directly or through ADRs and IDRs.  Foreign securities can carry higher returns but involve more risks than those associated with U.S. investments.  Additional risks associated with investment in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

»
Non-Diversification Risks: As a non-diversified investment company, more of the Water Infrastructure Portfolio’s assets may be concentrated in the securities of any single issuer, which makes the Portfolio more susceptible to financial, economic or market events impacting such issuer.

»
Interest Rate Risk– The risk that when interest rates increase, fixed-income securities held by the Water Infrastructure Portfolio will decline in value.  Long-term fixed-income securities will normally have more price volatility because of this risk than short-term fixed-income securities.

»
Credit/Default risk – The risk that an issuer or guarantor of fixed-income securities held by the Water Infrastructure Portfolio (which may have low credit ratings), or the counterparty in a derivative investment, may default on its obligation to pay interest and repay principal.

17

»
Below-Investment Grade Debt Securities Risks:  Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

»
New Portfolio Risks:  There can be no assurance that the Water Infrastructure Portfolio will grow to or maintain an economically viable size, in which case the Board of Directors or the Investment Adviser or Sub-Adviser(s) may recommend that the Water Infrastructure Portfolio be liquidated.

»
Water Infrastructure Industry Specific Risks:  Adverse developments in the water industry may significantly affect the value of the shares of the Water Infrastructure Portfolio.  Companies involved in the water industry are subject to environmental considerations, changes in taxation and government regulation, price and supply fluctuations, changes in technology, competition and water conservation.  There can be no assurances that the regulatory environment will remain the same.  Unfavorable regulatory rulings, including structural changes to pricing and the competitive playing field, may affect the underlying companies’ ability to produce favorable returns.

»
Value Style Risks:  Over time, a value-based investment style may go in and out of favor, causing the Water Infrastructure Portfolio to sometimes underperform other funds that use different investment styles, such as a growth-based investment style.

»
Derivatives Risks:  The Water Infrastructure Portfolio’s investments in options and other derivative instruments may result in loss.  Derivative instruments may be illiquid, difficult to price and leveraged so that small changes may produce disproportionate losses to the Water Infrastructure Portfolio.

»
Natural Resources Investment Risks:  Investments in companies in natural resources industries can be significantly affected by (often rapid) changes in the supply of, or demand for, various natural resources.  These companies also may be affected by changes in energy prices, international political and economic developments, energy conservation, the success of exploration projects, changes in commodity prices, and tax and other government regulations.

18

Investment Objective, Principal Investment Strategies and Principal Risks of the Multi-Disciplinary Portfolio

Investment Objective
The investment objective of the Multi-Disciplinary Portfolio is total return.

Principal Investment Strategies
 “Total Return” sought by the Multi-Disciplinary Portfolio consists of income earned on investments, plus capital appreciation, if any. The Multi-Disciplinary Portfolio utilizes a two-part investment strategy, which includes fixed-income and derivatives components.  Under normal circumstances, the Multi-Disciplinary Portfolio will invest at least 65% of its net assets in fixed-income securities and in derivatives.

There is no limit on the amount of assets the Multi-Disciplinary Portfolio may invest in fixed-income securities.  Fixed-income securities include corporate bonds and debentures, convertible debt securities, and debt securities of foreign issuers.  The  Multi-Disciplinary Portfolio’s fixed-income component focuses primarily on investment-grade corporate bonds, issued principally in the United States.  Bonds held by the  Multi-Disciplinary Portfolio generally are senior secured or senior unsecured and have durations of 0-5 years.  However, there is no limit as to the maturities or credit ratings associated with such bonds.  The  Multi-Disciplinary Portfolio may also invest up to 40% of its total assets at the time of purchase in debt securities of emerging market countries.  The  Multi-Disciplinary Portfolio may invest up to 5% of its total assets in junk bonds, including defaulted bonds. The  Multi-Disciplinary Portfolio utilizes a proprietary credit spread/relative value model to select positions and a portfolio construction and investment process that relies on value identification and diversification.

The  Multi-Disciplinary Portfolio may invest up to 90% of its net assets in selling equity put options.  The  Multi-Disciplinary Portfolio may also invest more than 5% in U.S. Treasury note futures; selling or buying equity call, bond call, and bond put options; and credit default swaps, as well as other derivatives, to manage risk or to enhance return.  The  Multi-Disciplinary Portfolio will not invest more than 15% of its net assets in instruments that are not deemed liquid.  In connection with the  Multi-Disciplinary Portfolio’s positions in derivatives, the  Multi-Disciplinary Portfolio will segregate liquid assets or will otherwise cover its position in accordance with applicable Securities and Exchange Commission (“SEC”) requirements.

The  Multi-Disciplinary Portfolio’s option strategy component focuses on the use of options on companies that the Investment Adviser believes have unique business attributes and/or long-term unique fundamental business characteristics.  The companies considered by the Investment Adviser for various option strategies undergo a fundamental analysis review by the Investment Adviser’s research team, including but not limited to valuation, credit analysis, and earnings quality.

Put options and call options typically have similar structural characteristics and operational mechanics regardless of the underlying instrument on which they are purchased or sold.  A put option gives the purchaser of the option, upon payment of a premium, the right to sell, and the seller the obligation to buy, the underlying security, index, currency or other instrument at the exercise price.  A call option, upon payment of a premium, gives the purchaser of the option the right to buy, and the seller the obligation to sell, the underlying instrument at the exercise price.

The put options that the  Multi-Disciplinary Portfolio writes (sells) on specific underlying equity securities are generally traded on a national securities exchange.  They provide a specific date on which the holder may exercise its rights under the options, and are commonly referred to as “European-style” options.  By writing put options, the  Multi-Disciplinary Portfolio receives income in the form of cash premiums from the purchasers of these options in exchange for providing the purchasers with the right to potentially sell an underlying security to the  Multi-Disciplinary Portfolio.  The  Multi-Disciplinary Portfolio is not expected to make a cash payment if the prevailing market value of the underlying equity securities on an expiration date exceeds the strike price of the put option that the  Multi-Disciplinary Portfolio has written.

The  Multi-Disciplinary Portfolio may hold equity securities in limited circumstances.  For example, if put options are exercised against the  Multi-Disciplinary Portfolio, in connection with a corporate restructuring of an issuer or convertible securities. However, the  Multi-Disciplinary Portfolio will not invest directly in equity securities.

19

There are no limitations on the amount that the  Multi-Disciplinary Portfolio may invest or hold in any single issuer; however, the  Multi-Disciplinary Portfolio currently intends to limit its investments at the time of purchase to 10% of the  Multi-Disciplinary Portfolio’s assets in any single position.

The Investment Adviser uses a bottom-up approach in managing the Fund, which means that the focus is on the analysis of individual securities.  By engaging in quantitative and qualitative analysis of individual securities, the Investment Adviser examines a company’s current relative valuation and earning potential and assesses the company’s competitive positioning.

The Investment Adviser may sell a security due to changes in credit characteristics or outlook, as well as changes in portfolio strategy or cash flow needs. A security may also be sold and replaced with one that presents a better value or risk/reward profile. The Investment Adviser may actively trade Portfolio securities.

The  Multi-Disciplinary Portfolio may invest up to 20% of its total assets at the time of purchase in high quality, U.S. short-term debt securities and money market instruments to maintain liquidity.  Some of these short-term instruments include commercial paper, certificates of deposit, demand and time deposits and banker’s acceptances, U.S. Government securities (i.e., U.S. Treasury obligations) and repurchase agreements.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Multi-Disciplinary Portfolio may invest up to 100% of its assets in high quality, U.S. short-term debt securities and money market instruments. To the extent that the Multi-Disciplinary Portfolio engages in a temporary defensive strategy, the Multi-Disciplinary Portfolio may not achieve its investment objective.

Principal Risks of Investment
The Multi-Disciplinary Portfolio’s investments have inherent risks that could cause you to lose money.  The principal risks of investing in the Multi-Disciplinary Portfolio are listed below and could adversely affect the net asset value (“NAV”), total return and the value of the Multi-Disciplinary Portfolio and your investment.

»
Below-Investment Grade Debt Securities Risks:  Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

»
Derivatives Risks:  The Multi-Disciplinary Portfolio’s investments in futures, options and swaps and other derivative instruments may result in loss.  Derivative instruments may be illiquid, difficult to price and leveraged so that small changes may produce disproportionate losses to the Portfolio.  To the extent the Portfolio segregates assets to cover derivatives positions, the Portfolio may impair its ability to meet current obligations, to honor requests for redemption and to manage the Portfolio properly in a manner consistent with its stated investment

»
Option Transaction Risks:Purchasing and writing put and call options and, in particular, writing “uncovered” options are highly specialized activities and entail greater than ordinary investment risks.  The successful use of options depends in part on the ability of the Investment Adviser to manage future price fluctuations and the degree of correlation between the options and securities (or currency) markets.  By writing put options on equity securities, the Portfolio gives up the opportunity to benefit from potential increases in the value of the common stocks above the strike prices of the written put options, but continues to bear the risk of declines in the value of its common stock portfolio.  The Multi-Disciplinary Portfolio will receive a premium from writing a covered call option that it retains whether or not the option is exercised.  The premium received from the written options may not be sufficient to offset any losses sustained from the volatility of the underlying equity securities over time.

»
Interest Rate Risk:  The risk that when interest rates increase, fixed-income securities held by the Multi-Disciplinary Portfolio will decline in value.  Long-term fixed-income securities will normally have more price volatility because of this risk than short-term fixed-income securities.

»
Credit/Default Risk:  The risk that an issuer or guarantor of fixed-income securities held by the Multi-Disciplinary Portfolio (which may have low credit ratings), or the counterparty in a derivative investment, may default on its obligation to pay interest and repay principal.

20

»
Security Selection Risks: The Multi-Disciplinary Portfolio securities selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Multi-Disciplinary Portfolio’s investment objective.

»
Liquidity Risks: The Multi-Disciplinary Portfolio’s investments in the securities of small and medium capitalization companies and in non-investment grade fixed-income securities makes the Portfolio especially susceptible to the risk that during certain periods the liquidity of certain issuers or industries, or all securities within particular investment categories, will decrease or disappear suddenly and without warning as a result of adverse market or political events, or adverse investor perceptions.

»
Foreign Securities and Emerging Country Risks: The Multi-Disciplinary Portfolio may invest in U.S. dollar-denominated foreign debt securities through American Depositary Receipts (“ADRs”) and International Depositary Receipts (“IDRs”).  Foreign securities can carry higher returns but involve more risks than those associated with U.S. investments.  Additional risks associated with investment in foreign debt securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.  The risks of foreign investment are heightened when the issuer is located in an emerging country.

»
Non-Diversification Risks: As a non-diversified investment company, more of the Multi-Disciplinary Portfolio’s assets may be concentrated in the debt securities of any single issuer, which makes the Multi-Disciplinary Portfolio more susceptible to financial, economic or market events impacting such issuer.

»
New Portfolio Risks:  There can be no assurance that the Multi-Disciplinary will grow to or maintain an economically viable size, in which case the Board of Directors or the Investment Adviser may recommend that the Portfolio be liquidated.

»
Management Risk:  There is no guarantee that the Multi-Disciplinary Portfolio will meet its investment objective. The Investment Adviser does not guarantee the performance of the Multi-Disciplinary Portfolio, nor can they assure you that the market value of your investment will not decline.

21

Investment Objective, Principal Investment Strategies and Principal Risks of the Kinetics Government Money Market Portfolio

Investment Objective
The investment objective of the Government Money Market Portfolio is to provide current income consistent with the preservation of capital and maintenance of liquidity.

Principal Investment Strategies
The Government Money Market Portfolio seeks to achieve its investment objective by investing substantially all of its net assets in high quality, U.S. dollar-denominated short-term obligations that have been determined by the Investment Adviser, subject to the approval of the Portfolio’s Board of Trustees, to present minimal credit risk.  The Portfolio does not invest in obligations with maturities of more than 397 days (subject to certain exceptions) and the average maturity of all obligations held by the Portfolio must be 90 days or less.  The Portfolio invests exclusively in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements that are fully collateralized by such obligations (“U.S. Government Securities”). U.S. Government Securities include direct obligations of the U.S. Treasury, such as Treasury Bills, Treasury Notes and Treasury Bonds.  The Portfolio seeks to maintain a constant $1.00 NAV per share.

U.S. Government Securities are high quality instruments guaranteed as to principal and interest and issued by the U.S. Treasury or by an agency or instrumentality of the U.S. Government.  Not all U.S. Government Securities are backed by the full faith and credit of the United States.  Some are backed by the right of the issuer to borrow from the U.S. Treasury; others are backed by the discretionary authority of the U.S. Government to purchase the agencies’ obligations; while others are supported only by the credit of the instrumentality. In the case of securities not backed by the full faith and credit of the United States, the Portfolio must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment.

Yields on short, intermediate and long-term U.S. Government Securities are dependent on a variety of factors, including the general conditions of the money and bond markets, the size of a particular offering and the maturity of the obligation.  Debt securities with longer maturities tend to produce higher capital appreciation and depreciation than do obligations with shorter maturities and lower yields.  The market value of U.S. Government Securities generally varies inversely with changes in interest rates.  An increase in interest rates, therefore, generally would reduce the market value of the Portfolio’s investments in U.S. Government Securities, while a decline in interest rates generally would increase the market value of the Portfolio’s investments in these securities.

Under a repurchase agreement, the Portfolio purchases a U.S. Government Security and simultaneously agrees to sell the security back to the seller at a mutually agreed-upon future price and date, normally one day or a few days later.  The resale price is greater than the purchase price, reflecting an agreed-upon market interest rate premium during the Portfolio’s holding period. While the maturities of the underlying securities in repurchase agreement transactions may be more than one year, the term of each repurchase agreement will always be less than one year.  The Portfolio may enter into repurchase agreements with banks that are members of the Federal Reserve System or securities dealers who are members of a national securities exchange or are primary dealers in U.S. Government Securities.  The Investment Adviser monitors the creditworthiness of each firm that is a party to a repurchase agreement with the Portfolio.

Principal Risks of Investment
The principal risks of investing in the Portfolio are listed below and could adversely affect the NAV, total return and value of the Portfolio and your investment.

»
Interest Rate Risks:  The rate of income will vary from day to day depending on short-term interest rates.  It is possible that a major change in interest rates could cause the value of your investment to decline.  The values of the obligations held by the Portfolio can be expected to vary inversely with changes in prevailing interest rates. Although the investment policies of the Portfolio are designed to minimize these changes and to maintain a NAV of $1.00 per share, there is no assurance that these policies will be successful.

22

»
Credit Risks:  Changes in the credit quality rating or changes in an issuer’s financial condition can also affect the Portfolio. A default on a security held, or a repurchase agreement entered into, by the Portfolio could cause the value of your investment in the Portfolio to decline.

»
Repurchase Agreement Risks:  One of the risks of investing in repurchase agreements is that the seller may not repurchase the securities from the Portfolio, which may result in the Portfolio selling the securities for less than the price agreed upon with the seller. Another risk of repurchase agreements is that the seller may default or file for bankruptcy.  Under such circumstances, the Portfolio will liquidate those securities held under the repurchase agreement, which securities constitute collateral for the seller’s obligation to repurchase the securities, although the Portfolio might have to wait through lengthy court actions before selling the securities.

23

Additional Strategies and Risks of the Portfolios

The principal risks of investing in each Portfolio are described previously in this Prospectus.  The following section provides more detail about some of those risks, along with information on additional types of risks that may apply to the Portfolios.

Investing in Mutual Funds—All Portfolios other than the Government Money Market Portfolio
All mutual funds carry risks that may cause you to lose money on your investment in one or more of the Portfolios.  The following describes the primary risks to each Portfolio due to each Portfolio’s specific investment objective and strategies.  As all investment securities are subject to inherent market risks and fluctuations in value due to earnings, economic and political conditions and other factors, no Portfolio can give any assurance that its investment objective will be achieved.  A Portfolio will indirectly bear its proportionate share of any management fees and other expenses paid by investment companies in which it invests in addition to the advisory and administration fees paid by the Portfolio.

Portfolio Turnover Rate Risk — All Portfolios other than the Government Money Market Portfolio
Under certain circumstances a Portfolio may take advantage of short-term trading opportunities without regard to the length of time its securities have been held.  This strategy often calls for frequent trading of a Portfolio’s securities in order to take advantage of anticipated changes in market conditions.  Frequent trading by the Portfolio could increase the rate of its portfolio turnover, which would involve correspondingly greater expenses.  Such expenses may include brokerage commissions or dealer mark-ups/mark-downs, as well as other transaction costs on the sale of securities and reinvestments in other securities.  Such sales also may result in adverse tax consequences to shareholders.  If a Portfolio realizes capital gains when it sells its portfolio investments, it must generally pay those gains out to shareholders, increasing their taxable distributions.  The trading costs and tax effects associated with such portfolio turnover may adversely affect Portfolio performance under these circumstances, and large movements of assets into and out of a Portfolio may negatively impact such Portfolio’s ability to achieve its investment objective or maintain its current level of operating expenses.

Market Risk—All Portfolios other than the Government Money Market Portfolio
The NAV of each Portfolio will fluctuate based on changes in the value of its underlying portfolio.  The stock market is generally susceptible to volatile fluctuations in market price.  Market prices of securities in which each Portfolio invests may be adversely affected by an issuer’s having experienced losses or lack of earnings, or by the issuer’s failure to meet the market’s expectations with respect to new products or services, or even by factors wholly unrelated to the value or condition of the issuer.  The value of the securities held by the Portfolios is also subject to the risk that a specific segment of the stock market may not perform as well as the overall market.  Under any of these circumstances, the value of each Portfolio’s shares and total return will fluctuate, and your investment may be worth more or less than your original cost when you redeem your shares.

Internet Industry-Specific Risks—The Internet Portfolio and the Emerging Growth Portfolio
The value of each Portfolio’s shares will be susceptible to factors affecting the Internet, such as heightened regulatory scrutiny and impending changes in government policies which may have a material effect on the products and services of this industry.  Furthermore, securities of companies in this industry tend to be more volatile than securities of companies in other industries.  Competitive pressures and changing demand may have a significant effect on the financial condition of Internet companies.  These companies spend heavily on research and development and are especially sensitive to the risk of product obsolescence.  The occurrence of any of these factors, individually or collectively, may adversely affect the value of a Portfolio’s shares.

Medical Research Industry-Specific Risks—The Medical Portfolio
Medical and pharmaceutical-related companies in general are subject to the rate of change in technology, which is generally higher than that of other industries.  Similarly, cancer research-related industries use many products and services of companies engaged in medical and pharmaceutical-related activities and are also subject to relatively high risks of rapid obsolescence caused by progressive scientific and technological advances.  Medical research and development is also subject to strict regulatory scrutiny and ongoing legislative action.

24

Water Industry-Specific Risks – The Water Infrastructure Portfolio
Companies involved in the water industry may be located in societies (i.e., countries or geographic areas) that are suffering from water stress or scarcity and which do not possess healthy financial markets for business.  These societies may not provide a stable environment for companies to operate.  As such, companies located in these societies must manage both business risk and reputational risk.  Additional risks of concentrating in the water industry include environmental considerations, taxes, government regulation, price and supply fluctuations, competition and water conservation.

Securities Lending—All Portfolios other than the Government Money Market Portfolio
Each Portfolio may lend its portfolio securities to broker-dealers by entering directly into lending arrangements with such broker-dealers or indirectly through repurchase agreements, amounting to no more than 33 1/3% of the total assets of each Portfolio (including any collateral posted) or 50% of the total assets of each Portfolio (excluding any collateral posted).  Repurchase transactions will be fully collateralized at all times with cash and/or short-term debt obligations.  These transactions involve some risk to a Portfolio if the other party should default on its obligation and the Portfolio is delayed or prevented from recovering the collateral.  In the event that the original seller defaults on its obligation to repurchase, a Portfolio will seek to sell the collateral, which could involve costs or delays.  To the extent proceeds from the sale of collateral are less than the repurchase price, each Portfolio would suffer a loss if forced to sell such collateral in this manner.

Non-Diversification—All Portfolios other than the Government Money Market Portfolio
Each Portfolio is a non-diversified fund and therefore may be more susceptible to adverse financial, economic or other developments affecting any single issuer, and more susceptible to greater losses because of these developments.

Investment in Small and Medium-Size Companies—All Portfolios other than the Government Money Market Portfolio
Each Portfolio may invest in small or medium-size companies. Accordingly, a Portfolio may be subject to the additional risks associated with investment in companies with small or medium-size capital structures (generally a market capitalization of $5 billion or less).  The market prices of the securities of such companies tend to be more volatile than those of larger companies.  Further, these securities tend to trade at a lower volume than those of larger, more established companies.  If a Portfolio is heavily invested in these securities and the value of these securities suddenly declines, the NAV of that Portfolio will be more susceptible to significant losses.

Foreign Securities—All Portfolios other than the Government Money Market Portfolio
Investing in foreign securities can carry higher returns than those generally associated with U.S. investments.  However, foreign securities may be substantially riskier than U.S. investments.  The economies of foreign countries may differ from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, and balance of payments position.  Furthermore, the economies of developing countries generally are heavily dependent on international trade and, accordingly, have been, and may continue to be, adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protective measures imposed or negotiated by the countries with which they trade.  These economies also have been, and may continue to be, adversely affected by economic conditions in the countries with which they trade.  A Portfolio may be required to obtain prior governmental approval for foreign investments in some countries under certain circumstances.  Governments may require approval to invest in certain issuers or industries deemed sensitive to national interests, and the extent of foreign investment in certain debt securities and companies may be subject to limitation.  Individual companies may also limit foreign ownership to prevent, among other things, violation of foreign investment limitations.

Some foreign investments may risk being subject to repatriation controls that could render such securities illiquid.  Other countries might undergo nationalization, expropriation, political changes, governmental regulation, social instability or diplomatic developments (including war) that could adversely affect the economies of such countries or the value of the investments in those countries.  Additional risks include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

25

Portfolio Borrowing—All Portfolios
Each Portfolio may leverage up to 5% of its assets to Portfolio investment activities or to achieve higher returns.  Each Portfolio may borrow money from banks for temporary or emergency purposes in order to meet redemption requests.  To reduce its indebtedness, a Portfolio may have to sell a portion of its investments at a time when it may be disadvantageous to do so.  In addition, interest paid by a Portfolio on borrowed funds would decrease the net earnings of the Portfolio.

Derivatives Risk—All Portfolios other than the Government Money Market Portfolio
Each Portfolio may invest in derivatives such as options.  The successful use of these investment practices depends on the Investment Adviser's or Sub-Adviser’s ability to forecast stock price movements correctly.  Should stock prices move unexpectedly, a Portfolio may not achieve the anticipated benefits of the transactions, or may realize losses, and thus be in a worse position than if such strategies had not been used.  Unlike many exchange-traded options, there are no daily price fluctuation limits for certain options, and adverse market movements could therefore continue for an unlimited extent over a period of time.  In addition, the correlation between movements in the prices of options and movements in the prices of the securities hedged or used for cover will not be perfect and could produce unanticipated losses.

A Portfolio’s ability to dispose of its positions in options depends on the availability of liquid markets in such instruments.  Markets in options with respect to a number of types of securities are relatively new and still developing.  It is impossible to predict the amount of trading interest that may exist in various types of options.  If a secondary market does not exist for an option purchased or written by a Portfolio, it might not be possible to effect a closing transaction in the option (i.e., dispose of the option), with the result that (1) an option purchased by a Portfolio would have to be exercised in order for the Portfolio to realize any profit and (2) a Portfolio may not be able to sell portfolio securities covering an option written by the Portfolio until the option expires or it delivers the underlying security, upon exercise. Therefore, no assurance can be given that the Portfolios will be able to utilize these instruments effectively.  In addition, a Portfolio's ability to engage in options transactions may be limited by tax considerations and the use of certain hedging techniques may adversely impact the characterization of income to the Portfolio for U.S. federal income tax purposes.

Investing in Investment Grade Debt Securities and Below Investment Grade Debt Securities— All Portfolios other than the Government Money Market Portfolio
Investments in debt securities pose different risks.  The value of fixed income securities generally will fall if interest rates rise.  The value of these securities may also fall as a result of other factors such as the performance of the issuer, the market perception of the issuer or general economic conditions.  These investments also involve a risk that the issuer may not be able to meet its principal and interest payment obligations. Fixed income securities having longer maturities involve greater risk of fluctuations in value.

Investments in debt securities rated below investment grade, i.e., junk bonds, and unrated securities of comparable quality are subject to the increased risk of an issuer’s inability to meet principal and interest payment obligations.  These securities may be subject to greater price volatility due to such factors as specific corporate or municipal developments, interest rate sensitivity, negative perceptions of the junk bond markets generally and less secondary market liquidity.

Credit Default Swap Agreements – The Multi-Disciplinary Portfolio
The Portfolio may enter into credit default swaps.  A credit default swap enables an investor to buy or sell protection against a credit event, such as an issuer’s failure to make timely payments of interest or principal, bankruptcy or restructuring.  The Portfolio may seek to enhance returns by selling protection or attempt to mitigate credit risk by buying protection against the occurrence of a credit event by a specified issuer.  The Portfolio may enter into credit default swaps, both directly (“unfunded swaps”) and indirectly (“funded swaps”) in the form of a swap embedded within a structured note, to protect against the risk that a seller will default, with large well-known Wall Street firms or other firms that pass the Investment Adviser’s credit review.  Unfunded and funded credit default swaps may refer to a single security or a basket of securities.  The Portfolio may engage in credit default swap transactions for the purpose of hedging the Portfolio against anticipated market trends or to enhance the value of the Portfolio through the anticipated capital appreciation of the swap investment.  In no event will the Portfolio’s use of credit default swaps exceed the Portfolio’s limits as it relates to leverage or directional exposure.

26

If the Portfolio buys credit protection using a credit default swap and a credit event occurs, the Portfolio will deliver the defaulted bonds underlying the swap and the swap counterparty will pay the par amount of the bonds.  If the Portfolio sells credit protection using a credit default swap and a credit event occurs, the Portfolio will pay the par amount of the defaulted bonds underlying the swap and the swap counterparty will deliver the bonds.  If the swap is on a basket of securities, the notional amount of the swap is reduced by the par amount of the defaulted bonds, and the fixed payments are then made on the reduced notional amount.  If the Portfolio buys protection on a corporate issue, the Portfolio must own that corporate issue.  However, if the Portfolio buys protection on sovereign debt, the Portfolio may own either: (i) the reference obligation, (ii) any sovereign debt of that foreign country, or (iii) sovereign debt of any country that the Investment Adviser determines is closely correlated as an inexact bona fide hedge.

Risks of credit default swaps include counterparty credit risk (if the counterparty fails to meet its obligations) and the risk that the Portfolio will not properly assess the cost of the instrument based on the lack of transparency in the market.  If the Portfolio is selling credit protection, there is a risk that a credit event will occur and that the Portfolio will have to pay par value on defaulted bonds.  If the Portfolio is buying credit protection, there is a risk that no credit event will occur and the Portfolio will receive no benefit for the premium paid.  In addition, if the Portfolio is buying credit protection and a credit event does occur, there is a risk when the Portfolio does not own the underlying security, that the Portfolio will have difficulty acquiring the bond on the open market and may receive adverse pricing.

In addition to the risks applicable to derivatives generally, credit default swaps involve special risks because they are difficult to value, are highly susceptible to liquidity and credit risk, and generally pay a return to the party that has paid the premium only in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial difficulty).  The use of credit default swaps may be limited by the Funds’ limitations on illiquid investments.

Other Swap Transactions (Interest Rate, Total Rate of Return, and Currency) – The Multi-Disciplinary Portfolio
The Portfolio may enter into swap transactions and transactions involving interest rate floors, caps and collars for hedging purposes or to seek to increase total return.  These instruments are privately negotiated over-the-counter derivative products.  A great deal of flexibility is possible in the way these instruments are structured.  Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest, such as an exchange of fixed rate payments for floating rate payments.  The purchase of an interest rate floor or cap entitles the purchaser to receive payments of interest on a notional principal amount from the seller, to the extent the specified index falls below (floor) or exceeds (cap) a predetermined interest rate.  An interest rate collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates.  Total rate of return swaps are contracts that obligate a party to pay or receive interest in exchange for the payment by the other party of the total return generated by a security, a basket of securities, an index or an index components.  The Portfolio also may enter into currency swaps, which involve the exchange of the rights of the Portfolio and another party to make or receive payments in specific currencies.

Some transactions, such as interest rate swaps and total rate of return swaps are entered into on a net basis, i.e., the two payment streams are netted out, with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments.  If the other party to such a transaction defaults, the Portfolio’s risk of loss consists of the net amount of payments that the Portfolio is contractually entitled to receive, if any.  In contrast, other transactions involve the payment of the gross amount owed.  For example, currency swaps usually involve the delivery of the entire principal amount of one designated currency in exchange for the other designated currency.  Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations.  To the extent that the amount payable by the Portfolio under a swap or an interest rate floor, cap or collar is covered by segregated cash or liquid assets, the Portfolio and the Investment Adviser believe that transactions do not constitute senior securities under the Investment Company Act of 1940 (the “1940 Act”) and, accordingly, will not treat them as being subject to the Portfolio’s borrowing restrictions.

27

The Portfolio will not enter into a total rate of return, currency or interest rate swap or interest rate floor, cap or collar transaction unless the unsecured commercial paper, senior debt or the claims-paying ability of the other party thereto is rated either A or A-1 or better by S&P or Fitch, or A or Prime-1 or better by Moody’s or a comparable rating from another organization that is recognized as an NRSRO or, if unrated by such rating organization, is determined to be of comparable quality by the Investment Adviser.  If there is a default by the other party to such transaction, the Portfolio will have contractual remedies pursuant to the agreements related to the transaction.  The use of interest rate, total rate of return, and currency swaps, as well as interest rate caps, floors and collars, is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio securities transactions.  If the Investment Adviser is incorrect in its forecast of market values, interest rates and currency exchange rates, the investment performance of the Portfolio would be less favorable that it would have been if this investment technique were not used.  To the extent swap transactions are not deemed liquid, swap transactions are limited to 15% of total assets (together with other illiquid securities).

Portfolio Holdings Information

A description of the Portfolios’ policies and procedures with respect to the disclosure of their portfolio securities is available in the Funds’ SAI. Currently, disclosure of the Portfolios’ holdings is required to be made quarterly within 60 days of the end of each fiscal quarter in the Annual Report and Semi-Annual Report to Fund shareholders and in the quarterly holdings report on Form N-Q (first and third quarters).  The Annual and Semi-Annual Reports will be available by contacting Kinetics Mutual Funds, Inc., c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 or calling (800) 930-3828. In addition, the Company publishes on its webpage (www.kineticsfunds.com) month-end (a) top fifteen portfolio holdings of each Portfolio and their percentage of the portfolio holdings and (b) the top five performing and bottom five performing portfolio holdings of each Portfolio, in each case no earlier than twenty calendar days after the end of each calendar month.  This information will be available on the website until the date on which a Fund files its next quarterly portfolio holdings report on Form N-CSR or Form N-Q with the SEC or until the next month in which portfolio holdings are posted in accordance with the above policy.

Management of the Portfolios

Investment Adviser
Each Portfolio’s investment adviser is Kinetics Asset Management, Inc. (“Investment Adviser”), 16 New Broadway, Sleepy Hollow, New York 10591.  Founded in 1996, the Investment Adviser provides investment advisory services to a family of eight mutual funds with discretionary management authority over approximately $14.685 billion in assets as of October 31, 2007.

The Investment Adviser has selected, and the Company’s Board of Directors has approved, Aqua Terra Asset Management LLC (“Sub-Adviser” or “Aqua Terra”) as sub-adviser for the Water Infrastructure Portfolio.  Aqua Terra, 4 Tower Bridge, 200 Barr Harbor Drive, West Conshohocken, Pennsylvania 19428, is a majority owned subsidiary of Boenning & Scattergood Holdings, Inc.  Founded in 1913, Boenning & Scattergood is a full service investment and brokerage firm.  Aqua Terra provides investment advisory services in the water and water infrastructure sector.

With the exception of the Water Infrastructure Portfolio, the Investment Adviser conducts investment research and supervision for each Portfolio and is responsible for the purchase and sale of securities for each Portfolio. The Investment Adviser will review, monitor and report to the Board of Trustees of the Trust on the performance and investment procedures of Aqua Terra and assist and consult with Aqua Terra in connection with the Water Infrastructure Portfolio’s investment program. The Investment Adviser will also be responsible for the selection of broker-dealers, the negotiation of commission rates and the execution of the transactions of the Water Infrastructure Portfolio.  Aqua Terra, under the supervision of the Investment Adviser, is responsible for decisions to buy and sell securities for the Water Infrastructure Portfolio.  The Investment Adviser is entitled to receive an annual fee from each Portfolio for its services of 1.25% (or 0.50% in the case of the Kinetics Government Money Market Portfolio) of each Portfolio’s average daily net assets.  However, as a result of fee waivers for certain Funds, the advisory fees paid to the Investment Adviser for the fiscal year ended December 31, 2006, and the six-month period ended June 30, 2007, were as follows:

28

Advisory Fee (as a percentage of average net assets)
Internet Portfolio	1.25%
Emerging Growth Portfolio	0.00%
Paradigm Portfolio	1.17%
Medical Portfolio	0.60%
Small Cap Portfolio	1.09%
Market Opportunities Portfolio	0.27%
Water Infrastructure Portfolio*	N/A
Multi-Disciplinary Portfolio**	N/A
Government Money Market Portfolio	0.00%

* The Water Infrastructure Portfolio commenced operations on June 29, 2007.  The Investment Adviser is entitled to receive an annual fee of 1.25% of the Portfolio’s average daily net assets.
** The Multi-Disciplinary Portfolio had not commenced operations prior to the date of this Prospectus.  The Investment Adviser is entitled to receive an annual fee of 1.25% of the Portfolio’s average daily net assets.

Payments to the Sub-Adviser for its services are made by the Investment Adviser, not by the Water Infrastructure Portfolio. For its services, Aqua Terra receives sub-advisory fees from the Investment Adviser at the annual rate of .35% of daily net assets of the Portfolio.

The Investment Adviser has entered into a Research Agreement with Horizon Asset Management, Inc. (“Horizon Asset Management”), a New York based investment management and research firm, and it is responsible for the payment of all fees owing to Horizon.

A discussion regarding the basis of the Board’s approval of the investment advisory agreement for each Portfolio is available in the Trust’s semi-annual report to shareholders for the period ended June 30, 2007.

Kinetics as the Investment Adviser to the Water Infrastructure Portfolio, and Aqua Terra as Sub-Adviser, are each engaged in a broad range of portfolio management, portfolio advisory and other business activities. Their services are not exclusive to the Water Infrastructure Portfolio and nothing prevents them, or any affiliates, from providing similar services to other investment funds and other clients (whether or not their investment objectives, strategies, or criteria are similar to those of the Portfolio) or from engaging in other activities.

Portfolio Management-Investment Committees
Peter B. Doyle is the Chief Investment Strategist for the Portfolios and generally oversees the management of the Portfolios through investment committees.  The following persons are members of each committee:  Bruce P. Abel, Paul Mampilly, Steven Tuen and Murray Stahl.  Each person’s role on a committee varies from Portfolio to Portfolio.  The persons identified as the lead portfolio manager(s) of a particular Portfolio is (are) responsible for the Portfolio’s day-to-day management.

The lead portfolio manager for the Internet Portfolio committee is Mr. Doyle, Chairman of the Board and President of the Trust.  He has been managing the Portfolio since June 1999.  In early 1996, Mr. Doyle co-founded the Investment Adviser, and he also co-founded and currently serves as a Managing Director of Horizon Asset Management.  Each other committee member serves as a research analyst.  While the entire committee discusses investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides with Mr. Doyle.

The lead portfolio manager for the Emerging Growth Portfolio committee is Mr. Tuen, who joined the Investment Adviser in 1999 as a portfolio manager.  He has been managing the Portfolio since its inception. Since 1996, Mr. Tuen has also served as an analyst in the Horizon Research Group and a portfolio manager at Horizon Asset Management.  Each other committee member serves as a research analyst.  While the entire committee discusses investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides with Mr. Tuen.

29

The lead portfolio manager for the Medical Portfolio committee is Mr. Abel, who joined the Investment Adviser in 1999 as a portfolio manager. He has been managing the Portfolio since its inception.  Mr. Abel’s primary duties include research and analysis of developing scientific technologies and innovations in the medical, bio-technical and pharmaceutical industries specific to cancer research and treatment.  Each other committee member serves as a research analyst.  While the entire committee discusses investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides with Mr. Abel.

The lead co-portfolio managers of the Paradigm Portfolio committee are Mr. Stahl and Mr. Doyle, who have been managing the Portfolio since its inception.  Mr. Stahl has served as Director of Research since 2000.  He also currently serves as Chairman of Horizon Asset Management, a position which he has held since 1994.  Each other committee member serves as a research analyst.  Paul Mampilly provides substantial input on research, stock selection and portfolio composition.  Mr. Mampilly joined the Investment Adviser in 2006 and has over fifteen years experience as an investment professional. Prior to joining Kinetics, Mr. Mampilly founded The Capuchin Group, distributor of a behavioral finance newsletter, for which he acted as author, editor and publisher from October 2003 through July 2006. From January 2002 through May 2003, Mr. Mampilly held employment with ING Funds as a senior research analyst and healthcare group head, responsible for managing a team of analysts covering healthcare related companies of all market capitalizations.  While the entire committee discusses investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides with Mr. Stahl and Mr. Doyle.

The lead co-portfolio managers of the Small Cap Portfolio committee are Mr. Doyle and Mr. Stahl who have been managing the Portfolio since October 2002.  Each other committee member serves as a research analyst.  While the entire committee discusses investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides with Mr. Doyle and Mr. Stahl.

The lead co-portfolio managers of the Market Opportunities Portfolio committee are Mr. Stahl and Mr. Doyle, who have been managing the Portfolio since its inception.  Each other committee member serves as a research analyst.  While the entire committee discusses investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides with Mr. Stahl and Mr. Doyle.

The lead portfolio manager for the Multi-Disciplinary Portfolio committee is Mr. Stahl.  He is responsible for the Portfolio’s day-to-day management.  Paul A. Berman is also responsible for the Multi-Disciplinary Portfolio’s day-to-day management.  Mr. Berman has been a financial and investment professional since 1983, specifically in the areas of mergers and acquisitions of distressed and/or highly leveraged companies, distressed debt restructuring, equity research and asset management.  In addition to being a Portfolio Manager at Kinetics, Mr. Berman has been a Portfolio Manager at Horizon Asset Management, Inc. since July 2006.  Previously, he served as managing member of Polestar Capital Management, LLC and portfolio manager for PoleStar Partners, L.P. from 2003 through 2006.  From 1997 to 2002, Mr. Berman was a senior managing director for Bear, Stearns & Co., Inc.  Mr. Berman graduated magna cum laude with a B.S. degree from Babson College in 1983 and received an MBA from Wharton School, University of Pennsylvania in 1988.  Mr. Berman has also earned the Chartered Financial Analyst (CFA) designation.

Investment Professionals for the Water Infrastructure Portfolio’s Sub-Adviser
William S. Brennan serves as the portfolio manager and is responsible for the day-to-day management of the Water Infrastructure Portfolio.  Gerard Sweeney serves as a research analyst.

Mr. Brennan has been President & Managing Partner of Aqua Terra, a subsidiary of Boenning & Scattergood since its inception on November 14, 2006, and will serve as the portfolio manager of the Portfolio.  He joined Boenning & Scattergood in 2004 as managing director, Director of Equities, after working at Avondale Partners beginning in 2002, where he was Director, Institutional Sales.  Prior to Avondale Partners, he was senior analyst and vice president at Pitcairn Investment Management from 2001 to 2002 and the executive vice president of Sequoia Software, a public software company from 2000 to 2001.  He is also an Adjunct Professor in the Graduate MBA program at Villanova University School of Business and an Adjunct Finance Professor at Cabrini College.  From 1999 through 2006, He served as a strategy and portfolio advisor to a private hedge fund that invests in the domestic and international water sectors.

30

Mr. Sweeney has been a Senior Analyst and Portfolio Administrator for Aqua Terra since its inception on November 14, 2006. Prior to his involvement with Aqua Terra, he was a vice president at Boenning & Scattergood where he served as Equity Syndicate Manager and a senior institutional equity salesperson from 2004 to 2006.  From 2000 through 2004, he was a member of Janney Montgomery Scott’s Syndicate Desk specializing in water related equity financings.  Prior to his employment with Janney, Montgomery Scott, he was a trader with International Raw Materials which brokered transactions in agricultural chemicals domestically and internationally.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of securities in the Portfolios.

Valuation of the Portfolios

Each Portfolio, other than the Government Money Market Portfolio, calculates its NAV as of the close of regular trading (generally 4:00 p.m. Eastern time), on each day that the New York Stock Exchange (the “Exchange”) is open for unrestricted business.  In the case of the Government Money Market Portfolio, the NAV is determined as of 12:00 p.m. Eastern time on each day that the Exchange is open for unrestricted business.  The NAV of each Portfolio is determined by dividing the value of the Portfolio’s securities, cash and other assets, minus all expenses and liabilities of the Portfolio, by the number of shares outstanding of that Portfolio.  Each Portfolio’s securities (other than those of the Government Money Market Portfolio) are valued each day at the last quoted market price on the securities principal exchange.  If market quotations are not readily available or if events occur that may significantly affect the value of a particular security between the time trading ends on a particular security and the close of regular trading on the Exchange, securities will be valued at their fair market value as determined in good faith in accordance with procedures approved by the Board of Trustees.  Situations involving significant events include, but are not limited to those where: a security’s trading has been halted or suspended; the security has been de-listed from a national exchange; or the security has not been traded for an extended period of time.  In addition, the prices of foreign securities may be affected by events that occur after the close of a foreign market but before the Portfolio prices its shares.  See “Trading in Foreign Securities.”  Each Portfolio other than the Government Money Market Portfolio may use independent pricing services to assist in calculating the NAV of such Portfolio.
The Government Money Market Portfolio will utilize the amortized cost method in valuing its portfolio securities.  This method involves valuing a security at its cost adjusted by a constant amortization of maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument.  The purpose of this method of calculation is to facilitate the maintenance of a consistent NAV per share for the Government Money Market Portfolio of $1.00.  However, there is no assurance that the $1.00 NAV per share will be maintained.

Options and futures contracts listed for trading on a securities exchange or board of trade shall be valued at the last quoted sales price or, in the absence of a sale, at the last bid (for long positions) and ask (for short positions) prices.  Options not listed for trading on a securities exchange or board of trade for which over-the-counter market quotations are readily available shall be valued based on the quotations obtained from market makers, dealers, or pricing services.  Securities which have no public market and all other assets of the Portfolio are considered at such value as the Investment Adviser may determine in good faith, in accordance with the Portfolio’s valuation procedures as approved by the Board of Trustees.

Debt obligations that are investment grade and that have 60 days or less remaining until maturities are valued at amortized cost.  Debt obligations (including convertible debt securities) (a) that are not investment grade or (b) that are investment grade and have more than 60 days remaining until maturity at purchase, will be valued as follows: Exchange-listed debt securities are valued at the last quoted sale price on the primary exchange on the valuation date.  If there are no sales on that day, the debt security is generally valued at mean of the current bid and asked prices.  Non-exchange-listed debt securities and other securities which, in the judgment of the Investment Adviser, do not properly represent the value of a security will be valued at their fair market value as determined in good faith in accordance with procedures approved by the Board of Trustees.

31

Fair valuation of securities introduces an element of subjectivity to the pricing of securities.  As a result, the price of a security determined through fair valuation techniques may differ from the price quoted or published by other sources and may not accurately reflect the market value of the security when trading resumes.  If a reliable market quotation becomes available for a security formerly valued through fair valuation techniques, the Investment Adviser compares the new market quotation to the fair value price to evaluate the effectiveness of the Portfolios’ fair valuation procedures.

Trading in Foreign Securities
Trading in foreign securities may be completed at times when the Exchange is closed.  In computing the NAV of each Portfolio that trades in foreign securities, the value of a foreign security is determined as of the close of trading on the foreign exchange on which it is principally traded or as of the scheduled close of trading on the Exchange, whichever is earlier, at the closing sales prices provided by approved pricing services or other alternate sources.  In the absence of sales, the last available mean price between the closing bid and asked prices will be used.  Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees.  Values of foreign securities are translated from the local currency into U.S. dollars on the bases of the foreign currency exchange rates, as provided by an independent pricing service or reporting agency, generally prior to the close of the Exchange.  Occasionally, events affecting the value of foreign securities and such exchange rates occur between the time at which they are determined and the close of the Exchange, which events would not be reflected in the computation of a Portfolio’s NAV.    If events materially affecting the value of such securities or currency exchange rates occur during such time period, the securities will be valued at their fair value as determined in good faith by or under the direction of the Board of Trustees.

Purchase of Beneficial Interests in the Portfolios

Beneficial interests in each of the Portfolios are sold without a sales load, at the NAV next determined after an order is received by a Portfolio.  Investments in a Portfolio are sold solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Investments in the Portfolio may be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts, insurance company separate accounts, and certain qualified pension and retirement plans.  This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Portfolios.  Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Redemption of Beneficial Interests in the Portfolios

An investor in a Portfolio may redeem all or any portion of its investment at the NAV next determined after a redemption request in good order is received by such Portfolio.  The proceeds of a redemption will be paid by the Portfolio in federal funds normally on the Business Day that the redemption is effected, but in any event within three business days, except as extensions may be permitted by law.

Each Portfolio reserves the right to pay the redemption price of a beneficial interest in kind, i.e., in readily marketable securities.  Unless requested by an investor or deemed by the Investment Adviser to be in the best interests of the investors in a Portfolio as a group, the Portfolio will not pay a redemption in kind to an investor, except in situations where that investor may pay redemptions in kind.

The right of any investor to receive payment with respect to any redemption may be suspended, or the payment of the redemption proceeds postponed, during any period in which the NYSE is closed or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

Exchange Privilege

You can exchange your interest in a Portfolio for an interest in any other Portfolio offered by the Trust at no charge.  You should carefully read the Prospectus of a Portfolio before exchanging into that Portfolio.  Be advised that exercising the exchange privilege consists of two transactions: a withdrawal of interest in one Portfolio and the contribution of interest in another.  You should request your exchange prior to market close to obtain that day’s closing NAV.  Exchange requests received after the close of the Exchange will be treated as though received on the next business day.

32

Restrictions on Excessive Trading Practices

The Portfolios are designed for long-term investors willing to accept the risks associated with a long-term investment.  In accordance with policies and procedures adopted by the Board of Trustees of the Trust, frequent purchases and redemptions of Portfolio shares are not encouraged but are generally permitted by the Portfolios.  Such purchases and redemptions may have an adverse affect on other Portfolio shareholders, including, without limitation, the possibility of disrupting portfolio management strategies, increasing brokerage and administrative costs, harming Portfolio performance and possible dilution in the value of Portfolio shares held by long-term shareholders.  The Trust may, in its sole discretion, reject purchase orders when, in the judgment of management, such rejection is in the best interest of the Portfolio and its shareholders.

Taxes

None of the Portfolios are required to pay federal income taxes on their ordinary income and capital gains, because each Portfolio is treated as a partnership for federal income tax purposes. All interest, dividends and gains and losses of a Portfolio are deemed to “pass through” to its partners, regardless of whether any such interest, dividends or gains are distributed by the Portfolio.  Each partner in a Portfolio will be allocated a share (as determined in accordance with the Trust's Declaration of Trust, the Internal Revenue Code, as amended, and regulations thereunder) of the Portfolio's items of income, gain, loss and deduction.  The Trust will inform partners of each Portfolio of the amount and nature of such tax items each year.

The foregoing discussion relates only to federal income tax law. Income from a Portfolio also may be subject to foreign, state and local taxes, and the treatment under foreign, state and local income tax laws may differ from the federal income tax treatment.  Shareholders should consult their tax advisors with respect to particular questions of federal, foreign, state and local taxation.

Distribution of Shares

Private Placement Agent
Kinetics Funds Distributor, Inc. (“KFDI”), an affiliate of the Investment Adviser, 16 New Broadway, Sleepy Hollow, New York 10591 serves as the private placement agent for the shares of beneficial interest of the Portfolios on a best efforts basis.  KFDI is a registered broker-dealer and member of the National Association of Securities Dealers, Inc.  Beneficial interests in the Portfolios are issued continuously.

Portfolio Administrator
U.S. Bancorp Fund Services, LLC (“USBFS”) serves as Administrator to the Portfolios.

Custodian, Transfer Agent, Dividend Disbursing Agent and Portfolio Accountant
U.S. Bank N.A. serves as Custodian for each Portfolio’s cash and securities.  The Custodian does not assist in, and is not responsible for, investment decisions involving assets of the Portfolios.  USBFS also acts as each Portfolio’s Transfer Agent, Dividend Disbursing Agent and Portfolio Accountant.

Counsel and Independent Registered Public Accounting Firm

Legal matters in connection with the issuance of shares of beneficial interests of the Trust are passed upon by Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103-6996.  Tait, Weller & Baker LLP, 1818 Market Street, Suite 2400, Philadelphia, Pennsylvania 19103 is the independent registered public accounting firm for the Trust.

33

KINETICS PORTFOLIOS TRUST

STATEMENT OF ADDITIONAL INFORMATION

February 8, 2008

The Internet Portfolio
The Internet Emerging Growth Portfolio
The Paradigm Portfolio
The Medical Portfolio
The Small Cap Opportunities Portfolio
The Market Opportunities Portfolio
The Water Infrastructure Portfolio
The Multi-Disciplinary Portfolio
The Kinetics Government Money Market Portfolio

Each a series (individually a “Portfolio” and
collectively the “Portfolios”) of Kinetics Portfolios Trust (the “Trust”)

This Statement of Additional Information (“SAI”) provides general information about each of the Portfolios.  This SAI is not a Prospectus and should be read in conjunction with the Portfolios’ current Prospectus dated February 8, 2008, as supplemented and amended from time to time, which is incorporated herein by reference.  To obtain a copy of the Portfolios’ Prospectus, please write or call the Portfolios at the address or telephone number shown below.

Kinetics Portfolios Trust
c/o U.S. Bancorp Fund Services, LLC
P.O. Box 701
Milwaukee, WI 53201-0701
Phone: (800) 930-3828

This SAI is being filed as a part of the Registration Statement filed by the Trust pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (“1940 Act”).  Beneficial interests of each series of the Trust are not being registered under the Securities Act of 1933, as amended (“1933 Act”), because such interests are issued solely in private placement transactions to eligible investors that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Accordingly, investments in the Portfolios may currently be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts and certain qualified pension and retirement plans.  Neither this SAI nor the Registration Statement as a whole constitutes an offer to sell or the solicitation of an offer to buy any beneficial interests in the Portfolios.

Table of Contents

General Information about Kinetics Portfolio Trust	1

Description of the Portfolios	1

Investment Restrictions	3

Investment Policies and Associated Risks	5

Temporary Investments	12

Portfolio Turnover	13

Management of the Portfolios	13

Control Persons and Principal Holders of Securities	21

Proxy Voting Policies	21

Investment Adviser and Sub-Adviser	22

Administrative Services	27

Custodian	28

Codes of Ethics	28

Valuation of the Portfolios	28

Portfolio Holdings Information	30

Purchasing Shares of Beneficial Interest in the Portfolios	31

Redemption of Shares of Beneficial Interest in the Portfolios	31

Brokerage	32

Taxes	34

Independent Registered Public Accounting Firm	35

Financial Statements	35

Appendix A	A-1

General Information about Kinetics Portfolio Trust

The Trust is a statutory trust organized pursuant to a Declaration of Trust under the laws of the State of Delaware on March 14, 2000.  The Trust’s principal business office is located at 16 New Broadway, Sleepy Hollow, New York 10591.  The Trust is comprised of nine series of mutual funds, all of which are non-diversified (except the Kinetics Government Money Market Portfolio), open-end management investment companies.  Kinetics Mutual Funds, Inc. (the “Company”) is a Maryland corporation, established on March 26, 1999.  The Company is comprised of nine series of mutual funds, all of which are open-end investment companies (the “Funds”).  The Funds and Portfolios are set up in a master/feeder fund structure whereby each Fund is a feeder fund that invests all of its investable assets in a corresponding “master” Portfolio.  The Kinetics Government Money Market Portfolio is a no-load, diversified investment company.  Kinetics Asset Management, Inc. (“Kinetics” or the “Adviser”) is a New York corporation that serves as the investment adviser to the Portfolios.  Aqua Terra Asset Management, LLC (“Sub-Adviser” or “Aqua Terra”) serves as sub-adviser for the Water Infrastructure Portfolio.

Capitalization

The authorized capitalization of Kinetics Portfolios Trust consists of an unlimited number of shares of beneficial interests.  Each investor in a Portfolio is entitled to participate equally in the Portfolio’s earnings and assets.

Each investor in a Portfolio is entitled to vote in proportion to the amount of its investment in the Portfolio.  Portfolio investors will vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder).  One or more Portfolios could control the outcome of these votes.  Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes.  The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in a Portfolio (if the meeting relates solely to that Portfolio), or investors holding at least 10% of the aggregate interests in the Trust (if the meeting relates to the Trust and not specifically to a Portfolio) requests in writing a meeting of investors.  Changes in fundamental policies or limitations will be submitted to investors for approval.

The Trust is organized as a business trust under the laws of the State of Delaware.  Investors in a Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest in the Portfolio.  The Declaration of Trust also provides that, subject to the provisions of the 1940 Act, the Trust may maintain insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolios, investors, Trustees, officers, employees, and agents covering possible tort and other liabilities.  Thus, the risk of an investor incurring financial loss on account of such liability would be limited to circumstances in which a Portfolio had inadequate insurance and was unable to meet its obligation out of its assets.

Description of the Portfolios

The investment objectives (except for the Multi-Disciplinary Portfolio) listed below are fundamental objectives and therefore cannot be changed without the approval of shareholders.

The Internet Portfolio and the Internet Emerging Growth Portfolio

The Internet Portfolio and the Internet Emerging Growth Portfolio are non-diversified portfolios with the same primary investment objective of long-term growth of capital.  The Portfolios are designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth.  Except during temporary defensive periods, each Portfolio invests at least 80% of its net assets plus any borrowings for investment purposes in securities of companies engaged in the Internet and Internet-related activities.  The Portfolios should not be used as a trading vehicle.

The Paradigm Portfolio

The Paradigm Portfolio is a non-diversified portfolio with a primary investment objective of long-term growth of capital.  The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth.  Except during temporary defensive periods, the Portfolio invests at least 65% of its total net assets in the equity securities of U.S. and foreign companies that the investment adviser believes are undervalued and that have high returns on equity, and are well positioned to reduce their costs, extend the reach of their distribution channels and experience significant growth in their assets or revenues.  This Portfolio should not be used as a trading vehicle.

The Medical Portfolio

The Medical Portfolio is a non-diversified portfolio with a primary investment objective of long-term growth of capital.  The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth.  Except during temporary defensive periods, the Portfolio invests at least 80% of its net assets plus any borrowings for investment purposes in securities of domestic and foreign companies engaged in the medical research, pharmaceutical and technology industries and related medical technology industries, generally, with an emphasis toward companies engaged in cancer research and drug development.  This Portfolio should not be used as a trading vehicle.

The Small Cap Opportunities Portfolio

The Small Cap Opportunities Portfolio is a non-diversified portfolio with a primary investment objective of long-term growth of capital.  The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth.  Except during temporary defensive periods, at least 80% of the Portfolio’s net assets plus any borrowings for investment purposes will be invested in securities of U.S. and foreign small capitalization companies that provide attractive valuation opportunities due to lack of institutional ownership, lack of significant analyst coverage, or short-term earnings disappointments.  This Portfolio should not be used as a trading vehicle.

The Market Opportunities Portfolio

The Market Opportunities Portfolio is a non-diversified fund with the objective of long-term capital growth.  The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth.  Except during temporary defensive periods, the Portfolio invests at least 65% of its net assets in the equity securities of U.S. and foreign companies engaged in capital markets or related to the capital markets and in the gaming industry.  The Portfolio should not be used as a trading vehicle.

The Water Infrastructure Portfolio

The Water Infrastructure Portfolio is a non-diversified fund that seeks to provide investors with long-term capital growth and secondarily with current income. The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth.  Under normal circumstances, the Portfolio invests at least 80% of its net assets plus any borrowings for investment purposes in equity and fixed income securities issued by U.S. and foreign companies engaged in water infrastructure and natural resources with a specific water theme and related activities. The Portfolio should not be used as a trading vehicle.

The Multi-Disciplinary Portfolio

The Multi-Disciplinary Portfolio is a non-diversified fund that seeks total return, which is expected to include both income and capital appreciation.  This investment objective is non-fundamental and can be changed without the approval of shareholders upon 60 days’ notice to shareholders.  The Portfolio utilizes a two-part investment strategy.  The Portfolio’s fixed-income component focuses primarily on investment-grade corporate bonds, issued principally in the United States.  Under normal circumstances, the Portfolio will invest at least 65% of its investable assets in the Portfolio’s fixed income securities and derivatives.  The Portfolio’s option strategy component focuses on the use of options on companies that the Investment Adviser believes have unique business attributes and/or long-term unique fundamental business characteristics.  The companies that are targeted for various option strategies undergo a fundamental analysis by the Investment Adviser to understand such business as completely as possible.

The Kinetics Government Money Market Portfolio

The Kinetics Government Money Market Portfolio is a diversified portfolio with a primary investment objective of providing current income consistent with the preservation of capital and maintenance of liquidity.  The Portfolio invests primarily in money market instruments issued or guaranteed, as to principal and interest, by the U.S. Government, its agencies or instrumentalities.  The Portfolio seeks to achieve its investment objective in strict compliance with applicable laws and regulations, including the provisions of and regulations under the 1940 Act.  In particular, the Portfolio will comply with the various requirements of Rule 2a-7 under the 1940 Act, which regulates money market mutual funds.  The Portfolio will also determine the effective maturity of its investments, as well as its ability to consider a security as having received the requisite short-term ratings by any nationally recognized statistical rating organization (“NRSRO”) according to Rule 2a-7.  The Portfolio may change these operational policies to reflect changes in the laws and regulations without the approval of shareholders.

Investment Restrictions

The investment restrictions of a Portfolio may be changed only with the approval of the holders of a majority of a Portfolio’s outstanding voting securities.  As used in this SAI, “a majority of a Portfolio’s outstanding voting securities” means the lesser of (1) 67% of the beneficial interests of a Portfolio represented at a meeting at which more than 50% of the outstanding shares are present in person or by proxy, or (2) more than 50% of the outstanding beneficial interests of a Portfolio.

1.	Each Portfolio will not act as underwriter for securities of other issuers.

2.	Each Portfolio will not make loans amounting to more than 33 1/3% of its total assets (including any collateral posted) or 50% of its total assets (excluding any collateral posted).

3.
With respect to 50% of its total assets, each Portfolio (other than the Kinetics Government Money Market Portfolio) will not invest in the securities of any issuer if as a result the Portfolio holds more than 10% of the outstanding securities or more than 10% of the outstanding voting securities of such issuer.  With respect to 75% of the Kinetics Government Money Market Portfolio’s total assets, the Kinetics Government Money Market Portfolio will not invest more than 5% of its total assets in securities of any one issuer other than U.S. Government Securities.

4.
Each Portfolio will not borrow money or pledge, mortgage, or hypothecate its assets except to facilitate redemption requests that might otherwise require the untimely disposition of portfolio securities and then only from banks and in amounts not exceeding the lesser of 10% of its total assets valued at cost or 5% of its total assets valued at market at the time of such borrowing, pledge, mortgage, or hypothecation and except that each Portfolio may enter into futures contracts and related options (and with respect to the Multi-Disciplinary Portfolio, except as permitted by the 1940 Act).

5.
Each Portfolio, except the Multi-Disciplinary Portfolio, will not invest more than 10% (15% with respect to the Water Infrastructure Portfolio) of the value of its net assets in illiquid securities, restricted securities, and other securities for which market quotations are not readily available.

6.
The Internet Portfolio and Internet Emerging Growth Portfolio will not invest in the securities of any one industry except the Internet and Internet-related industries, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if as a result, more than 20% of the Portfolio’s total net assets would be invested in the securities of such industries.  Except during temporary defensive periods, at least 80% of the Portfolio’s net assets plus any borrowings for investment purposes will be invested in the securities of domestic and foreign companies that are engaged in the Internet and Internet-related activities.

7.
The Paradigm Portfolio will not invest in the securities of any one industry, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if as a result, more than 20% of the Portfolio’s total net assets would be invested in the securities of such industries.

8.
The Medical Portfolio will not invest in the securities of any one industry except in domestic and foreign companies engaged in the medical research, pharmaceutical and technology industries and related medical technology industries, generally, with an emphasis toward companies engaged in cancer research and drug development, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if as a result, more than 20% of the Portfolio’s total net assets would be invested in the securities of such industry.  Except during temporary defensive periods, not less than 80% of the Portfolio’s total net assets plus any borrowings for investment purposes will be invested in the securities of companies engaged in the medical research, pharmaceutical and technology industries and related technology industries, generally, with an emphasis toward publicly traded entities engaged in cancer research and drug development.

9.
The Small Capital Opportunities Portfolio will not invest in the securities of any one industry, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if as a result, more than 20% of the Portfolio’s total net assets would be invested in the securities of such industry.  Except during temporary defensive periods, at least 80% of the Portfolio’s net assets plus any borrowings for investment purposes will be invested in the securities of domestic and foreign small capitalization companies that provide attractive valuation opportunities due to lack of institutional ownership, lack of significant analyst coverage, or short-term earnings disappointments.

10.
The Market Opportunities Portfolio will not invest in the securities of any one industry, except in the securities of U.S. and foreign companies engaged in capital markets or related to capital markets and in the gaming industry, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if, as a result, more than 20% of the Portfolio’s total net assets would be invested in the securities of such industry.

11.
The Kinetics Government Money Market Portfolio and the Multi-Disciplinary Portfolio will not invest in the securities of any one industry with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if as a result, more than 25% of the Portfolio’s total net assets would be invested in the securities of such industry.

12.
The Water Infrastructure Portfolio will not concentrate its investments in the securities of any one industry except the securities of U.S. and foreign companies engaged in water infrastructure and natural resources with a specific water theme and related activities, with the exception of securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, if, as a result, more than 20% of the Portfolio’s total net assets would be invested in the securities of such industries.  Under normal circumstances, at least 80% of the Portfolio’s total net assets plus any borrowings for investment purposes will be invested in the securities of U.S. and foreign companies that are engaged in water infrastructure and natural resources with a specific water theme and related activities.

13.
Each Portfolio will not purchase or sell commodities or commodity contracts, or invest in oil, gas or mineral exploration or development programs or real estate except that each Portfolio may purchase and sell securities of companies that deal in oil, gas, or mineral exploration or development programs or interests therein.

14.	Each Portfolio will not issue senior securities.

With respect to Investment Limitations No. 7 and No. 9 above, utility companies will be divided according to their services; for example, gas, electric and telephone will each be considered a separate industry.  If a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in value in the portfolio securities held by a Portfolio will not constitute a violation of such limitation.

Adherence by the Kinetics Government Money Market Portfolio to the diversification requirements of Rule 2a-7 is deemed to constitute adherence to the diversification requirements of Investment Limitation No. 3 above.

Non-Fundamental Investment Limitations

The following are the Portfolios’ non-fundamental operating policies that may be changed by the Board of Trustees of the Trust, without shareholder approval.

1.
The Internet Portfolio, Internet Emerging Growth Portfolio, Medical Portfolio, Small Capital Opportunities Portfolio and Water Infrastructure Portfolio will not make any changes in their respective investment policies of investing at least 80% of its net assets in the investments suggested by the Portfolio’s name without first providing the Portfolio’s shareholders with at least 60 days’ prior notice.

2.
The Multi-Disciplinary Portfolio will not invest more than 15% of the value of its total assets in illiquid securities, restricted securities, and other securities for which market quotations are not readily available.  This policy shall not be deemed violated to the extent that the Multi-Disciplinary Fund invests all of its investable assets in the Multi-Disciplinary Portfolio.

Investment Policies and Associated Risks

The following paragraphs provide a more detailed description of the Portfolios’ investment policies and risks identified in the Prospectus.  Unless otherwise noted, the policies described in this SAI pertain to all of the Portfolios other than the Kinetics Government Money Market Portfolio.  Furthermore, unless otherwise noted, the policies described in this SAI are not fundamental and may be changed by the Board of Trustees of the Trust without shareholder approval.

Common and Preferred Stock; Convertible Securities

Common stocks are units of ownership of a corporation.  Preferred stocks are stocks that often pay dividends at a specific rate and have a preference over common stocks in dividend payments and liquidation of assets.  Some preferred stocks may be convertible into common stock.  Convertible securities are securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula.

Debt Securities

The Portfolios (other than the Kinetics Government Money Market Portfolio) may invest in convertible and non-convertible debt obligations without regard to rating, and as a result, may purchase or hold securities in the lowest rating categories.  Debt securities in the lowest investment grade categories are considered to be below investment grade securities that may not have adequate capacity to pay principal or that otherwise generally lack the characteristics of desirable investments.  As compared to debt securities with higher ratings, these “high risk” securities are vulnerable to nonpayment and depend to a larger degree upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.  At no time will the Portfolios have more than 20% of their respective total assets invested in any debt securities that are rated below investment grade or if the security is unrated, of comparable quality as determined by a Portfolio’s Adviser or Sub-Adviser, either at the time of purchase or as a result of a reduction in rating after purchase.  Please see “Appendix A” to this SAI for a description of debt security ratings.

The fixed-income securities in which the Portfolios may invest are generally subject to interest rate risk, credit risk, market risk and call risk.

Interest Rate Risk. The risk that when interest rates increase, fixed-income securities held by a Portfolio will decline in value.  Long-term fixed-income securities will normally have more price volatility because of this risk than short-term fixed-income securities.

Credit Risk.  This risk relates to the ability of the issuer to meet interest and principal payments, as they become due.  The ratings given a security by rating services such as Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Rating Service (“S&P”) provide a generally useful guide as to such credit risk.  The lower the rating given a security by such rating service, the greater the credit risk such rating service perceives to exist with respect to such security.  Increasing the amount of Portfolio assets invested in unrated or lower-grade securities, while intended to increase the yield produced by those assets, will also increase the credit risk to which those assets are subject.

Market Risk. All mutual funds are affected by changes in the economy and swings in investment markets.  These can occur within or outside the U.S. or worldwide, and may affect only particular companies or industries.

Call Risk.   The risk that an issuer will exercise its right to pay principal on an obligation held by a Portfolio (such as an asset-backed security) earlier than expected.  This may happen when there is a decline in interest rates.  Under these circumstances, a Portfolio may be unable to recoup all of its initial investment and will also suffer from having to reinvest in lower yielding securities.

When-Issued and Delayed Delivery Transactions

The Portfolios (including the Kinetics Government Money Market Portfolio) may purchase short-term obligations on a when-issued or delayed delivery basis.  These transactions are arrangements in which the Portfolios purchase securities with payment and delivery scheduled for a future time.  The seller’s failure to complete these transactions may cause the Portfolios to miss a price or yield considered advantageous.  Settlement dates may be a month or more after entering into these transactions and the market values of the securities purchased may vary from the purchase prices.

The Portfolios may dispose of a commitment prior to settlement if the Adviser or Sub-Adviser deems it appropriate to do so.  In addition, each Portfolio may enter into transactions to sell its purchase commitments to third parties at current market values and simultaneously acquire other commitments to purchase similar securities at later dates.  A Portfolio may realize short-term profits or losses upon the sale of such commitments.

These transactions are made to secure what is considered to be an advantageous price or yield for a Portfolio.  No fees or other expenses, other than normal transaction costs, are incurred.  However, liquid assets of the Portfolio sufficient to make payment for the securities to be purchased are segregated on the Portfolio’s records at the trade date.  These assets are marked to market daily and are maintained until the transaction is settled.  The Portfolios do not intend to engage in when-issued and delayed delivery transactions to an extent that would cause the segregation of more than 20% of the total value of their assets.

Repurchase Agreements

The Kinetics Government Money Market Portfolio may invest in repurchase agreements which are arrangements with banks, broker/dealers, and other recognized financial institutions to sell securities to the Portfolio and to repurchase them at a mutually agreed upon time and price within one year from the date of acquisition.  The Portfolio or its custodian will take possession of the securities subject to the terms of the repurchase agreements, and these securities will be marked to market daily.  To the extent that the original seller does not repurchase the securities from the Portfolio, the Portfolio could receive less than the repurchase price on any sale of such securities.  In the event that such a defaulting seller filed for bankruptcy or became insolvent, disposition of such securities by the Portfolio might be delayed pending court action.  The Portfolio believes that under the regular procedures normally in effect for custody of the Portfolio’s assets subject to repurchase agreements, a court of competent jurisdiction would rule in favor of the Portfolio and allow retention or disposition of such securities.  The Portfolio will only enter into repurchase agreements with banks and other recognized financial institutions, such as broker/dealers, which are deemed by the Portfolio’s Adviser to be creditworthy pursuant to guidelines established by the Board of Trustees.

Other Money Market Funds

As an efficient means of carrying out its investment policies, the Kinetics Government Money Market Portfolio may invest in the securities of other money market funds.  A disadvantage to investing in other money market funds is that they also carry certain expenses such as management fees.  As a result, any investment by the Portfolio in shares of other money market funds may duplicate certain shareholder expenses.

Restricted and Illiquid Securities

Each Portfolio may invest in a limited amount of restricted securities.  Restricted securities are any securities in which the Portfolios may invest pursuant to their investment objective and policies but which are subject to restrictions on resale under federal securities laws.  An illiquid asset is any asset which may not be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the Portfolio has valued the investment.

Depositary Receipts. The Portfolios may invest in American Depositary Receipts (“ADRs”) and each Portfolio other than the Market Opportunities Portfolio may invest in other forms of depository receipts, such as International Depository Receipts (“IDRs”).  Depository receipts are typically issued in connection with a U.S. or foreign bank or trust company and evidence ownership of underlying securities issued by a foreign corporation.  In particular, ADRs represent the right to receive securities of foreign issuers deposited in a bank or other depositary.  ADRs are traded in the United States and the prices of ADRs are quoted in U.S. dollars.  Investments in depositary receipts involve certain inherent risks generally associated with investments in foreign securities, including the following:

Political and Economic Factors. Individual foreign economies of certain countries may differ favorably or unfavorably from the United States economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, diversification and balance of payments position.  The internal politics of certain foreign countries may not be as stable as those of the United States.  Governments in certain foreign countries also continue to participate to a significant degree, through ownership interest or regulation, in their respective economies.  Action by these governments could include restrictions on foreign investment, nationalization, expropriation of goods or imposition of taxes, and could have a significant effect on market prices of securities and payment of interest.  The economies of many foreign countries are heavily dependent upon international trade and are accordingly affected by the trade policies and economic conditions of their trading partners.  Enactment by these trading partners of protectionist trade legislation could have a significant adverse effect upon the securities markets of such countries.

Currency Fluctuations.  A change in the value of any foreign currency against the U.S. dollar will result in a corresponding change in the U.S. dollar value of an ADR’s underlying portfolio securities denominated in that currency.  Such changes will affect a Portfolio to the extent that the Portfolio is invested in ADRs comprised of foreign securities.

Taxes.  The interest and dividends payable on certain foreign securities comprising an ADR may be subject to foreign withholding taxes, thus reducing the net amount of income to be paid to the Portfolios and that may ultimately be available for distribution to the Portfolio’s shareholders.

Derivatives

Buying Call and Put Options.  The Portfolios, except the Kinetics Government Money Market Portfolio, may purchase call options.  Such transactions may be entered into in order to limit the risk of a substantial increase in the market price of the security that each Portfolio intends to purchase.  Prior to its expiration, a call option may be sold in a closing sale transaction.  Any profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the call option plus the related transaction cost.

The Portfolios may purchase put options.  By buying a put, each Portfolio has the right to sell the security at the exercise price, thus limiting its risk of loss through a decline in the market value of the security until the put expires.  The amount of any appreciation in the value of the underlying security will be partially offset by the amount of the premium paid for the put option and any related transaction cost.  Prior to its expiration, a put option may be sold in a closing sale transaction and any profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs.

Writing (Selling) Call and Put Options.  Each Portfolio, except the Kinetics Government Money Market Portfolio, may write covered options on equity and debt securities and indices, for hedging or non-hedging purposes.  This means that, in the case of call options, so long as each Portfolio is obligated as the writer of a call option, it will own the underlying security subject to the option and, in the case of put options, it will, through its custodian, deposit and maintain either cash or securities with a market value equal to or greater than the exercise price of the option.

Covered call options written by a Portfolio give the holder the right to buy the underlying securities from the Portfolio at a stated exercise price.  A call option written by a Portfolio is “covered” if the Portfolios owns the underlying security that is subject to the call or have an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian bank) upon conversion or exchange of other securities held in its portfolio.  A call option is also covered if a Portfolio holds a call on the same security and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash and high grade debt securities in a segregated account with their custodian bank. The Portfolios may purchase securities, which may be covered with call options solely on the basis of considerations consistent with the investment objectives and policies of the Portfolios.  A Portfolio’s turnover may increase through the exercise of a call option; this will generally occur if the market value of a “covered” security increases and the Portfolio has not entered into a closing purchase transaction.

As a writer of an option, each Portfolio receives a premium less a commission, and in exchange foregoes the opportunity to profit from any increase in the market value of the security exceeding the call option price.  The premium serves to mitigate the effect of any depreciation in the market value of the security.  The premium paid by the buyer of an option will reflect, among other things, the relationship of the exercise price to the market price, the volatility of the underlying security, the remaining term of the option, the existing supply and demand, and the interest rates.

The writer of a call option may have no control over when the underlying securities must be sold because the writer may be assigned an exercise notice at any time prior to the termination of the obligation.  Exercise of a call option by the purchaser will cause a Portfolio to forego future appreciation of the securities covered by the option.  Whether or not an option expires unexercised, the writer retains the amount of the premium.  This amount may, in the case of a covered call option, be offset by a decline in the market value of the underlying security during the option period.  If a call option is exercised, the writer experiences a profit or loss from the sale of the underlying security.  Thus during the option period, the writer of a call option gives up the opportunity for appreciation in the market value of the underlying security or currency above the exercise price.  It retains the risk of the loss should the price of the underlying security or foreign currency decline.  Writing call options also involves risks relating to a Portfolio’s ability to close out the option it has written.

Each Portfolio may write exchange-traded call options on its securities.  Call options may be written on portfolio securities indices, or foreign currencies.  With respect to securities and foreign currencies, the Portfolio may write call and put options on an exchange or over-the-counter.  Call options on portfolio securities will be covered since the Portfolio will own the underlying securities.  Call options on securities indices will be written only to hedge in an economically appropriate way portfolio securities that are not otherwise hedged with options or financial futures contracts and will be “covered” by identifying the specific portfolio securities being hedged.  Options on foreign currencies will be covered by securities denominated in that currency.  Options on securities indices will be covered by securities that substantially replicate the movement of the index.

A put option on a security, security index, or foreign currency gives the purchaser of the option, in return for the premium paid to the writer (seller), the right to sell the underlying security, index, or foreign currency at the exercise price at any time during the option period.  When a Portfolio writes a secured put option, it will gain a profit in the amount of the premium, less a commission, so long as the price of the underlying security remains above the exercise price.  However, a Portfolio remains obligated to purchase the underlying security from the buyer of the put option (usually in the event the price of the security falls bellows the exercise price) at any time during the option period.  If the price of the underlying security falls below the exercise price, the Portfolios may realize a loss in the amount of the difference between the exercise price and the sale price of the security, less the premium received.  Upon exercise by the purchaser, the writer of a put option has the obligation to purchase the underlying security or foreign currency at the exercise price.  A put option on a securities index is similar to a put option on an individual security, except that the value of the option depends on the weighted value of the group of securities comprising the index and all settlements are made in cash.

During the option period, the writer of a put option has assumed the risk that the price of the underlying security or foreign currency will decline below the exercise price.  However, the writer of the put option has retained the opportunity for appreciation above the exercise price should the market price of the underlying security or foreign currency increase.  Writing put options also involves risks relating to a Portfolio’s ability to close out the option that it has written.

The writer of an option who wishes to terminate its obligation may effect a “closing purchase transaction” by buying an option of the same series as the option previously written.  The effect of the purchase is that the clearing corporation will cancel the writer’s position.  However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option.  There is also no guarantee that a Portfolio will be able to effect a closing purchase transaction for the options it has written.

Effecting a closing purchase transaction in the case of a written call option will permit a Portfolio to write another call option on the underlying security with a different exercise price, expiration date, or both.  Effecting a closing purchase transaction will also permit a Portfolio to use cash or proceeds from the investments.  If a Portfolio desires to sell a particular security from its portfolio on which it has written a call option, it will effect a closing purchase transaction before or at the same time as the sale of the security.

A Portfolio will realize a profit from a closing purchase transaction if the price of the transaction is less than the premium received from writing the option.  Likewise, a Portfolio will realize a loss from a closing purchase transaction if the price of the transaction is more than the premium received from writing the option.  Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the Portfolio.

Writing Over-The-Counter (“OTC”) Options.  Each Portfolio, except the Kinetics Government Money Market Portfolio and the Multi-Disciplinary Portfolio , may engage in options transactions that trade on the OTC market to the same extent that it intends to engage in exchange-traded options. The Multi-Disciplinary Portfolio may invest to a limited extent in OTC options.   Just as with exchange-traded options, OTC options give the holder the right to buy an underlying security from, or sell an underlying security to, an option writer at a stated exercise price.  However, OTC options differ from exchange-traded options in certain material respects.

OTC options are arranged directly with dealers and not, as is the case with exchange-traded options, through a clearing corporation.  Thus, there is a risk of non-performance by the dealer.  Because there is no exchange, pricing is typically done by reference to information obtained from market makers.  Since OTC options are available for a greater variety of securities and in a wider range of expiration dates and exercise prices, the writer of an OTC option is paid the premium in advance by the dealer.

A writer or purchaser of a put or call option can terminate it voluntarily only by entering into a closing transaction.  There can be no assurance that a continuously liquid secondary market will exist for any particular option at any specific time.  Consequently, a Portfolio may be able to realize the value of an OTC option it has purchased only by exercising it or entering into a closing sale transaction with the dealer that issued it.  Similarly, when a Portfolio writes an OTC option, it generally can close out that option prior to its expiration only by entering into a closing purchase transaction with the dealer to which it originally wrote to option.  If a covered call option writer cannot effect a closing transaction, it cannot sell the underlying security or foreign currency until the option expires or the option is exercised.  Therefore, the writer of a covered OTC call option may not be able to sell an underlying security even though it might otherwise be advantageous to do so.  Likewise, the writer of a secured OTC put option may be unable to sell the securities pledged to secure the put for other investment purposes while it is obligated as a put writer.  Similarly, a purchaser of an OTC put or call option might also find it difficult to terminate its position on a timely basis in the absence of a secondary market.

The staff of the Securities and Exchange Commission (“SEC”) has often taken the position that purchased OTC options and the assets used to “cover” written OTC options are illiquid securities, and therefore are subject to the SEC limitations on investments in illiquid securities.  The Portfolios will adopt procedures for engaging in OTC options transactions for the purpose of reducing any potential adverse effect of such transactions on the liquidity of the Portfolios.

Futures Contracts.  Each Portfolio, except the Kinetics Government Money Market Portfolio, may buy and sell stock index futures contracts traded on domestic stock exchanges to hedge the value of its portfolio against changes in market conditions.  A stock index futures contract is an agreement between two parties to take or make delivery of an amount of cash equal to a specified dollar amount, times the difference between the stock index value at the close of the last trading day of the contract and the price at which the futures contract is originally struck.  A stock index futures contract does not involve the physical delivery of the underlying stocks in the index.  Although stock index futures contracts call for the actual taking or delivery of cash, in most cases each Portfolio expects to liquidate its stock index futures positions through offsetting transactions, which may result in a gain or a loss, before cash settlement is required.

Each Portfolio will incur brokerage fees when it purchases and sells stock index futures contracts, and at the time a Portfolio purchases or sells a stock index futures contract, it must make a good faith deposit known as the “initial margin”.  Thereafter, a Portfolio may need to make subsequent deposits, known as “variation margin”, to reflect changes in the level of the stock index.  Each Portfolio may buy or sell a stock index futures contract so long as the sum of the amount of margin deposits on open positions with respect to all stock index futures contracts does not exceed 5% of the Portfolio’s net assets.

To the extent a Portfolio enters into a stock index futures contract, it will maintain with its custodian bank (to the extent required by the rules of the SEC) assets in a segregated account to cover its obligations.  Such assets may consist of cash, cash equivalents, or high quality debt securities from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contract and the aggregate value of the initial and variation margin payments.

Risks Associated With Options and Futures.  Although each Portfolio, except the Kinetics Government Money Market Portfolio, may write covered call options and purchase and sell stock index futures contracts to hedge against declines in market value of their portfolio securities, the use of these instruments involves certain risks.  As the writer of covered call options, a Portfolio receives a premium but loses any opportunity to profit from an increase in the market price of the underlying securities, though the premium received may partially offset such loss.

Although stock index futures contracts may be useful in hedging against adverse changes in the value of a Portfolio’s investment securities, they are derivative instruments that are subject to a number of risks.  During certain market conditions, purchases and sales of stock index futures contracts may not completely offset a decline or rise in the value of a Portfolio’s investments.  In the futures markets, it may not always be possible to execute a buy or sell order at the desired price, or to close out an open position due to market conditions, limits on open positions and/or daily price fluctuations.  Changes in the market value of each Portfolio’s investment securities may differ substantially from the changes anticipated by the Portfolio when it established its hedged positions, and unanticipated price movements in a futures contract may result in a loss substantially greater than the Portfolio’s initial investment in such a contract.

Successful use of futures contracts depends upon the Adviser’s or Sub-Adviser’s ability to correctly predict movements in the securities markets generally or of a particular segment of a securities market.  No assurance can be given that the Adviser’s or Sub-Adviser’s judgment in this respect will be correct.

The Commodity Futures Trading Commission (“CFTC”) and the various exchanges have established limits referred to as “speculative position limits” on the maximum net long or net short position that any person may hold or control in a particular futures contract.  Trading limits are imposed on the number of contracts that any person may trade on a particular trading day.  An exchange may order the liquidation of positions found to be in violation of these limits and it may impose sanctions or restrictions.  These trading and positions limits will not have an adverse impact on a Portfolio’s strategies for hedging its securities.

Interest Rate Swaps, Total Rate of Return Swaps, Credit Swaps, Interest Rate Floors, Caps and Collars and Currency Swaps

The Multi-Disciplinary Portfolio may enter into swap transactions and transactions involving interest rate floors, caps and collars for hedging purposes or to seek to increase total return. These instruments are privately negotiated over-the-counter derivative products. A great deal of flexibility is possible in the way these instruments are structured.  Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest, such as an exchange of fixed rate payments for floating rate payments.  The purchase of an interest rate floor or cap entitles the purchaser to receive payments of interest on a notional principal amount from the seller, to the extent the specified index falls below (floor) or exceeds (cap) a predetermined interest rate. An interest rate collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates. Total rate of return swaps are contracts that obligate a party to pay or receive interest in exchange for the payment by the other party of the total return generated by a security, a basket of securities, an index or an index component. Credit swaps are contracts involving the receipt of floating or fixed rate payments in exchange for assuming potential credit losses of an underlying security. Credit swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or, in the case of credit default swaps, the right to receive or make a payment from the other party, upon the occurrence of specific credit events. The Portfolio also may enter into currency swaps, which involve the exchange of the rights of the Portfolio and another party to make or receive payments in specific currencies.

Some transactions, such as interest rate swaps and total rate of return swaps are entered into on a net basis, i.e.; the two payment streams are netted out, with the Multi-Disciplinary Portfolio receiving or paying, as the case may be, only the net amount of the two payments.  If the other party to such a transaction defaults, the Portfolio’s risk of loss consists of the net amount of payments that the Portfolio is contractually entitled to receive, if any. In contrast, other transactions involve the payment of the gross amount owed. For example, currency swaps usually involve the delivery of the entire principal amount of one designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. To the extent that the amount payable by the Portfolio under a swap or an interest rate floor, cap or collar is covered by segregated cash or liquid assets, the Portfolio and the Adviser believe that transactions do not constitute senior securities under the 1940 Act and, accordingly, will not treat them as being subject to the Portfolio’s borrowing restrictions.

Credit default swaps are contracts whereby one party makes periodic payments to a counterparty in exchange for the right to receive from the counterparty a payment equal to the par (or other agreed-upon) value of a referenced debt obligation in the event of a default by the issuer of the debt obligation. The use of credit default swaps may be limited by the Portfolio’s limitation on illiquid investments.

When used for hedging purposes, the Portfolio would be the buyer of a credit default swap contract. In that case, the Multi-Disciplinary Portfolio would be entitled to receive the par (or other agreed-upon) value of a referenced debt obligation from the counterparty to the contract in the event of a default by a third party, such as a U.S. or non-U.S. issuer, on the debt obligation. In return, the Portfolio would pay to the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred. If no default occurs, the Portfolio would have spent the stream of payments and received no benefit from the contract. Credit default swaps involve the risk that the investment may expire worthless and would generate income only in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial instability). It would also involve credit risk − that the seller may fail to satisfy its payment obligations to the Portfolio in the event of a default.

When the Multi-Disciplinary Portfolio is the seller of a credit default swap contract, it receives the stream of payments but is obligated to pay upon default of the referenced debt obligation. As the seller, the Portfolio would effectively add leverage to its portfolio because, in addition to its total assets, the Portfolio would be subject to investment exposure on the notional amount of the swap.

In addition to the risks applicable to derivatives generally, credit default swaps involve special risks because they are difficult to value, are highly susceptible to liquidity and credit risk, and generally pay a return to the party that has paid the premium only in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial difficulty).

The Multi-Disciplinary Portfolio will not enter into a total rate of return, credit, currency or interest rate swap or interest rate floor, cap or collar transaction unless the unsecured commercial paper, senior debt or the claims-paying ability of the other party thereto is rated either A or A-1 or better by S&P or Fitch, or A or Prime-1 or better by Moody’s or a comparable rating from another organization that is recognized as an NRSRO or, if unrated by such rating organization, is determined to be of comparable quality by the Adviser.  If there is a default by the other party to such transaction, the Portfolio will have contractual remedies pursuant to the agreements related to the transaction.  The use of interest rate, total rate of return, credit and currency swaps, as well as interest rate caps, floors and collars, is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecast of market values, interest rates and currency exchange rates, the investment performance of the Portfolio would be less favorable than it would have been if this investment technique were not used.

Distressed Investments

Each Portfolio, other than the Kinetics Government Money Market Portfolio, may invest up to 5% of its assets (15% with respect to the Multi-Disciplinary Portfolio) in securities of companies that are in financial distress (i.e., involved in bankruptcy or reorganization proceedings).  These securities may include, among other things, senior or subordinated fixed income securities, common stock, preferred stock, warrants and other kinds of indebtedness.  There can be no assurance that the Adviser or Sub-Adviser will correctly evaluate all the factors that could affect the outcome of an investment in these types of securities.  Financially distressed securities involve considerable risk that can result in substantial or even total loss on a Portfolio’s investment.

It is often difficult to obtain information as to the true condition of financially distressed securities.  These securities are often subject to litigation among the participants in the proceedings for bankruptcy or reorganization.  Such investments may also be adversely affected by federal and state laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability and a bankruptcy court’s power to disallow, reduce, subordinate or disenfranchise particular claims.  These and other factors contribute to above-average price volatility and abrupt and erratic movements of the market prices of these securities.  In addition, the spread between the bid and asked prices of such securities may be greater than normally expected and it may take a number of years for the market price of such securities to reflect their intrinsic value.

Securities of financially troubled companies require active monitoring and may, at times, require participation in bankruptcy or reorganization proceedings by the Adviser or Sub-Adviser.  To the extent that the Adviser or Sub-Adviser becomes involved in such proceedings, the Adviser or Sub-Adviser may have a more active participation in the affairs of the issuer than that assumed generally by a shareholder, and such participation may generate higher legal fees and other transaction costs relating to the investment than would normally be the case.

In bankruptcy and other forms of corporate reorganization, there exists the risk that the reorganization will: (1) be unsuccessful (due to, for example, failure to obtain the necessary approvals); (2) be delayed (for example, until various liabilities, actual or contingent, have been satisfied); or (3) result in a distribution of cash or a new security the value of which will be less than the purchase price of the security in respect to which such distribution was made.

Temporary Investments

Due to the changing nature of the Internet and related companies, the national economy and market conditions, the Internet Portfolio and the Internet Emerging Growth Portfolio may, as a temporary defensive measure, invest without limitation, in short-term debt securities and money market securities with a rating of A2-P2 or higher.

Due to the changing nature of the medical research, biopharmaceutical and treatment industry, the national economy and market conditions, the Medical Portfolio may, as a temporary defensive measure, invest without limitation, in short-term money market securities with a rating of A2-P2 or higher.

To respond to adverse market, economic, political or other conditions, the Market Opportunities Portfolio and the Multi-Disciplinary Portfolio may invest up to 100% of their assets in high quality U.S. short-term debt securities and money market instruments.  The Market Opportunities Portfolio and the Multi-Disciplinary Portfolio may invest up to 35% and 20%, respectively, of their assets in these securities to maintain liquidity.

Due to the changing nature of the water infrastructure and natural resources and related industries, the national economy and market conditions Water Infrastructure Portfolio may, as a temporary defensive measure, invest without limitation, in short-term debt securities and money market securities with a rating of A2-P2 or higher.

In order to have funds available for redemption and investment opportunities, the Portfolios, except the Kinetics Government Money Market Portfolio, may also hold a portion of their assets in cash or U.S. short-term money market instruments.  Certificates of deposit purchased by the Portfolios will be those of U.S. banks having total assets at the time of purchase in excess of $1 billion, and bankers’ acceptances purchased by the Portfolios will be guaranteed by U.S. or foreign banks having total assets at the time of purchase in excess of $1 billion.  Each Portfolio anticipates that not more than 10% of its total assets will be so invested or held in cash at any given time, except when the Portfolio is in a temporary defensive posture.

Portfolio Turnover

In order to qualify for the beneficial tax treatment afforded regulated investment companies, and to be relieved of Federal tax liabilities, the Portfolios must distribute substantially all of their net income to shareholders generally on an annual basis.  Thus, the Portfolios may have to dispose of portfolio securities under disadvantageous circumstances to generate cash or borrow cash in order to satisfy the distribution requirement.  The Portfolios do not trade in securities for short-term profits but, when circumstances warrant, securities may be sold without regard to the length of time they have been held.  Portfolio turnover rates may vary depending on the volume of buying and selling activities.  Rates over 100% are considered high.  The table below shows the portfolio turnover rates for the past two fiscal years.

Portfolio turnover rate for:	Six Months Ended June 30, 2007	Fiscal Year Ended December 31, 2006	Fiscal Year Ended December 31, 2005
The Internet Portfolio	4%	11%	12%
The Internet Emerging Growth Portfolio	19%	10%	2%
The Paradigm Portfolio	5%	3%	5%
The Medical Portfolio	28%	20%	2%
The Small Cap Opportunities Portfolio	3%	6%	4%
The Kinetics Government Money Market Portfolio	N/A	N/A	N/A
The Water Infrastructure Portfolio*	0%	N/A	N/A
The Multi-Disciplinary Portfolio**	N/A	N/A	N/A
The Market Opportunities Portfolio***	13%	N/A	N/A

* The Water Infrastructure Portfolio commenced operations on June 29, 2007.
** The Multi-Disciplinary Portfolio had not commenced operations prior to the date of this SAI.
*** The Market Opportunities Portfolio commenced operations on January 31, 2006.

Management of the Portfolios

Board of Trustees

The management and affairs of the Portfolios are supervised by the Board of Trustees of the Trust.  The Board consists of eight individuals, five of whom are not “interested persons” of the Trust as that term is defined in the 1940 Act.  The Trustees are fiduciaries for the Portfolios’ shareholders and are governed by the laws of the State of Delaware in this regard.  The Board establishes policies for the operation of the Portfolios and appoints the officers who conduct the daily business of the Portfolios.  The Board has appointed Jay Kesslen as its Anti-Money Laundering Officer.  Officers and Trustees of the Trust are listed below with their addresses, present positions with the Trust and principal occupations over at least the last five years.  Each Trustee of the Trust also serves as a Director of the Company and each Officer of the Trust also serves in the same capacity for the Company.

Independent Trustees

Name, Address and Age	Position(s) Held with the Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	# of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships Held by Trustee
Steven T. Russell (43) c/o Kinetics Asset Management, Inc. 16 New Broadway Sleepy Hollow, New York, 10591	Independent Trustee	Indefinite/7 years	Attorney and Counselor at Law, Partner, Law firm of Russell and Fig (since September 2002); Steven Russell Law Firm (1994 to 2002); Professor of Business Law, Suffolk County Community College (1997 to Present).	18	N/A

Douglas Cohen, C.P.A. (45) c/o Kinetics Asset Management, Inc. 16 New Broadway Sleepy Hollow, New York, 10591	Independent Trustee	Indefinite/7 years	Sunrise Credit Services, Inc. (2005 to Present); Wagner & Zwerman, LLP Certified Public Accountant (1997 to 2005); Leon D. Alpern & Co. (1985 to 1997).	18	Director, The Kinetics Funds (a private investment company) (1996 to Present)

William J. Graham, (46) c/o Kinetics Asset Management, Inc. 16 New Broadway Sleepy Hollow, New York, 10591	Independent Trustee	Indefinite/7 years	Attorney, William J. Graham, PC (2001 to Present); Bracken & Margolin, LLP (1997 to 2001)	18	N/A

Name, Address and Age	Position(s) Held with the Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	# of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships Held by Trustee
Joseph E. Breslin, (53) c/o Kinetics Asset Management, Inc. 16 New Broadway Sleepy Hollow, New York, 10591	Independent Trustee	Indefinite/7 years	Chief Operating Officer, Aladdin Capital Management (2005 to Present); Independent Consultant, Independence Community Bank (2003-2005); Senior Managing Director, Marketing & Sales, Whitehall Asset Management, a financial services company (1999 to May 2003).	18	Director, AIP Funds

John J. Sullivan, (76) c/o Kinetics Asset Management, Inc. 16 New Broadway Sleepy Hollow, New York, 10591	Independent Trustee	Indefinite/7 years	Retired; Senior Advisor, Long Term Credit Bank of Japan, Ltd.; Executive Vice President, Long Term Credit Bank Trust Company (1987-1999).	18	Director, The Kinetics Funds (a private investment company) (2003 to Present)

Interested Trustees & Officers

Name, Address and Age	Position(s) Held with the Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	# of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships Held by Trustee

Murray Stahl* (54) c/o Kinetics Asset Management, Inc. 16 New Broadway Sleepy Hollow, New York, 10591	Trustee, Secretary	Indefinite/7 years	Chairman, The FRMO Corp. (2001 to Present) (provides consulting services to private investment funds and research services with respect to marketable securities); Chairman, Horizon Asset Management, Inc. (investment adviser) (1994 to Present); Director of Research, Kinetics Asset Management and Kinetics Mutual Funds, Inc. (2002 to Present).	18	Chairman of Horizon Asset Management, Inc.; Chairman of FRMO Corporation

Peter B. Doyle*(45) c/o Kinetics Asset Management, Inc. 16 New Broadway Sleepy Hollow, New York, 10591	Trustee, President & Chairman of the Board	Indefinite/5 years	President, Kinetics Asset Management, Inc. and Kinetics Funds Distributors, Inc. (2002 to Present); Director, Kinetics Advisers, LLC (2000 to Present); Director and Officer, Horizon Asset Management, Inc. (1994 to Present); Chief Investment Strategist, Kinetics Asset Management, Inc. and Kinetics Mutual Funds, Inc. (1998 to Present).	18	Director, The Kinetics Funds (a private investment company) (2001 to Present); Director and Officer of FRMO Corporation

Name, Address and Age	Position(s) Held with the Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	# of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships Held by Trustee

Leonid Polyakov* (48) c/o Kinetics Asset Management, Inc. 16 New Broadway Sleepy Hollow NY 10591	Trustee & Treasurer	Indefinite/5 years	CFO, Kinetics Asset Management, Inc. (2000 to Present); President, Kinetics Funds Distributor, Inc. (2002 to Present); Director, Kinetics Advisers, LLC (2000 to Present); CFO, KBD Securities, LLC (2000 to Present); Vice President, JP Morgan (1997 to 2000).	18	Director, The Kinetics Funds (a private investment company) (2001 to Present)
*	Trustees who are considered "interested persons" as defined in Section 2(a)(19) of the 1940 Act because of their association with the Adviser and its affiliates.
**	The term “fund complex” refers to the Trust as well as the Company, which hold themselves out as related for investment purposes.

Board Committees

The Board has two standing committees as described below:

Audit Committee
Members	Description	# of Meetings during Past Fiscal Year
Joseph E. Breslin Douglas Cohen William J. Graham Steven T. Russell John J. Sullivan	Responsible for advising the full Board with respect to accounting, auditing and financial matters affecting the Portfolios.	The Committee met 2 times during the year ended December 31, 2007.
Pricing Committee
Members	Description	# of Meetings during Past Fiscal Year
Joseph E. Breslin Douglas Cohen William J. Graham Steven T. Russell John J. Sullivan
Responsible for (1) monitoring the valuation of the Portfolios’ securities and other investments; and (2) as required by the Portfolios’ valuation policies, when the full Board is not in session, determining the fair value of illiquid and other holdings after consideration of all relevant factors, which determinations shall be reported to the full Board.

The Committee met 2 times during the year ended December 31, 2007.

Board Interest in the Portfolios

As of December 31, 2007, no Trustee held any interest in the Portfolios.  However, as of December 31, 2007, the Trustees owned the following amounts of each series of the Company:

Name of Director/Trustee	Dollar Range of Equity Securities in the Funds*	Aggregate Dollar Range of Equity Securities in All Funds/Portfolios Overseen by Director/Trustee

INDEPENDENT TRUSTEES

Steven T. Russell	Internet Fund	None	None
	Internet Emerging Fund	None
	Paradigm Fund	None
	Medical Fund	None
	Small Cap Opportunities Fund	None
	Market Opportunities Fund	None
	Water Infrastructure Fund	None
	Multi-Disciplinary Fund	None
	Kinetics Government Money Market Fund	None

Douglas Cohen, C.P.A.	Internet Fund	None	$10,001-$50,000
	Internet Emerging Fund	None
	Paradigm Fund	$10,001-$50,000
	Medical Fund	None
	Small Cap Opportunities Fund	None
	Market Opportunities Fund	None
	Water Infrastructure Fund	None
	Multi-Disciplinary Fund	None
	Kinetics Government Money Market Fund	None

William J. Graham	Internet Fund	None	None
	Internet Emerging Fund	None
	Paradigm Fund	None
	Medical Fund	None
	Small Cap Opportunities Fund	None
	Market Opportunities Fund	None
	Water Infrastructure Fund	None
	Multi-Disciplinary Fund	None
	Kinetics Government Money Market Fund	None

Joseph E. Breslin	Internet Fund	None	Over $100,000
	Internet Emerging Fund	None
	Paradigm Fund	$50,001-$100,000
	Medical Fund	None
	Small Cap Opportunities Fund	None
	Market Opportunities Fund	$10,001-$50,000
	Water Infrastructure Fund	None
	Multi-Disciplinary Fund	None
	Kinetics Government Money Market Fund	None

John J. Sullivan	Internet Fund	None	None
	Internet Emerging Fund	None
	Paradigm Fund	None
	Medical Fund	None
	Small Cap Opportunities Fund	None
	Market Opportunities Fund	None
	Water Infrastructure Fund	None
	Multi-Disciplinary Fund	None
	Kinetics Government Money Market Fund	None

INTERESTED TRUSTEES

Murray Stahl	Internet Fund	None	$50,001-$100,000
	Internet Emerging Fund	None
	Paradigm Fund	$50,001-$100,000
	Medical Fund	None
	Small Cap Opportunities Fund	$10,001-$50,000
	Market Opportunities Fund	None
	Water Infrastructure Fund	None
	Multi-Disciplinary Fund	None
	Kinetics Government Money Market Fund	None

Leonid Polyakov	Internet Fund	$1-$10,000	Over $100,000
	Internet Emerging Fund	$10,001-$50,000
	Paradigm Fund	Over $100,000
	Medical Fund	$10,001-$50,000
	Small Cap Opportunities Fund	$50,001-$100,000
	Market Opportunities Fund	None
	Water Infrastructure Fund	None
	Multi-Disciplinary Fund	None
	Kinetics Government Money Market Fund	None

Peter B. Doyle	Internet Fund	$1-$10,000	Over $100,000
	Internet Emerging Fund	None
	Paradigm Fund	Over $100,000
	Medical Fund	None
	Small Cap Opportunities Fund	Over $100,000
	Market Opportunities Fund	Over $100,000
	Water Infrastructure Fund	None
	Multi-Disciplinary Fund	None
	Kinetics Government Money Market Fund	None

*The Multi-Disciplinary Fund had not commenced operations as of December 31, 2007.

Compensation

For their service as Directors of the Company and Trustees of the Trust, the Independent Directors/Independent Trustees receive, effective January 1, 2007 an aggregate fee of $19,000 per year, $2,500 per Board meeting attended, with an additional $1,500 for each Pricing and/or Audit Committee Meeting attended, as well as reimbursement for expenses incurred in connection with attendance at such meetings.  In addition, each Committee Chairman of the Company and the Trust (such as the Audit Committee or Pricing Committee) receives an additional fee of $5,000 per year for his service as Chairman.  Prior to January 1, 2007, the Independent Directors/Independent Trustees received an aggregate fee of $15,000 per year and $1,000 per meeting attended (including Pricing or Audit Committee Meetings), as well as reimbursement for expenses incurred in connection with attendance at such meetings.  In addition, each Committee Chairman of the Company and the Trust (such as the Audit Committee or Pricing Committee) received an additional fee of $5,000 per year for his service as Chairman.  The “interested persons” who serve as Directors of the Company or Trustees of the Trust receive no compensation for their service as Directors or Trustees.  None of the executive officers receive compensation from the Funds or the Portfolios except the Company’s/Trust’s Chief Compliance Officer.  The following table provides compensation information for the Directors/Trustees for the year ended December 31, 2007.

Kinetics Portfolios Trust

Compensation Table

Name and Position	Aggregate Compensation From Portfolios	Pension or Retirement Benefits Accrued as Part of Fund/Portfolio Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Portfolios and Fund Complex Paid to Directors/Trustees**
Interested Trustees
Murray Stahl* Director/Trustee	None	None	None	None
Peter B. Doyle* Director/Trustee	None	None	None	None
Leonid Polyakov* Director/Trustee	None	None	None	None
Independent Trustees
Steven T. Russell Independent Director/Trustee	20,500	None	None	$36,500
Douglas Cohen, CPA Independent Director/Trustee	$23,000	None	None	$41,500
William J. Graham Independent Director/Trustee	$20,500	None	None	$36,500
Joseph E. Breslin Independent Director/Trustee	$25,500	None	None	$41,500
John J. Sullivan Independent Director/Trustee	$20,500	None	None	$36,500
*  “Interested person” as defined under the 1940 Act.
**  Includes compensation paid by the Company.

Management Ownership

The percentage of a Portfolio’s interests owned or controlled by the executive officers and/or Trustees of the Portfolios is less than 1% of the interest of each Portfolio as of January 31, 2008.

Control Persons and Principal Holders of Securities

Each Portfolio is a master fund in a master/feeder structure in which feeder funds invest the majority of their investable assets in corresponding Portfolios of the Trust.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Therefore, each feeder fund is a control person because it owns the majority of the beneficial interests of each corresponding Portfolio.  Set forth in the table below are the feeder funds that invest in each Portfolio.

Name of Record Holder (Feeder Fund)	Portfolio	Beneficial Interest as of December 31, 2007
The Internet Fund	The Internet Portfolio	99.994%
The Internet Emerging Growth Fund	The Internet Emerging Growth Portfolio	99.748%
The Paradigm Fund	The Paradigm Portfolio	98.751%
The Medical Fund	The Medical Portfolio	99.905%
The Small Cap Opportunities Fund	The Small Cap Opportunities Portfolio	99.997%
The Market Opportunities Fund	The Market Opportunities Portfolio	99.989%
The Water Infrastructure Fund	The Water Infrastructure Portfolio	98.367%
The Multi-Disciplinary Fund	The Multi-Disciplinary Portfolio	N/A*
The Kinetics Government Money Market Fund	The Kinetics Government Money Market Portfolio	97.718%

* The Multi-Disciplinary Portfolio had not commenced operations prior to the date of this SAI.

Proxy Voting Policies

Policies of the Investment Adviser

The Trust, on behalf of the Portfolios, has delegated the voting of portfolio securities to the Adviser.  The Adviser has adopted policies and procedures for the voting of proxies on behalf of client accounts, including the Portfolios, for which the Adviser has voting discretion.  Pursuant to these policies and procedures, the Adviser’s guiding principles in voting proxies is to ensure that the manner in which proxies are voted is in the best interest of its clients and the value of the investment.  To this end, an independent third party proxy service, Institutional Shareholder Service (ISS), has been retained by the Adviser for their fundamental research on the proxy question and subsequent recommendations.  Proxies are voted by ISS in accordance with their proxy voting guidelines with the intent of serving the best interests of the Adviser’s clients.  A summary of ISS’s guidelines is attached as Exhibit B.

ISS will inform the Adviser’s proxy administrator of any proxies that do not fall within the adopted guidelines.  The Adviser’s proxy administrator will send the proxies in question to the relevant Portfolio’s portfolio manager for review, documentation of vote rationale, and signature.  In the event the designated portfolio manager is unavailable, the proxy will be forwarded to the Chief Investment Strategist for execution.

ISS also updates and revises the Guidelines on a periodic basis, and the revisions are reviewed by the Adviser to determine whether they are consistent with Adviser’s guiding principles.  ISS also assists the Adviser in the proxy voting process by providing operational, recordkeeping and reporting services.

The Adviser is responsible for reviewing its relationship with ISS and for evaluating the quality and effectiveness of the various services provided by ISS.  The Adviser may hire other service providers to replace or supplement ISS with respect to any of the services the Adviser currently receives from ISS.

The Adviser has implemented procedures that are intended to prevent conflicts of interest from influencing proxy voting decisions.  These procedures include the Adviser’s use of ISS as an independent third party and a review and approval process for individual decisions that do not follow ISS’s recommendations.

More Information

The Portfolios’ actual voting records relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request by calling toll-free at (800) 930-3828 or by accessing the SEC’s website at www.sec.gov.  In addition, a copy of the Portfolios’ proxy voting policies and procedures are also available by calling toll-free at (800) 930-3828 and will be sent within three business days of receipt of a request.

Investment Adviser and Sub-Adviser

Kinetics is a New York corporation that serves as the investment adviser to the Portfolios.

The Board of the Trustees of the Trust, on behalf of the Portfolios, approved management and advisory contracts (the “Agreements”) with Kinetics.  These Agreements continue on a year-to-year basis provided that specific approval is voted at least annually by the Board of Trustees of the Trust or by the vote of the holders of a majority of the outstanding voting securities of the Portfolios.  In either event, it must also be approved by a majority of the Trustees of the Portfolios who are neither parties to the Agreement nor “interested persons” of the Trust as defined in the 1940 Act at a meeting called for the purpose of voting on such approval.  The Adviser’s investment decisions are made subject to the direction and supervision of the Board of Trustees.  The Agreements may be terminated at any time, without the payment of any penalty, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolios.  Ultimate decisions as to a Portfolio’s investment policies are made by the Portfolio’s officer and the Trustees.

Under the Agreements, Kinetics furnishes investment advice to the Portfolios by continuously reviewing the securities portfolios and recommending to the Portfolios to what extent securities should be purchased or sold.  Pursuant to the Agreements (other than the Agreement for the Water Infrastructure Portfolio), the Adviser:

(1)	renders research, statistical and advisory services to the Portfolios;
(2)	makes specific recommendations based on the Portfolios’ investment requirements;
(3)	pays the salaries of those of the Portfolios’ employees who may be officers or directors or employees of the Adviser.

The Water Infrastructure Portfolio’s Advisory Agreement with Kinetics authorizes Kinetics to engage a sub-adviser to assist it in the performance of its advisory services.  Pursuant to such authorization, Kinetics has appointed Aqua Terra as the sub-adviser to the Water Infrastructure Portfolio.  Under the Agreement with the Water Infrastructure Portfolio, Kinetics will review, monitor and report to the Board of Trustees of the Trust on the performance and investment procedures of Aqua Terra and assist and consult with Aqua Terra in connection with the Water Infrastructure Portfolio’s investment program.  Under its Sub-Advisory Agreement with Kinetics, Aqua Terra is responsible for decisions to buy and sell securities for the Water Infrastructure Portfolio.  Unless sooner terminated by Kinetics or the Board of Trustees upon not less than 30 nor more than 60 days’ written notice or by Aqua Terra on not less than 90 days’ written notice, the Sub-Advisory Agreement will continue in effect from year to year as long as such continuance is approved at least annually as described above.

A discussion regarding the basis for the Board of Trustees’ approval of the investment advisory agreement for the other Portfolios (other than the Multi-Disciplinary Portfolio) is available in the Funds’ semi-annual report to shareholders dated June 30, 2007.

Advisory and Sub-Advisory Fees

For the above advisory services, the Portfolios have each agreed to pay to Kinetics an annual fee of 1.25% (or 0.50% in the case of the Kinetics Government Money Market Portfolio) of each Portfolio’s average daily net assets.  All fees are computed on the average daily closing net asset value (“NAV”) of the Portfolios and are payable monthly.  For the fiscal years ended December 31, 2006, 2005, and 2004 and for the six-month period ended June 30, 2007, the Adviser was paid the following amounts:

Advisory Fees	2007*	2006	2005	2004
The Internet Portfolio	$830,936	$1,795,756	$2,089,645	$2,583,594
The Internet Emerging Growth Portfolio	$0	$0	$28,915	$54,196
The Paradigm Portfolio	$16,627,354	$14,439,700	$2,951,403	$995,982
The Medical Portfolio	$13,545	$89,474	$201,523	$282,481
The Small Cap Opportunities Portfolio	$4,214,064	$2,820,142	$772,210	$287,854
The Market Opportunities Portfolio**	$169,161	$17,358	N/A	N/A
The Water Infrastructure Portfolio***	$0	N/A	N/A	N/A
The Multi-Disciplinary Portfolio****	N/A	N/A	N/A	N/A
The Kinetics Government Money Market Portfolio	$0	$0	$5,746	$10,117
* For the period January 1, 2007, through June 30, 2007.
**The Market Opportunities Portfolio commenced operations on January 31, 2006.
***The Water Infrastructure Portfolio commenced operations on June 29, 2007.
**** The Multi-Disciplinary Portfolio had not commenced operations prior to the date of this SAI.

For the fiscal years ended December 31, 2006, 2005, and 2004 and the six-month period ended June 30, 2007, Kinetics waived advisory fees and reimbursed other expenses in the following amounts:

Waiver and Reimbursement	2007*	2006	2005	2004
The Internet Portfolio	$0	$0	$-	$-
The Internet Emerging Growth Portfolio	$52,712	$48,923	$21,647	$32,794
The Paradigm Portfolio	$440,804	$1,021,175	$694,269	$290,017
The Medical Portfolio	$94,810	$97,885	$6,175	$33,541
The Small Cap Opportunities Portfolio	$189,375	$420,219	$188,379	$67,248
The Market Opportunities Portfolio**	$63,572	$54,935	N/A	N/A
The Water Infrastructure Portfolio***	$0	N/A	N/A	N/A
The Multi-Disciplinary Portfolio****	N/A	N/A	N/A	N/A
The Kinetics Government Money Market Portfolio	$37,991	$29,795	$45,848	$22,973
* For the period January 1, 2007, through June 30, 2007.
**The Market Opportunities Portfolio commenced operations on January 31, 2006.
*** The Water Infrastructure Portfolio commenced operations on June 29, 2007.
**** The Multi-Disciplinary Portfolio had not commenced operations prior to the date of this SAI.

For the above sub-advisory services Aqua Terra receives sub-advisory fees from Kinetics at the annual rate of .35% of daily net assets of the Portfolio.

Kinetics has also entered into a Research Agreement with Horizon Asset Management, Inc. (“Horizon”) and is solely responsible for the payment of all fees owing to Horizon.

Fees of the custodian, administrator, fund accountant and transfer agent are paid by the Funds or by the Portfolios or by the Funds and the Portfolios jointly, as more fully described below.  The Funds pay all other expenses, including:

•	fees and expenses of directors not affiliated with the Adviser;
•	legal and accounting fees;
•	interest, taxes, and brokerage commissions; and
•	record keeping and the expense of operating its offices.

Portfolio Managers

Mr. Peter Doyle
Mr. Peter Doyle serves as the primary Portfolio Manager of the Internet Fund, the Co-Portfolio Manager of the Paradigm Portfolio and the Small Cap Opportunities Portfolio.  The following provides information regarding other accounts managed by Mr. Doyle as of December 31, 2007:

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance
Other Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	3	$3.7 Billion	3	$3.7 Billion
Other Accounts	505	$4.6 Billion	8	$256 Million

Mr. Steven Tuen
Mr. Steven Tuen is the lead Portfolio Manager for the Emerging Growth Portfolio, and a member of the investment team for all other Portfolios.  The following provides information regarding other accounts managed by Mr. Tuen as of December 31, 2007:

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance
Other Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	0	$0	0	$0

Mr. Murray Stahl
Mr. Murray Stahl serves as the Co-Portfolio Manager for the Paradigm Portfolio, the Small Cap Opportunities Portfolio, the Multi-Disciplinary Portfolio and the Market Opportunities Portfolio.  The following provides information regarding other accounts managed by Mr. Stahl as of December 31, 2007:

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance
Other Registered Investment Companies	4	$5.9 Billion	0	$0
Other Pooled Investment Vehicles	11	$7.2 Billion	0	$0
Other Accounts	8	$5.6 Billion	8	$5.6 Billion

Mr. Paul Mampilly
Mr. Mampilly is a member of the investment team for each Portfolio. The following provides information regarding other accounts managed by Mr. Mampilly as of December 31, 2007:

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance
Other Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	0	$0	0	$0

Mr. B. Paul Abel
Mr. B. Paul Abel is the lead Portfolio Manager for the Medical Portfolio.  The following provides information regarding other accounts managed by Mr. Abel as of December 31, 2007:

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance
Other Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	1	$250,000	0	$0
Other Accounts	0	$0	0	$0

Mr. William S. Brennan
William S. Brennan serves as portfolio manager for the Water Infrastructure Portfolio.  The following provides information regarding other accounts managed by Mr. Brennan as of December 31, 2007:

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance
Other Registered Investment Companies	0	0	0	0
Other Pooled Investment Vehicles	2	$10,500,000	1	$10,000,000
Other Accounts	0	0	0	0

Mr. Gerald Sweeney
Gerald Sweeney serves as Senior Analyst and Portfolio Administrator for the Water Infrastructure Portfolio.  The following provides information regarding other accounts managed by Mr. Sweeney as of December 31, 2007:

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance
Other Registered Investment Companies	0	0	0	0
Other Pooled Investment Vehicles	0	0	0	0
Other Accounts	0	0	0	0

Mr. Paul Berman
Paul Berman serves as co-portfolio manager for the Multi-Disciplinary Portfolio.  The following provides information regarding other accounts managed by Mr. Berman as of December 31, 2007.

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance
Other Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	1	$55.8 Million	1	$55.8 Million
Other Accounts	0	$0	0	$0

As of the date of this SAI, the Portfolio Managers beneficially owned shares of the Funds as follows:

Dollar Range of Equity Securities in the Funds Beneficially Owned A. None B. $1-$10,000 C. $10,001-$50,000 D. $50,001-$100,000 E. $100,001-$500,000 F. $500,001-$1,000,000 G. Over $1,000,000

Name of Fund	Name of Portfolio Manager
	Peter Doyle	Steven Tuen	Murray Stahl	B. Paul Abel	P. Mampilly	Bill Brennan	Gerald Sweeney
Internet Fund	B	B	A	A	A	A	A
Internet Emerging Fund	A	B	A	A	A	A	A
Paradigm Fund	G	C	D	C	A	A	A
Medical Fund	A	A	A	B	A	A	A
Small Cap Opportunities Fund	G	B	C	A	A	A	A
Market Opportunities Fund	G	C	A	C	C	A	A
Water Infrastructure Fund	A	A	A	A	A	C	B
Multi-Disciplinary Fund	A	A	A	A	A	A	A

Compensation

As of December 31, 2006, Portfolio Managers are compensated with a base salary and bonus. The base salary is a fixed amount. Bonuses are subjective and are not tied to performance of the Funds, but instead are based on amount and quality of work. The Portfolio Managers also have access to a 401(k) retirement plan (to which the Adviser may make pretax contributions).  Additionally, certain Portfolio Managers are also equity owners of the Adviser.

Portfolio Managers of the Sub-Adviser are compensated with a base salary and bonus.

Material Conflicts of Interest

The Adviser’s and Sub-Adviser’s portfolio managers are responsible for managing one or more of the Portfolios, as well as other accounts, including separate accounts and other pooled investment vehicles.  A portfolio manager may manage a separate account or other pooled investment vehicle that may have a materially higher or lower fee arrangement than the Portfolio or that may have a performance fee arrangement.  The side-by-side management of these accounts may raise potential conflicts of interest relating to cross trading, the allocation of investment opportunities and the aggregation and allocation of trades.  In addition, while portfolio managers generally only manage accounts with similar investment strategies, it is possible that due to varying investment restrictions among accounts that certain investments could be made for some accounts and not others or conflicting investment positions could be taken among accounts.  The Adviser and Sub-Adviser have a fiduciary responsibility to manage all client accounts in a fair and equitable manner.  The Adviser and Sub-Adviser seek to provide best execution of all securities transactions and aggregate and then allocate securities to client accounts in a fair and timely manner.  To this end, the Adviser and Sub-Adviser have developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management.

Administrative Services

U.S. Bancorp Fund Services, LLC (“U.S. Bancorp”), located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as Administrator of the Funds and the Portfolios.  The Administrator is entitled to receive annual fees, which are payable monthly, based on each Fund’s and each Portfolio’s average net assets.  For the fiscal years ended December 31, 2006, 2005, and 2004 and the six months ended June 30, 2007, the Funds and the Portfolios paid U.S. Bancorp the following aggregate amounts for administrative services:

Administrative Services Fees[1]	2007*	2006	2005	2004
The Internet Fund/Portfolio	$33,743	$151,247	$251,595	$403,583
The Internet Emerging Growth Fund/Portfolio	$1,445	$3,654	$5,961	$8,429
The Paradigm Fund/Portfolio	$811,538	$1,178,057	$433,235	$139,387
The Medical Fund/Portfolio	$4,270	$15,329	$24,477	$45,175
The Small Cap Opportunities Fund/Portfolio	$206,397	$250,988	$115,461	$40,845
The Market Opportunities Fund/Portfolio[2]	$12,823	$5,216	N/A	N/A
The Water Infrastructure Fund/Portfolio[3]	$0	N/A	N/A	N/A
The Multi-Disciplinary Fund/Portfolio[4]	N/A	N/A	N/A	N/A
The Kinetics Government Money Market Fund/Portfolio	$405	$1,057	$1,710	$1,377
1Fees reflect Feeder Fund level expenses as well as Master Portfolio level expenses allocated to the Feeder Funds.
2The Market Opportunities Fund commenced operations on January 31, 2006.
3The Water Infrastructure Fund commenced operations on June 29, 2007.
4 The Multi-Disciplinary Fund had not commenced operations prior to the date of this SAI.
* For the six month period from January 1, 2007, through June 30, 2007.

U.S. Bancorp also serves as the Portfolios’ accountant and transfer agent.  As such, U.S. Bancorp provides certain shareholder services and record management services as well as acting as the Portfolios’ dividend disbursement agent.

Administrative services include, but are not limited to, providing office space, equipment, telephone facilities, various personnel, including clerical and supervisory, and computers, as is necessary or beneficial to:

▪	establish and maintain shareholders’ accounts and records,
▪	process purchase and redemption transactions,
▪	process automatic investments of client account cash balances,
▪	answer routine client inquiries regarding the Portfolios,
▪	assist clients in changing dividend options,
▪	account designations, and addresses, and
▪	providing such other services as the Portfolios may reasonably request.

Private Placement Agent

Kinetics Funds Distributor, Inc. (“KFDI”), serves as the private placement agent for the beneficial interests of the Portfolio on a best efforts basis.  KFDI is a registered broker-dealer and member of the National Association of Securities Dealers, Inc., and an affiliate of the Adviser.  Beneficial interests in the Portfolio are issued continuously.

Custodian

U.S. Bank N.A. (“U.S. Bank”), with principal offices at 1552 N. River Center Drive, Suite 302, Milwaukee, WI 53212, is custodian for the securities and cash of the Portfolios.  Under a Custody Agreement, U.S. Bank holds the Portfolios’ assets in safekeeping and keeps all necessary records and documents relating to its duties.  U.S. Bank receives an annual fee equal to 0.005% of the Portfolio’s market value with a minimum annual fee of $3,000.

Codes of Ethics

The Trust, Kinetics, the Sub-Adviser and KFDI have adopted Codes of Ethics pursuant to Rule 17j-1 under the 1940 Act that permit investment personnel subject to the particular Code of Ethics to invest in securities, including securities that may be purchased or held by the Portfolios, for their own accounts.

Valuation of the Portfolios

Unless otherwise noted, the following applies to all the Portfolios except the Kinetics Government Money Market Portfolio.

Shares of beneficial interest in the Portfolios are sold on a continual basis at the NAV per share next computed following acceptance of an order by the Portfolios.  The Portfolios’ NAV is determined at the close of normal trading (currently 4:00 p.m. Eastern Time) on each day the New York Stock Exchange (“NYSE”) is open for trading.  The NYSE is closed on the following holidays:  New Year’s Day, Martin Luther King, Jr.’s Day, Washington’s Birthday/President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

For all Portfolios except the Kinetics Government Money Market Portfolio, the Portfolios’ investment securities are valued each day at the last quoted sales price on the securities principal exchange.  If market quotations are not readily available, securities will be valued at their fair market value as determined in good faith in accordance with procedures approved by the Board of Trustees.  The Portfolios may use independent pricing services to assist in calculating the NAV of the Portfolio’s shares.

The Portfolios’ investment securities that are listed on a U.S. securities exchange or Nasdaq for which market quotations are readily available are valued using the Nasdaq Official Closing Price (“NOCP”). Price information on listed securities is taken from the exchange where the security is primarily traded.  Options, futures, unlisted U.S. securities and listed U.S. securities not traded on the valuation date for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked price.

Trading in foreign securities may be completed at times when the NYSE is closed.  In computing the NAV of each Portfolio that trades foreign securities, the value of a foreign security is determined as of the close of trading on the foreign exchange on which it is principally traded or as of the scheduled close of trading on the NYSE, whichever is earlier, as provided by the approved pricing services or other alternate sources.  In the absence of sales, the last available mean price between the closing bid and asked prices will be used.  Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees.  Values of foreign securities are translated from the local currency into U.S. dollars on the bases of the foreign currency exchange rates, as provided by an independent pricing service or reporting agency, generally prior to the close of the NYSE.  Occasionally, events affecting the value of foreign securities and such exchange rates occur between the time at which they are determined and the close of the NYSE, which events would not be reflected in the computation of a Fund’s NAV.  If events materially affecting the value of such securities or currency exchange rates occur during such time period, the securities will be valued at their fair value as determined in good faith by or under the direction of the Board of Trustees.

Options and futures contracts listed for trading on a securities exchange or board of trade shall be valued at the last quoted sales price or, in the absence of a sale, at the last bid (for long positions) and ask (for short positions) prices.  Options not listed for trading on a securities exchange or board of trade for which over-the-counter market quotations are readily available shall be valued based on the quotations obtained from market makers, dealers, or pricing services.  Securities which have no public market and all other assets of the Portfolio are considered at such value as the Investment Adviser may determine in good faith, in accordance with the Portfolio’s valuation procedures as approved by the Board of Trustees.

Debt obligations that are investment grade and that have 60 days or less remaining until maturities are valued at amortized cost.  Debt obligations (including convertible debt securities) (a) that are not investment grade or (b) that are investment grade and have more than 60 days remaining until maturity at purchase, will be valued as follows: Exchange-listed debt securities are valued at the last quoted sale price on the primary exchange on the valuation date.  If there are no sales on that day, the debt security is generally valued at mean of the current bid and asked prices.  Non-exchange-listed debt securities and other securities which, in the judgment of the Investment Adviser, do not properly represent the value of a security will be valued at their fair market value as determined in good faith in accordance with procedures approved by the Board of Trustees.

The NAV per share of a Portfolio is computed by dividing the value of the securities held by the Portfolio plus any cash or other assets attributable to that Portfolio (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses attributable to that Portfolio) by the total number of shares of that Portfolio outstanding at such time, as shown below:

(Value of Assets of the Portfolio) - (Liabilities of the Portfolio)	=	NAV per share
Shares Outstanding of the Portfolio

Fixed-income securities (other than obligations having a maturity of 60 days or less) are normally valued on the basis of quotes obtained from pricing services, which take into account appropriate factors such as institutional sized trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data.  Fixed-income securities purchased with remaining maturities of 60 days or less are valued at amortized cost if it reflects fair value.  In the event that amortized cost does not reflect market value, market prices as determined above will be used.  Other assets and securities for which no quotations are readily available (including restricted securities) will be valued in good faith at fair value using methods determined by the Board of Trustees of the Portfolios.

Shares of beneficial interest in the Kinetics Government Money Market Portfolio are sold on a continual basis at the NAV per share, which is determined by the Portfolio as of 12:00 p.m. Eastern time each day the NYSE is open for unrestricted business.  The Kinetics Government Money Market Portfolio will utilize the amortized cost method in valuing its portfolio securities.  This method involves valuing a security at its cost adjusted by a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument.  The purpose of this method of calculation is to facilitate the maintenance of a consistent NAV per share for the Kinetics Government Money Market Portfolio of $1.00.  However, there is no assurance that the $1.00 NAV per share will be maintained.

Portfolio Holdings Information

The Trust, on behalf of the Portfolios, maintains policies and procedures relating to selective disclosure of portfolio holdings (“Portfolio Holdings Policies”) that govern the timing and circumstances of disclosure to shareholders and third parties of information regarding the portfolio investments held by the Portfolios.  These Portfolio Holdings Policies have been approved by the Board of Trustees of the Trust on behalf of the Portfolios.  Disclosure of the Portfolios’ complete holdings made quarterly within 60 days of the end of each fiscal quarter in the Annual Report and Semi-Annual Report to shareholders and in the quarterly holdings report on Form N-Q.  These reports are available, free of charge, on the EDGAR database on the SEC’s website at www.sec.gov.  Under the Portfolio Holdings Policies, neither the Trust nor any of its representatives may solicit or accept any compensation or other consideration in connection with Portfolio Holdings.

The Adviser only discloses information concerning securities held by the Portfolios under the following circumstances:

•
twenty calendar days after the end of each calendar month, the Adviser posts (a) the top fifteen (15) securities held by each Portfolio and their respective percentage of the Portfolio on the Trust’s website and (b) the top five (5) performing and the bottom five (5) performing securities held by each of the Trust’s portfolios; and

•
as required by the federal securities laws, the Portfolios will disclose portfolio holdings in their applicable regulatory filings, including shareholder reports, reports on Forms N-CSR and N-Q or such other filings, reports or disclosure documents as the applicable regulatory authorities may require.

Portfolio holdings information that is not filed with the SEC or posted on the Trust’s website may be provided to third parties only if the third party recipients are required to keep all portfolio holdings information confidential  and are prohibited from trading on the information they receive.  Disclosure to such third parties must be approved in advance by the Trust’s or Adviser’s President.  The Administrator is responsible for portfolio holdings disclosure to third party service providers of auditing, custody, proxy voting and other similar services for the Portfolios, as well as rating and ranking organizations, which will generally be permitted; however, information may be disclosed to other third parties (including, without limitation, individuals, institutional investors, and intermediaries that sell shares of the Funds,) only upon approval by the Trust’s or Adviser’s President, who must first determine that the Portfolio has a legitimate business purpose for doing so.  In general, each recipient of non-public portfolio holdings information must sign a confidentiality and non-trading agreement, although this requirement will not apply when the recipient is otherwise subject to a duty of confidentiality. In accordance with the policy, the identity of those recipients who receive non-public portfolio holdings information on an ongoing basis is as follows: the Trust’s Adviser, the Trust’s Sub-Adviser, the Trust’s transfer agent and Administrator – U.S. Bancorp Fund Services, LLC, the Trust’s independent registered public accounting firm, the Trust’s custodian, the Trust’s legal counsel and the Trust’s proxy voting service.  Such holdings are released on conditions of confidentiality, which include appropriate trading prohibitions.  “Conditions of confidentiality” include confidentiality terms included in written agreements, implied by the nature of the relationship (e.g., attorney-client relationship), or required by fiduciary or regulatory principles (e.g., custody services provided by financial institutions). Portfolio holdings may also be provided earlier to shareholders and their agents who receive redemptions in kind that reflect a pro rata allocation of all securities held in the portfolio.  Third party providers of custodial or accounting services to the Portfolios may release non-public portfolio holdings information of the Portfolios only with the permission of the Administrator.  From time to time portfolio holdings information may be provided to broker-dealers solely in connection with a Portfolio seeking portfolio securities trading suggestions. In providing this information reasonable precautions, including limitations on the scope of the portfolio holdings information disclosed, are taken to avoid any potential misuse of the disclosed information.

The Trust’s Portfolio Holdings Policies set forth the third parties who receive portfolio holdings information pursuant to ongoing arrangements.  Furthermore, the Policies can only be revised by Board approval.  The Board will be notified by the Adviser and the Administrator if disclosures are made concerning the Trust’s portfolio holdings in contravention of the Trust’s Portfolio Holdings Policies.

In determining the existence of a legitimate business purpose, and in order to ensure that the disclosure of the Trust’s portfolio holdings is in the best interests of the Trust’s shareholders, the following factors, and any additional relevant factors, shall be considered by the Trust or its service providers when disclosing non-public portfolio holdings information to selected third parties:  (1) whether the disclosure is consistent with the anti-fraud provisions of the federal securities laws; and (2) avoidance of any conflicts of interest between the interests of the Trust’s shareholders and the service providers.

Purchasing Shares of Beneficial Interest in the Portfolios

Shares of beneficial interest in the Portfolios are sold without a sales load, at the NAV next determined after an order is received by the Portfolios.  Investments in the Portfolios are sold solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Investments in the Portfolios may be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, insurance company separate accounts, and certain qualified pension and retirement plans.  The Registration Statement of which this SAI is a part does not constitute an offer to sell, or the solicitation of any offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Portfolios.  The Portfolios reserve the right to cease accepting investments at any time or to reject any investment order.

Redemption of Shares of Beneficial Interest in the Portfolios

An investor in the Portfolios may withdraw all or any portion of its investment at the NAV next determined after a redemption request in good order is received by a Portfolio.  The proceeds of a redemption will be paid by the Portfolios in federal funds normally on the business day that the redemption is effected, but in any event within three business days, except as extensions may be permitted by law.

The Portfolios reserve the right to pay the redemption price of shares of beneficial interest in kind, i.e., in readily marketable securities.  Unless requested by an investor or deemed by the Adviser to be in the best interests of the investors in a Portfolio as a group, the Portfolios will not pay a redemption in kind to an investor, except in situations where that investor may pay redemptions in kind.

The right of any investor to receive payment with respect to any redemption may be suspended, or the payment of the redemption proceeds postponed, during any period in which the NYSE is closed or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

Brokerage

Each Portfolio’s assets are invested by the Adviser or Sub-Adviser in a manner consistent with the Portfolio’s investment objective, strategies, policies and restrictions and with any instructions the Board of Trustees may issue from time to time.  Within this framework, the Adviser or Sub-Adviser is responsible for making all determinations as to the purchase and sale of portfolio securities and for taking all steps necessary to implement securities transactions on behalf of each Portfolio.

Transactions on U.S. stock exchanges, commodities markets and futures markets and other agency transactions may involve the payment by the Adviser on behalf of the Portfolios of negotiated brokerage commissions.  Such commissions vary among different brokers.  A particular broker may charge different commissions according to such factors as the difficulty and size of the transaction.  Transactions in foreign investments often involve the payment of fixed brokerage commissions, which may be higher than those in the United States.  There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid by the Adviser usually includes an undisclosed dealer commission or mark-up.  In underwritten offerings, the price paid by the Adviser on behalf of the Portfolios includes a disclosed, fixed commission or discount retained by the underwriter or dealer.

U.S. Government securities generally are traded in the over-the-counter market through broker-dealers.  A broker-dealer is a securities firm or bank that makes a market for securities by offering to buy at one price and sell at a slightly higher price.  The difference between the prices is known as a spread.

In placing orders for the purchase and sale of portfolio securities for the Portfolios, the Adviser seeks to obtain the best price and execution, taking into account such factors as price, size of order, difficulty and risk of execution and operational facilities of the firm involved.  For securities traded in the over-the-counter markets, the Adviser deals directly with the dealers who make markets in these securities unless better prices and execution are available elsewhere.  The Adviser negotiates commission rates with brokers based on the quality and quantity of services provided in light of generally prevailing rates, and while the Adviser generally seeks reasonably competitive commission rates, the Portfolios do not necessarily pay the lowest commissions available.  The Board of Trustees periodically reviews the commission rates and allocation of orders.

When consistent with the objectives of best price and execution, business may be placed with broker-dealers who furnish investment research or services to the Adviser or Sub-Adviser.  Such research or services include advice, both orally and in writing, as to the value of securities; the advisability of investing in, purchasing or selling securities; and the availability of securities, or purchasers or sellers of securities; as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts.  To the extent portfolio transactions are effected with broker-dealers who furnish research services to the Adviser or Sub-Adviser, the Adviser or Sub-Adviser receives a benefit, not capable of evaluation in dollar amounts, without providing any direct monetary benefit to the Portfolios from these transactions.  The Adviser or Sub-Adviser believes that most research services obtained by them generally benefit several or all of the investment companies and private accounts that they manage, as opposed to solely benefiting one specific managed fund or account.

The Trust, on behalf of a Portfolio, may also enter into arrangements, commonly referred to as “broker/service arrangements” with broker-dealers pursuant to which a broker-dealer agrees to pay the cost of certain products or services provided to the Portfolio in exchange for fund brokerage.  Under a typical brokerage/service arrangement, a broker agrees to pay a portion of the Portfolio’s custodian, administrative or transfer agency fees, and, in exchange, the Portfolio agrees to direct a minimum amount of brokerage to the broker.  The Adviser, on behalf of the Trust, usually negotiates the terms of the contract with the service provider, which is paid directly by the broker.

The Portfolios may direct certain portfolio trades to unaffiliated brokers who pay a portion of the commissions for those trades in cash to the applicable Portfolio that generated the commission.  Prior to March 31, 2006, the Portfolios also had such an agreement with a broker/dealer affiliated with the Adviser.  For the period ended June 30, 2007, the total expenses of the Portfolios were reduced by $9,878, $399, $34,156, $10,059 and $130,234, for the Internet Portfolio, Internet Emerging Growth Portfolio, Paradigm Portfolio, Medical Portfolio, Small Cap Opportunities Portfolio, and Water Infrastructure Portfolio, respectively, by using directed brokerage credits.  The Multi-Disciplinary Portfolio had not commenced operations as of December 31, 2007.

From time-to-time, the Adviser may effect transactions in portfolio securities with executing brokers that may also promote or sell shares of the Funds/Portfolios (“selling brokers”) pursuant to policies adopted by the Company’s/Trust’s Board of Directors/Trustees.  These policies provide that the Adviser shall not (i) take into consideration the promotion or sale of the Funds’/Portfolios’ shares as a factor in selecting executing brokers for the Funds/Portfolios, (ii) enter into an arrangement or understanding (whether oral or written) pursuant to which the Adviser directs, or is expected to direct, portfolio securities transactions or any other remuneration (as described below) to any broker or dealer in consideration for the promotion or sale of the Funds/Portfolios, and (iii) enter into a “step out” or any other type of arrangement under which a portion of the Funds’/Portfolios’ commission is directed to the selling brokers for the purpose of compensating such brokers for promoting or selling shares of the Funds/Portfolios.  This prohibition applies to all transactions whether such transaction involves a commission, mark-up, mark down, other fee or portion of another fee paid or to be paid from a transaction effected through an executing broker.

The same security may be suitable for a Portfolio, another portfolio series of the Trust or other private accounts managed by the Adviser or Sub-Adviser.  If and when a Portfolio and two or more accounts simultaneously purchase or sell the same security, the transactions will be allocated as to price and amount in accordance with arrangements equitable to the Portfolio and the accounts.  The simultaneous purchase or sale of the same securities by the Portfolio and other accounts may have a detrimental effect on the Portfolio, as this may affect the price paid or received by the Portfolio or the size of the position obtainable or able to be sold by the Portfolio.

The following table represents the total brokerage commissions paid by the Portfolios for the three fiscal years ended December 31, 2006, 2005, and 2004 and the six-month period ended June 30, 2007:

Total Brokerage Commissions Paid	2007*	2006	2005	2004
The Internet Portfolio	$26,110	$100,880	$73,480	$440,708
The Internet Emerging Growth Portfolio	$1,290	$4,880	$1,639	$4,394
The Paradigm Portfolio	$1,266,556	$1,710,960	$608,662	$213,096
The Medical Portfolio	$17,430	$13,891	$8,712	$13,661
The Small Cap Opportunities Portfolio	$683,367	$667,746	$290,668	$154,877
The Market Opportunities Portfolio[1]	$63,443	$43,849	N/A	N/A
The Water Infrastructure Portfolio[2]	$0	N/A	N/A	N/A
The Multi-Disciplinary Portfolio[3]	N/A	N/A	N/A	N/A
The Kinetics Government Money Market Portfolio	$0	N/A	N/A	N/A
1The Market Opportunities Portfolio commenced operations on January 31, 2006.
2The Water Infrastructure Portfolio had not commenced operations as of December 31, 2006.
3 The Multi-Disciplinary Portfolio had not commenced operations as of December 31, 2006.
* For the period from January 1, 2007, through June 30, 2007.

The significant changes between the aggregate dollar amounts of brokerage commissions paid in 2006, 2005 and 2004 by the Internet Portfolio, the Paradigm Portfolio and the Small Cap Opportunities Portfolio are due to the capital flows to each Portfolio.

For the fiscal years ended December 31, 2006, 2005, and 2004, certain Portfolios effected a portion of their portfolio transactions through KBD Securities, LLC, which is an affiliate of the Adviser and the Distributor.  The table below discloses (1) the aggregate amount of commissions paid to KBD Securities, LLC by the Portfolios during the fiscal years ended December 31, 2006, 2005, and 2004, (2) the percentage of each Portfolio’s aggregate brokerage commissions for the fiscal year ended December 31, 2006 that was paid to KBD Securities, LLC, and (3) the percentage of each Portfolio’s aggregate dollar amount of transactions that involved payment of commissions that was effected through KBD Securities, LLC during the fiscal year ended December 31, 2006.

Total Affiliated Brokerage Commissions Paid[1]
Portfolio	2006 Aggregate Amount	2006 % of Aggregate Commissions	2006 % of Aggregate Commissions Transactions	2005 Aggregate Amount	2004 Aggregate Amount
The Internet Portfolio	$5,312	5%	8%	$19,320	$324,320
The Internet Emerging Growth Portfolio	$1,569	32%	43%	$855	$3,850
The Paradigm Portfolio	$62,827	4%	5%	$210,699	$52,578
The Medical Portfolio	$1,850	13%	28%	$2.492	$7,372
The Small Cap Opportunities Portfolio	$18,265	3%	4%	$105,783	$43,042
The Market Opportunities Portfolio[2]	$1,701	4%	5%	N/A	N/A
The Water Infrastructure Portfolio[3]	N/A	N/A	N/A	N/A	N/A
The Multi-Disciplinary Porfolio[4]	N/A	N/A	N/A	N/A	N/A
The Kinetics Government Money Market Portfolio	N/A	N/A	N/A	N/A	N/A
1 The commissions listed do not reflect brokerage credits issued to the Funds by KBD Securities, LLC.
2The Market Opportunities Portfolio commenced operations on January 31, 2006.
3The Water Infrastructure Portfolio commenced operations on June 29, 2007.
4 The Multi-Disciplinary Portfolio had not commenced operations prior to the date of this SAI.

Taxes

The Portfolios will be classified for federal income tax purposes as partnerships that are not “publicly traded partnerships.”  As a result, the Portfolios are not subject to federal income tax; instead, each holder of shares of beneficial interest in a Portfolio (“Interestholder”) is required to take into account in determining its federal income tax liability its share of the particular Portfolio’s income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from a Portfolio.  The Portfolios are also not subject to Delaware income or franchise tax.

An Interestholder is deemed to own a proportionate share of that Portfolio’s assets and to earn a proportionate share of that Portfolio’s income, for, among other things, purposes of determining whether the Interestholder satisfies the requirements to qualify as a regulated investment company (“RIC”).  Accordingly, the Portfolios intend to conduct their operations so that their Interestholders that invest substantially all of their assets in a Portfolio and intend to qualify as RICs should be able to satisfy all those requirements.

Distributions to an Interestholder from a Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the Interestholder’s recognition of any gain or loss for federal income tax purposes, except that:  (1) gain will be recognized to the extent any cash that is distributed exceeds the Interestholder’s basis for its interest in a Portfolio before the distribution; (2) income or gain will be recognized if the distribution is in liquidation of the Interestholder’s entire interest in a Portfolio and includes a disproportionate share of any unrealized receivables held by a Portfolio; (3) loss will be recognized to the extent that a liquidation distribution consisting solely of cash and/or unrealized receivables is less than the Interestholder’s basis for its interest in a Portfolio prior to the distribution; and (4) gain or loss may be recognized on a distribution to an Interestholder that contributed property to a Portfolio.  An Interestholder’s basis for its interest in a Portfolio generally will equal the amount of cash and the basis of any property it invests in a Portfolio, increased by the Interestholder’s share of that Portfolio’s income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the Interestholder and (b) the Interestholder’s share of the Portfolio’s losses and other deductions.

The income tax consequences to a non-U.S. Interestholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein.  Non-U.S. Interestholders may be required to provide appropriate documentation to establish their entitlement to the benefits of such a treaty.  Non-U.S. Interestholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolios.

The foregoing discussion relates only to federal income tax law.  Income from the Portfolios also may be subject to foreign, state and local taxes, and their treatment under foreign, state and local income tax laws may differ from the federal income tax treatment.  Interestholders should consult their tax advisors with respect to particular questions of federal, state and local taxation.

Independent Registered Public Accounting Firm

Tait, Weller & Baker LLP, 1818 Market Street, Suite 2400, Philadelphia, PA 19103 serves as the Portfolios’ independent registered public accounting firm.  Its services include an audit of the Portfolios’ financial statements and the performance of other related audit and tax services.

Financial Statements

The audited financial statements for the Portfolios (with the exception of the Water Infrastructure Portfolio and Multi-Disciplinary Portfolio) for the fiscal year ended December 31, 2006 are incorporated herein by reference to the Funds’ Annual Report at December 31, 2006, as filed with the Securities and Exchange Commission.  The Water Infrastructure Portfolio and the Multi-Disciplinary Portfolio did not have audited financial statements for the fiscal year ended December 31, 2006 because they had not commenced operations as of December 31, 2006.  The unaudited financial statements for the Portfolios (with the exception of the Multi-Disciplinary Portfolio) for the six months ended June 30, 2007, and incorporated herein by reference to the Funds’ Semi-Annual Report at June 30, 2007, as filed with the Securities and Exchange Commission.

Financial statements certified by the Portfolios’ independent registered public accounting firm will be submitted to shareholders at least annually.

APPENDIX A

DESCRIPTION OF SECURITIES RATINGS

Short-Term Credit Ratings

A Standard & Poor’s short-term issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation having an original maturity of no more than 365 days.  The following summarizes the rating categories used by Standard & Poor’s for short-term issues:

“A-1” – Obligations are rated in the highest category and indicate that the obligor’s capacity to meet its financial commitment on the obligation is strong.  Within this category, certain obligations are designated with a plus sign (+).  This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

“A-2” – The obligor’s capacity to meet its financial commitment on the obligation is satisfactory.  Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in the higher rating categories.

“A-3” – Obligor has adequate protection parameters.  However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

“B” – An obligation is regarded as having significant speculative characteristics.  The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.  Ratings of “B1”, “B-2” and “B-3” may be assigned to indicate finer distinction within the “B” category.

“C” – Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

“D” – Obligations are in payment default.  This rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period.  The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Local Currency and Foreign Currency Risks - Country risk considerations are a standard part of Standard & Poor’s analysis for credit ratings on any issuer or issue.  Currency of repayment is a key factor in this analysis.  An obligor’s capacity to repay foreign currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government’s own relatively lower capacity to repay external versus domestic debt.  These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues.  Foreign Currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

Moody’s Investors Service (“Moody’s”) short-term ratings are opinions of the ability of issuers to honor short-term financial obligations.  Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments.  Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

“P-1” – Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

“P-2” – Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

“P-3” – Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

“NP” – Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Fitch, Inc. / Fitch Ratings Ltd. (“Fitch”) short-term ratings scale applies to foreign currency and local currency ratings.  A short-term rating has a time horizon of less than 13 months for most obligations, or up to three years for U.S. public finance, in line with industry standards, to reflect unique risk characteristics of bond, tax, and revenue anticipation notes that are commonly issued with terms up to three years.  Short-term ratings thus place greater emphasis on the liquidity necessary to meet financial  commitments in a timely manner.  The following summarizes the rating categories used by Fitch for short-term obligations:

“F1” – Securities possess the highest credit quality.  This designation indicates the strongest capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F2” – Securities possess good credit quality.  This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

“F3” – Securities possess fair credit quality.  This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near term adverse changes could result in a reduction to non investment grade.

“B” – Securities possess speculative credit quality.  This designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near term adverse changes in financial and economic conditions.

“C” – Securities possess high default risk.  Default is a real possibility.  This designation indicates a capacity for meeting financial commitments which is solely reliant upon a sustained, favorable business and economic environment.

“D” – Indicates an entity or sovereign that has defaulted on all of its financial obligations.

“NR” – This designation indicates that Fitch does not publicly rate the associated issue or issuer.

“WD” – This designation indicates that the rating has been withdrawn and is no longer maintained by Fitch.

The following summarizes the ratings used by Dominion Bond Rating Service Limited (“DBRS”) for commercial paper and short-term debt:

“R-1 (high)” - Short-term debt rated “R-1 (high)” is of the highest credit quality, and indicates an entity possessing unquestioned ability to repay current liabilities as they fall due. Entities rated in this category normally maintain strong liquidity positions, conservative debt levels, and profitability that is both stable and above average. Companies achieving an “R-1 (high)” rating are normally leaders in structurally sound industry segments with proven track records, sustainable positive future results, and no substantial qualifying negative factors. Given the extremely tough definition DBRS has established for an “R-1 (high)”, few entities are strong enough to achieve this rating.

“R-1 (middle)” – Short-term debt rated “R-1 (middle)” is of superior credit quality and, in most cases, ratings in this category differ from “R-1 (high)” credits by only a small degree. Given the extremely tough definition DBRS has established for the “R-1 (high)” category, entities rated “R-1 (middle)” are also considered strong credits, and typically exemplify above average strength in key areas of consideration for the timely repayment of short-term liabilities.

“R-1 (low)” – Short-term debt rated “R-1 (low)” is of satisfactory credit quality. The overall strength and outlook for key liquidity, debt and profitability ratios is not normally as favorable as with higher rating categories, but these considerations are still respectable. Any qualifying negative factors that exist are considered manageable, and the entity is normally of sufficient size to have some influence in its industry.

“R-2 (high)” – Short-term debt rated “R-2 (high)” is considered to be at the upper end of adequate credit quality.  The ability to repay obligations as they mature remains acceptable, although the overall strength and outlook for key liquidity, debt, and profitability ratios is not as strong as credits rated in the “R-1 (low)” category.  Relative to the latter category, other shortcomings often include areas such as stability, financial flexibility, and the relative size and market position of the entity within its industry.

“R-2 (middle)” – Short-term debt rated “R-2 (middle)” is considered to be of adequate credit quality.  Relative to the “R-2 (high)” category, entities rated “R-2 (middle)” typically have some combination of higher volatility, weaker debt or liquidity positions, lower future cash flow capabilities, or are negatively impacted by a weaker industry.  Ratings in this category would be more vulnerable to adverse changes in financial and economic conditions.

“R-2 (low)” – Short-term debt rated “R-2 (low)” is considered to be at the lower end of adequate credit quality, typically having some combination of challenges that are not acceptable for an “R-2 (middle)” credit.  However, “R-2 (low)” ratings still display a level of credit strength that allows for a higher rating than the “R-3” category, with this distinction often reflecting the issuer’s liquidity profile.

“R-3” – Short-term debt rated “R-3” is considered to be at the lowest end of adequate credit quality, one step up from being speculative.  While not yet defined as speculative, the R-3 category signifies that although repayment is still expected, the certainty of repayment could be impacted by a variety of possible adverse developments, many of which would be outside the issuer’s control.  Entities in this area often have limited access to capital markets and may also have limitations in securing alternative sources of liquidity, particularly during periods of weak economic conditions.

“R-4” – Short-term debt rated R-4 is speculative.  R-4 credits tend to have weak liquidity and debt ratios, and the future trend of these ratios is also unclear.  Due to its speculative nature, companies with R-4 ratings would normally have very limited access to alternative sources of liquidity.  Earnings and cash flow would typically be very unstable, and the level of overall profitability of the entity is also likely to be low.  The industry environment may be weak, and strong negative qualifying factors are also likely to be present.

“R-5” – Short-term debt rated R-5 is highly speculative.  There is a reasonably high level of uncertainty as to the ability of the entity to repay the obligations on a continuing basis in the future, especially in periods of economic recession or industry adversity.  In some cases, short term debt rated R-5 may have challenges that if not corrected, could lead to default.

“D” – A security rated “D” implies the issuer has either not met a scheduled payment or the issuer has made it clear that it will be missing such a payment in the near future.  In some cases, DBRS may not assign a “D” rating under a bankruptcy announcement scenario, as allowances for grace periods may exist in the underlying legal documentation.  Once assigned, the “D” rating will continue as long as the missed payment continues to be in arrears, and until such time as the rating is suspended, discontinued, or reinstated by DBRS.

Long-Term Credit Ratings

The following summarizes the ratings used by Standard & Poor’s for long-term issues:

“AAA” – An obligation rated “AAA” has the highest rating assigned by Standard & Poor’s.  The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

“AA” – An obligation rated “AA” differs from the highest-rated obligations only to a small degree.  The obligor’s capacity to meet its financial commitment on the obligation is very strong.

“A” – An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories.  However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

“BBB” – An obligation rated “BBB” exhibits adequate protection parameters.  However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated “BB,” “B,” “CCC,” “CC” and “C” are regarded as having significant speculative characteristics.  “BB” indicates the least degree of speculation and “C” the highest.  While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

“BB” – An obligation rated “BB” is less vulnerable to nonpayment than other speculative issues.  However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“B” – An obligation rated “B” is more vulnerable to nonpayment than obligations rated “BB,” but the obligor currently has the capacity to meet its financial commitment on the obligation.  Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

“CCC” – An obligation rated “CCC” is currently vulnerable to nonpayment, and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.  In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

“CC” – An obligation rated “CC” is currently highly vulnerable to nonpayment.

“C” – A subordinated debt or preferred stock obligation rated “C” is currently highly vulnerable to nonpayment.  The “C” rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued.  A “C” also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

“D” – An obligation rated “D” is in payment default.  The “D” rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period.  The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or minus (-) – The ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

“NR” – This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Local Currency and Foreign Currency Risks - Country risk considerations are a standard part of Standard & Poor’s analysis for credit ratings on any issuer or issue.  Currency of repayment is a key factor in this analysis.  An obligor’s capacity to repay foreign currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government’s own relatively lower capacity to repay external versus domestic debt.  These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues.  Foreign currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

The following summarizes the ratings used by Moody’s for long-term debt:

“Aaa” – Obligations rated “Aaa” are judged to be of the highest quality, with minimal credit risk.

“Aa” – Obligations rated “Aa” are judged to be of high quality and are subject to very low credit risk.

“A” – Obligations rated “A” are considered upper-medium grade and are subject to low credit risk.

“Baa” – Obligations rated “Baa” are subject to moderate credit risk.  They are considered medium-grade and as such may possess certain speculative characteristics.

“Ba” – Obligations rated “Ba” are judged to have speculative elements and are subject to substantial credit risk.

“B” – Obligations rated “B” are considered speculative and are subject to high credit risk.

“Caa” – Obligations rated “Caa” are judged to be of poor standing and are subject to very high credit risk.

“Ca” – Obligations rated “Ca” are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C” – Obligations rated “C” are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Note:  Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from “Aa” through “Caa.”  The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

The following summarizes long-term ratings used by Fitch:

“AAA” – Securities considered to be of the highest credit quality.  “AAA”  ratings denote the lowest expectation of credit risk.  They are assigned only in case of exceptionally strong capacity for payment of financial commitments.  This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA” – Securities considered to be of very high credit quality.  “AA” ratings denote expectations of very low credit risk.  They indicate very strong capacity for timely payment of financial commitments.  This capacity is not significantly vulnerable to foreseeable events.

“A” – Securities considered to be of high credit quality.  “A” ratings denote expectations of low credit risk.  The capacity for payment of financial commitments is considered strong.  This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

“BBB” – Securities considered to be of good credit quality.  “BBB” ratings indicate that there are currently expectations of low credit risk.  The capacity for payment of financial commitments is considered adequate but adverse changes in circumstances and economic conditions are more likely to impair this capacity.  This is the lowest investment grade category.

“BB” – Securities considered to be speculative.  “BB” ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met.  Securities rated in this category are not investment grade.

“B” – Securities considered to be highly speculative.  “B” ratings indicate that significant credit risk is present, but a limited margin of safety remains.  Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

“CCC,” “CC” and “C” – Securities have high default risk.  Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments.  A “CC” rating indicates that default of some kind appears probable.  “C” ratings signal imminent default.

“RD” – Indicates an entity has failed to make due payments (within the applicable grace period) on some but not all material financial obligations, but continues to honor other classes of obligations.

“D” – Indicates an entity or sovereign that has defaulted on all of its financial obligations.

Plus (+) or minus (-) may be appended to a rating to denote relative status within major rating categories.  Such suffixes are not added to the “AAA” category or to categories below “CCC”.

“NR” indicates that Fitch does not publicly rate the associated issue or issuer.

The following summarizes the ratings used by DBRS for long-term debt:

“AAA” -  Long-term debt rated “AAA” is of the highest credit quality, with exceptionally strong protection for the timely repayment of principal and interest. Earnings are considered stable, the structure of the industry in which the entity operates is strong, and the outlook for future profitability is favorable. There are few qualifying factors present which would detract from the performance of the entity.  The strength of liquidity and coverage ratios is unquestioned and the entity has established a creditable track record of superior performance. Given the extremely high standard which DBRS has set for this category, few entities are able to achieve a “AAA” rating.

“AA” – Long-term debt rated “AA” is of superior credit quality, and protection of interest and principal is considered high.  In many cases they differ from long-term debt rated “AAA” only to a small degree.  Given the extremely restrictive definition DBRS has for the “AAA” category, entities rated “AA” are also considered to be strong credits, typically exemplifying above-average strength in key areas of consideration and unlikely to be significantly affected by reasonably foreseeable events.

“A” – Long-term debt rated “A” is of satisfactory credit quality.  Protection of interest and principal is still substantial, but the degree of strength is less than that of “AA” rated entities. While “A” is a respectable rating, entities in this category are considered to be more susceptible to adverse economic conditions and have greater cyclical tendencies than higher-rated securities.

“BBB” – Long-term debt rated “BBB” is of adequate credit quality. Protection of interest and principal is considered acceptable, but the entity is fairly susceptible to adverse changes in financial and economic conditions, or there may be other adverse conditions present which reduce the strength of the entity and its rated securities.

“BB” – Long-term debt rated “BB” is defined to be speculative and non-investment grade, where the degree of protection afforded interest and principal is uncertain, particularly during periods of economic recession.  Entities in the “BB” range typically have limited access to capital markets and additional liquidity support.  In many cases, deficiencies in critical mass, diversification, and competitive strength are additional negative considerations.

“B” – Long-term debt rated “B” is highly speculative and there is a reasonably high level of uncertainty as to the ability of the entity to pay interest and principal on a continuing basis in the future, especially in periods of economic recession or industry adversity.

“CCC”, CC” and “C” –Long-term debt rated in any of these categories is very highly speculative and is in danger of default of interest and principal. The degree of adverse elements present is more severe than long-term debt rated “B.”  Long-term debt rated below “B” often have features which, if not remedied, may lead to default. In practice, there is little difference between these three categories, with “CC” and “C” normally used for lower ranking debt of companies for which the senior debt is rated in the “CCC” to “B” range.

“D”– A security rated “D” implies the issuer has either not met a scheduled payment of interest or principal or that the issuer has made it clear that it will miss such a payment in the near future.  In some cases, DBRS may not assign a “D” rating under a bankruptcy announcement scenario, as allowances for grace periods may exist in the underlying legal documentation.  Once assigned, the “D” rating will continue as long as the missed payment continues to be in arrears, and until such time as the rating is suspended, discontinued or reinstated by DBRS.

(“high”, “low”) – Each rating category is denoted by the subcategories “high” and “low”.  The absence of either a “high” or “low” designation indicates the rating is in the “middle” of the category.  The “AAA” and “D” categories do not utilize “high”, “middle”, and “low” as differential grades.

Municipal Note Ratings

A Standard & Poor’s U.S. municipal note rating reflects the liquidity factors and market access risks unique to notes. Notes due in three years or less will likely receive a note rating.  Notes maturing beyond three years will most likely receive a long-term debt rating.  The following criteria will be used in making that assessment:

h  Amortization schedule-the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

h  Source of payment-the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Note rating symbols are as follows:

“SP-1” – The issuers of these municipal notes exhibit a strong capacity to pay principal and interest.  Those issues determined to possess a very strong capacity to pay debt service are given a plus (+) designation.

“SP-2” – The issuers of these municipal notes exhibit a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

“SP-3” – The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

Moody’s uses three rating categories for short-term municipal obligations that are considered investment grade.  These ratings are designated as Municipal Investment Grade (“MIG”) and are divided into three levels – “MIG-1” through “MIG-3”.  In addition, those short-term obligations that are of speculative quality are designated “SG”, or speculative grade.  MIG ratings expire at the maturity of the obligation.  The following summarizes the ratings used by Moody’s for these short-term obligations:

“MIG-1” – This designation denotes superior credit quality.  Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

“MIG-2” – This designation denotes strong credit quality.  Margins of protection are ample, although not as large as in the preceding group.

“MIG-3” – This designation denotes acceptable credit quality.  Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

“SG” – This designation denotes speculative-grade credit quality.  Debt instruments in this category may lack sufficient margins of protection.

In the case of variable rate demand obligations (“VRDOs”), a two-component rating is assigned; a long or short-term debt rating and a demand obligation rating.  The first element represents Moody’s evaluation of the degree of risk associated with scheduled principal and interest payments.  The second element represents Moody’s evaluation of the degree of risk associated with the ability to receive purchase price upon demand (“demand feature”), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or “VMIG” rating.

When either the long- or short-term aspect of a VRDO is not rated, that piece is designated “NR”, e.g., “Aaa/NR” or “NR/VMIG-1”.

VMIG rating expirations are a function of each issue’s specific structural or credit features.

“VMIG-1” – This designation denotes superior credit quality.  Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“VMIG-2” – This designation denotes strong credit quality.  Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“VMIG-3” – This designation denotes acceptable credit quality.  Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“SG” – This designation denotes speculative-grade credit quality.  Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

Fitch uses the same ratings for municipal securities as described above for other short-term credit ratings.

About Credit Ratings

A Standard & Poor’s issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs).  It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated.  The opinion evaluates the obligor’s capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default. The issue credit rating is not a recommendation to purchase, sell, or hold a financial obligation, inasmuch as it does not comment as to market price or suitability for a particular investor.

Moody’s credit ratings must be construed solely as statements of opinion and not as statements of fact or recommendations to purchase, sell or hold any securities.

Fitch’s credit ratings provide an opinion on the relative ability of an entity to meet financial commitments, such as interest, preferred dividends, repayment of principal, insurance claims or counterparty obligations.  Fitch credit ratings are used by investors as indications of the likelihood of receiving their money back in accordance with the terms on which they invested.  Fitch’s credit ratings cover the global spectrum of corporate, sovereign (including supranational and sub-national), financial, bank, insurance, municipal and other public finance entities and the securities or other obligations they issue, as well as structured finance securities backed by receivables or other financial assets.

DBRS credit ratings are opinions based on the quantitative and qualitative analysis of information sourced and received by DBRS, which information is not audited or verified by DBRS.  Ratings are not buy, hold or sell recommendations and they do not address the market price of a security.  Ratings may be upgraded, downgraded, placed under review, confirmed and discontinued.

Exhibit B

ISS 2007 US Proxy Voting Guidelines Concise Summary

2099 GAITHER ROAD
SUITE 501
ROCKVILLE, MD• 20850-4045
(301) 556-0500
FAX (301) 556-0486
WWW.ISSPROXY.COM

Copyright © 2006 by Institutional Shareholder Services.

All rights reserved. No part of this publication may be reproduced or transmitted in any form or by any means, electronic or mechanical, including photocopy, recording, or any information storage and retrieval system, without permission in writing from the publisher.

Requests for permission to make copies of any part of this work should be sent to:
Institutional Shareholder Services
Marketing Department
2099 Gaither Road
Rockville, MD 20850
ISS is a trademark used herein under license.

Concise Summary of ISS 2007 Proxy Voting Guidelines
Effective for Meetings Feb. 1, 2007
Updated Dec. 15, 2006
1. Auditors
Auditor Ratification
Vote FOR proposals to ratify auditors, unless any of the following apply:
•	An auditor has a financial interest in or association with the company, and is therefore not independent,
•	There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position; or
•	Fees for non-audit services (“Other” fees) are excessive.
2. Board of Directors
Voting on Director Nominees in Uncontested Elections
Vote CASE-BY-CASE on director nominees, examining, but not limited to, the following factors:
•	Composition of the board and key board committees;
•	Attendance at board and committee meetings;
•	Corporate governance provisions and takeover activity;
•	Disclosures under Section 404 of Sarbanes-Oxley Act;
•	Long-term company performance relative to a market and peer index;
•	Extent of the director’s investment in the company;
•	Existence of related party transactions;
•	Whether the chairman is also serving as CEO;
•	Whether a retired CEO sits on the board;
•	Number of outside boards at which a director serves;
•	Majority vote standard for director elections without a provision to allow for plurality voting when there are more nominees than seats. when there are more nominees than seats.
WITHHOLD from individual directors who:
•	Attend less than 75 percent of the board and committee meetings without a valid excuse (such as illness, service to the nation, work on behalf of the company);
•	Sit on more than six public company boards;
•	Are CEOs of public companies who sit on the boards of more than two public companies besides their own-- withhold only at their outside boards.
WITHHOLD from the entire board of directors, (except from new nominees, who should be considered on a CASE-BY-CASE basis) if:
•
The company’s proxy indicates that not all directors attended 75% of the aggregate of their board and committee meetings, but fails to provide the required disclosure of the names of the directors involved. If this information cannot be obtained, withhold from all incumbent directors;

•	The company’s poison pill has a dead-hand or modified dead-hand feature. Withhold every year until this feature is removed;
•
The board adopts or renews a poison pill without shareholder approval since the beginning of 2005, does not commit to putting it to shareholder vote within 12 months of adoption, or reneges on a commitment to put the pill to a vote, and has not yet received a withhold recommendation for this issue;

•	The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year;
•	The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years;
•	The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

© 2006 Institutional Shareholder Services Inc. All Rights Reserved.

•	At the previous board election, any director received more than 50 percent withhold votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold rate;
•	The company is a Russell 3000 company that underperformed its industry group (GICS group) under the criteria discussed in the section “Performance Test for Directors”.
WITHHOLD from Inside Directors and Affiliated Outside Directors (per the Classification of Directors below) when:
•	The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;
•	The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;
•	The company lacks a formal nominating committee, even if board attests that the independent directors fulfill the functions of such a committee;
•	The full board is less than majority independent.
WITHHOLD from the members of the Audit Committee if:
•	The non - audit fees paid to the auditor are excessive (see discussion under Auditor Ratification);
•
A material weakness identified in the Section 404 Sarbanes-Oxley Act disclosures rises to a level of serious concern; there are chronic internal control issues and an absence of established effective control mechanisms;

•
There is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

WITHHOLDfrom the members of the Compensation Committee if:
•	There is a negative correlation between the chief executive’s pay and company performance (see discussion under Equity Compensation Plans);
•	The company reprices underwater options for stock, cash or other consideration without prior shareholder approval, even if allowed in their equity plan;
•	The company fails to submit one-time transfers of stock options to a shareholder vote;
•	The company fails to fulfill the terms of a burn rate commitment they made to shareholders;
•	The company has backdated options (see “Options Backdating” policy);
•	The company has poor compensation practices (see “Poor Pay Practices” policy). Poor pay practices may warrant withholding votes from the CEO and potentially the entire board as well.
WITHHOLD from directors, individually or the entire board, for egregious actions or failure to replace management as appropriate.

Classification/Declassification of the Board
Vote AGAINST proposals to classify the board. Vote FOR proposals to repeal classified boards, and to elect all directors annually.

Independent Chair (Separate Chair/CEO)
Generally vote FOR shareholder proposals requiring an independent director fill the position of chair, unless there are compelling reasons to recommend against the proposal, such as a counterbalancing governance structure. This should include all of the following:
•
Has a designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.) At a minimum these should include:

-	Presiding at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors,
-	Serving as liaison between the chairman and the independent directors,

-	Approving information sent to the board,
-	Approving meeting agendas for the board,
-	Approves meetings schedules to assure that there is sufficient time for discussion of all agenda items,
-	Having the authority to call meetings of the independent directors,
-	If requested by major shareholders, ensuring that he is available for consultation and direct communication;
•	Two-thirds independent board;
•	All-independent key committees;
•	Established governance guidelines;
•	The company does not under-perform its peers*.

*Starting in 2007, the industry peer group used for this evaluation will change from the 4-digit GICS group to the average of the 12 companies in the same 6-digit GICS group that are closest in revenue to the company, and identified on the executive compensation page of proxy analyses. To fail, the company must under-perform its index and industry group on all 4 measures (1 and 3 year performance, industry peers, and index).

Majority Vote Shareholder Proposals
Generally vote FOR precatory and binding resolutions requesting that the board change the company’s bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated. Binding resolutions need to allow for a carve-out for a plurality vote standard when there are more nominees than board seats. Companies are strongly encouraged to also adopt a post-election policy (also know as a director resignation policy) that will provide guidelines so that the company will promptly address the situation of a holdover director.

3. Proxy Contests
Voting for Director Nominees in Contested Elections
Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:
•	Long-term financial performance of the target company relative to its industry;
•	Management’s track record;
•	Background to the proxy contest;
•	Qualifications of director nominees (both slates);
•	Strategic plan of dissident slate and quality of critique against management;
•	Likelihood that the proposed goals and objectives can be achieved (both slates);
•	Stock ownership positions.

Reimbursing Proxy Solicitation Expenses
Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

4. Takeover Defenses
Poison Pills
Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has: (1) A shareholder approved poison pill in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:
•	Shareholders have approved the adoption of the plan; or
•	The board, in its exercise of its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay in

© 2006 Institutional Shareholder Services Inc. All Rights Reserved.

adoption that would result from seeking stockholder approval (i.e., the “fiduciary out” provision). A poison pill adopted under this fiduciary out will be put to a shareholder ratification vote within twelve months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.

Vote FOR shareholder proposals calling for poison pills to be put to a vote within a time period of less than one year after adoption. If the company has no non-shareholder approved poison pill in place and has adopted a policy with the provisions outlined above, vote AGAINST the proposal. If these conditions are not met, vote FOR the proposal, but with the caveat that a vote within twelve months would be considered sufficient.

Vote CASE-by-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:
•	No lower than a 20% trigger, flip-in or flip-over;
•	A term of no more than three years;
•	No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;
•
Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, ten percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

Supermajority Vote Requirements
Vote AGAINST proposals to require a supermajority shareholder vote. Vote FOR proposals to lower supermajority vote requirements.

5. Mergers and Corporate Restructurings
For mergers and acquisitions, review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:
•
Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

•	Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.
•
Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

•
Negotiations and process - Were the terms of the transaction negotiated at arm's-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation "wins" can also signify the deal makers' competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

•
Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented in the "ISS Transaction Summary" section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

•
Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

6. State of Incorporation
Reincorporation Proposals
Vote CASE-BY-CASE on proposals to change a company's state of incorporation, taking into consideration both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, comparative economic benefits, and a comparison of the jurisdictional laws. Vote FOR re-incorporation when the economic factors outweigh any neutral or negative governance changes.

7. Capital Structure
Common Stock Authorization
Vote CASE-BY-CASE on proposals to increase the number of shares of common stock authorized for issuance using a model developed by ISS. Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being de-listed or if a company's ability to continue to operate as a going concern is uncertain.

In addition, for capital requests that are less than or equal to 300 percent of the current authorized shares and marginally fail the calculated allowable cap (i.e., exceed the allowable cap by no more than 5 percent) vote on a CASE-BY-CASE basis,  In this situation, vote FOR the increase based on the company's performance, and whether the company’s ongoing use of shares has shown prudence.

Issue Stock for Use with Rights Plan
Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a non-shareholder approved shareholder rights plan (poison pill).

Preferred Stock
Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock). Vote FOR proposals to create "de-clawed" blank check preferred stock (stock that cannot be used as a takeover defense). Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable. Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose. Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company's industry and performance in terms of shareholder returns.

8. Executive and Director Compensation
Poor Pay Practices
WITHHOLD from compensation committee members, CEO, and potentially the entire board, if the company has poor compensation practices, such as:
•	Egregious employment contracts (e.g., those containing multi-year guarantees for bonuses and grants);
•	Excessive perks that dominate compensation (e.g., tax gross-ups for personal use of corporate aircraft);
•	Huge bonus payouts without justifiable performance linkage or proper disclosure;
•	Performance metrics that are changed (e.g., canceled or replaced during the performance period without adequate explanation of the action and the link to performance);

© 2006 Institutional Shareholder Services Inc. All Rights Reserved.

•
Egregious pension/SERP (supplemental executive retirement plan) payouts (e.g., the inclusion of additional years of service not worked or inclusion of performance-based equity awards in the pension calculation);

•	New CEO awarded an overly generous new hire package (e.g., including excessive “make whole” provisions or any of the poor pay practices listed in this policy);
•	Excessive severance provisions (e.g., including excessive change in control payments);
•	Change in control payouts without loss of job or substantial diminution of job duties;
•	Internal pay disparity;
•	Options backdating (covered in a separate policy); and

Equity Compensation Plans
Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:
•	The total cost of the company’s equity plans is unreasonable;
•	The plan expressly permits the repricing of stock options without prior shareholder approval;
•	There is a disconnect between CEO pay and the company’s performance;
•	The company’s three year burn rate exceeds the greater of 2% and the mean plus 1 standard deviation of its industry group; or
•	The plan is a vehicle for poor pay practices.

Director Compensation
Vote CASE-BY-CASE on compensation plans for non-employee directors, based on the cost of the plans against the company’s allowable cap.

On occasion, director stock plans that set aside a relatively small number of shares when combined with employee or executive stock compensation plans exceed the allowable cap.  Vote for the plan if ALL of the following qualitative factors in the board’s compensation are met and disclosed in the proxy statement:

•	Director stock ownership guidelines with a minimum of three times the annual cash retainer.
•	Vesting schedule or mandatory holding/deferral period:
-	A minimum vesting of three years for stock options or restricted stock; or
-	Deferred stock payable at the end of a three-year deferral period.
•	Mix between cash and equity:
-	A balanced mix of cash and equity, for example 40% cash/60% equity or 50% cash/50% equity; or
-	If the mix is heavier on the equity component, the vesting schedule or deferral period should be more stringent, with the lesser of five years or the term of directorship.
•	No retirement/benefits and perquisites provided to non-employee directors; and
•
Detailed disclosure provided on cash and equity compensation delivered to each non-employee director for the most recent fiscal year in a table.  The column headers for the table may include the following: name of each non-employee director, annual retainer, board meeting fees, committee retainer, committee-meeting fees, and equity grants.

Employee Stock Purchase Plans--Qualified Plans
Vote CASE-BY-CASE on qualified employee stock purchase plans. Vote FOR employee stock purchase plans where all of the following apply:
•	Purchase price is at least 85% of fair market value;
•	Offering period is 27 months or less; and
•	The number of shares allocated to the plan is ten percent or less of the outstanding shares.

© 2006 Institutional Shareholder Services Inc. All Rights Reserved.

Employee Stock Purchase Plans--Non-Qualified Plans
Vote CASE-by-CASE on nonqualified employee stock purchase plans. Vote FOR nonqualified employee stock purchase plans with all the following features:
•	Broad-based participation (i.e., all employees of the company with the exclusion of individuals with 5% or more of beneficial ownership of the company);
•	Limits on employee contribution, which may be a fixed dollar amount or expressed as a percent of base salary;
•	Company matching contribution up to 25% of employee’s contribution, which is effectively a discount of 20% from market value;
•	No discount on the stock price on the date of purchase, since there is a company matching contribution.

Options Backdating
In cases where a company has practiced options backdating, WITHHOLD on a CASE-BY-CASE basis from the members of the compensation committee, depending on the severity of the practices and the subsequent corrective actions on the part of the board. WITHHOLD from the compensation committee members who oversaw the questionable options grant practices or from current compensation committee members who fail to respond to the issue proactively, depending on several factors, including, but not limited to:
•	Reason and motive for the options backdating issue, such as inadvertent vs. deliberate grant date changes;
•	Length of time of options backdating;
•	Size of restatement due to options backdating;
•	Corrective actions taken by the board or compensation committee, such as canceling or repricing backdated options, or recouping option gains on backdated grants;
•	Adoption of a grant policy that prohibits backdating, and creation of a fixed grant schedule or window period for equity grants going forward.

Severance Agreements for Executives/Golden Parachutes
Vote FOR shareholder proposals to require golden parachutes or executive severance agreements to be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts. Vote on a CASE-BY-CASE basis on proposals to ratify or cancel golden parachutes. An acceptable parachute should include, but is not limited to, the following:
•	The triggering mechanism should be beyond the control of management;
•	The amount should not exceed three times base amount (defined as the average annual taxable W-2 compensation) during the five years prior to the year in which the change of control occurs;
•
Change-in-control payments should be double-triggered, i.e., (1) after a change in control has taken place, and (2) termination of the executive as a result of the change in control.  Change in control is defined as a change in the company ownership structure.

9. Corporate Responsibility
Animal Rights
Generally vote AGAINST proposals to phase out the use of animals in product testing unless:
•	The company is conducting animal testing programs that are unnecessary or not required by regulation;
•	The company is conducting animal testing when suitable alternatives are accepted and used at peer firms;
•	The company has been the subject of recent, significant controversy related to its testing programs.

© 2006 Institutional Shareholder Services Inc. All Rights Reserved.

Drug Pricing and Re-importation
Generally vote AGAINST proposals requesting that companies implement specific price restraints on pharmaceutical products, unless the company fails to adhere to legislative guidelines or industry norms in its product pricing. Vote CASE-BY-CASE on proposals requesting that the company evaluate their product pricing considering:
•	The existing level of disclosure on pricing policies;
•	Deviation from established industry pricing norms;
•	The company’s existing initiatives to provide its products to needy consumers;
•	Whether the proposal focuses on specific products or geographic regions.

Generally vote FOR proposals requesting that companies report on the financial and legal impact of their policies regarding prescription drug re-importation unless such information is already publicly disclosed. Generally vote AGAINST proposals requesting that companies adopt specific policies to encourage or constrain prescription drug re-importation.

Genetically Modified Foods
Vote AGAINST proposals asking companies to voluntarily label genetically engineered (GE) ingredients in their products, or alternatively to provide interim labeling and eventually eliminate GE ingredients due to the costs and feasibility of labeling and/or phasing out the use of GE ingredients.

Genetically Modified Foods
Vote AGAINST proposals asking companies to voluntarily label genetically engineered (GE) ingredients in their products or alternatively to provide interim labeling and eventually eliminate GE ingredients due to the costs and feasibility of labeling and/or phasing out the use of GE ingredients.

Tobacco
Most tobacco-related proposals (such as on second-hand smoke, advertising to youth, and spin-offs of tobacco-related business) should be evaluated on a CASE-BY-CASE basis.

Toxic Chemicals
Generally vote FOR resolutions requesting that a company discloses its policies related to toxic chemicals.  Vote CASE-BY-CASE on resolutions requesting that companies evaluate and disclose the potential financial and legal risks associated with utilizing certain chemicals. Generally vote AGAINST resolutions requiring that a company reformulate its products within a certain timeframe, unless such actions are required by law in specific markets.

Arctic National Wildlife Refuge
Generally vote AGAINST request for reports outlining potential environmental damage from drilling in the Arctic National Wildlife Refuge (ANWR) unless:
•	New legislation is adopted allowing development and drilling in the ANWR region;
•	The company intends to pursue operations in the ANWR; and
•	The company has not disclosed an environmental risk report for its ANWR operations.

Concentrated Area Feeding Operations (CAFOs)
Vote FOR resolutions requesting that companies report to shareholders on the risks and liabilities associated with CAFOs, unless:
•	The company has publicly disclosed guidelines for its corporate and contract farming operations, including compliance monitoring; or
•	The company does not directly source from CAFOs.

Global Warming and Kyoto Protocol Compliance
Generally vote FOR proposals requesting a report on greenhouse gas emissions from company operations and/or products unless this information is already publicly disclosed or such factors are not integral to the company’s line of business. Generally vote AGAINST proposals that call for reduction in greenhouse gas emissions by specified amounts or within a restrictive time frame unless the company lags industry standards and has been the subject of recent, significant fines or litigation resulting from greenhouse gas emissions.

© 2006 Institutional Shareholder Services Inc. All Rights Reserved.

Generally vote FOR resolutions requesting that companies outline their preparations to comply with standards established by Kyoto Protocol signatory markets unless:
•	The company does not maintain operations in Kyoto signatory markets;
•	The company already evaluates and substantially discloses such information; or,
•	Greenhouse gas emissions do not significantly impact the company’s core businesses.

Political Contributions
Vote CASE-BY-CASE on proposals to improve the disclosure of a company's political contributions considering: recent significant controversy or litigation related to the company’s political contributions or governmental affairs; and the public availability of a policy on political contributions. Vote AGAINST proposals barring the company from making political contributions.

Link Executive Compensation to Social Performance
Vote CASE-BY-CASE on proposals to review ways of linking executive compensation to social factors, such as corporate downsizings, customer or employee satisfaction, community involvement, human rights, environmental performance, predatory lending, and executive/employee pay disparities.

Outsourcing/Off-shoring
Vote CASE-BY-CASE on proposals calling for companies to report on the risks associated with outsourcing, considering: the risks associated with certain international markets; the utility of such a report to shareholders; the existence of a publicly available code of corporate conduct that applies to international operations.

Country-specific Human Rights Reports
Vote CASE-BY-CASE on requests for reports detailing the company’s operations in a particular country and on proposals to implement certain human rights standards at company facilities or those of its suppliers and to commit to outside, independent monitoring.

10. Mutual Fund Proxies
Election of Directors
Vote CASE-BY-CASE on the election of directors and trustees, following the same guidelines for uncontested directors for public company shareholder meetings.  However, mutual fund boards do not usually have compensation committees, so do not withhold for the lack of this committee.

Converting Closed-end Fund to Open-end Fund
Vote CASE-BY-CASE on conversion proposals, considering the following factors:
•	Past performance as a closed-end fund;
•	Market in which the fund invests;
•	Measures taken by the board to address the discount; and
•	Past shareholder activism, board activity, and votes on related proposals.

Establish Director Ownership Requirement
Generally vote AGAINST shareholder proposals that mandate a specific minimum amount of stock that directors must own in order to qualify as a director or to remain on the board.

Reimburse Shareholder for Expenses Incurred
Vote CASE-BY-CASE on shareholder proposals to reimburse proxy solicitation expenses. When supporting the dissidents, vote FOR the reimbursement of the proxy solicitation expenses.

© 2006 Institutional Shareholder Services Inc. All Rights Reserved.

KINETICS PORTFOLIOS TRUST
PART C
OTHER INFORMATION

ITEM 23.	EXHIBITS

(a)	Certificates and Declarations of Trust

(1)	Certificate of Trust and Declaration of Trust[1]

(2)	Amendment to Declaration of Trust dated January 31, 2006. [8]

(3)	Amendment No. 2 to Declaration of Trust dated June 29, 2007.[10]

(4)	Amendment No. 3 to Declaration of Trust dated December 6, 2007 -- filed herewith.

(5)	Amendment No. 4 to Declaration of Trust dated December 6, 2007 -- filed herewith.

(b)	By-Laws[1]

(c)	Instruments Defining Rights of Security Holders. Incorporated by reference to the Declaration of Trust and the By-Laws.

(d)	Investment Advisory Agreements between Registrant, on behalf of each series, and Kinetics Asset Management, Inc.[1]

(1)	Investment Advisory Agreement between Registrant on behalf of its series the Internet Emerging Growth Portfolio and Kinetics Asset Management, Inc. [4]

(2)	Investment Advisory Agreement between Registrant on behalf of its series the Kinetics Government Money Market Portfolio and Kinetics Asset Management, Inc. [4]

(3)	Investment Advisory Agreement between Registrant on behalf of its series the Small Cap Opportunities Portfolio and Kinetics Asset Management, Inc. [4]

(4)	Addendum to Investment Advisory Agreement between the Registrant on behalf of its series the Energy Portfolio and Kinetics Asset Management, Inc. [4]

(5)	Addendum to Investment Advisory Agreement between the Registrant on behalf of its series the Internet Portfolio and Kinetics Asset Management, Inc. [4]

(6)	Addendum to Investment Advisory Agreement between the Registrant on behalf of its series the Medical Portfolio and Kinetics Asset Management, Inc. [4]

(7)	Addendum to Investment Advisory Agreement between the Registrant on behalf of its series the New Paradigm Portfolio and Kinetics Asset Management, Inc. [4]

(8)	Addendum to Investment Advisory Agreement between the Registrant on behalf of its series the Internet Emerging Growth Portfolio and Kinetics Asset Management, Inc. [4]

(9)	Addendum to Investment Advisory Agreement between the Registrant on behalf of its series the Kinetics Government Money Market Portfolio and Kinetics Asset Management, Inc. [4]

(10)	Addendum to Investment Advisory Agreement between the Registrant on behalf of its series the Small Cap Opportunities Portfolio and Kinetics Asset Management, Inc.[4]

(11)	Investment Advisory Agreement between Registrant on behalf of its series the Market Opportunities Portfolio and Kinetics Asset Management, Inc. [9]

(12)	Investment Advisory Agreement between Registrant on behalf of its series the Water Infrastructure Portfolio and Kinetics Asset Management, Inc.[10]

(13)	Subadvisory Agreement between Kinetics Asset Management Inc. and Aqua Terra Asset Management, LLC.[10]

(14)	Investment Advisory Agreement between Registrant on behalf of its series the Multi-Disciplinary Portfolio and Kinetics Asset Management, Inc. – filed herewith.

(e)	Underwriting Contracts. Omitted pursuant to paragraph 2(b) of Instruction B to the General instruction to form N-1A.

(f)	Bonus or Profit Sharing Contracts. None.

(g)	Custodian Contract

(1)	Custody Agreement between Registrant, Kinetics Mutual Funds, Inc. and U.S. Bank N.A. dated June 26, 2006.[10]

(2)	First Amendment dated December 15, 2006 to Custody Agreement between Registrant, Kinetics Mutual Funds, Inc. and U.S. Bank N.A. dated June 26, 2006.[10]

(3)	Second Amendment dated March 5, 2007 to Custody Agreement between Registrant, Kinetics Mutual Funds, Inc. and U.S. Bank N.A. dated June 26, 2006.[10]

(4)	Third Amendment dated December 6, 2007 to Custody Agreement between Registrant, Kinetics Mutual Funds, Inc. and U.S. Bank N.A. dated June 26, 2006 – filed herewith.

(h)	Other Material Contracts

(1)	Fund Accounting Servicing Agreement among Registrant, Kinetics Mutual Funds, Inc. and U.S. Bancorp Fund Services, LLC dated December 15, 2005. [8]

(i)	First Amendment dated June 16, 2006 to Fund Accounting Servicing Agreement between Registrant, Kinetics Mutual Funds, Inc. and U.S. Bancorp Fund Services, LLC dated December 15, 2005.[10]

(ii)
Second Amendment dated December 15, 2006 to Fund Accounting Servicing Agreement between Registrant, Kinetics Mutual Funds, Inc. and U.S. Bancorp Fund Services, LLC dated December 15, 2005 incorporated by reference to Amendment No. 27 to Registration Statement for Kinetics Mutual Funds, Inc. (File No. 811-09303) filed on June 29, 2007.

(iii)	Third Amendment dated March 5, 2007 to Fund Accounting Servicing Agreement between Registrant, Kinetics Mutual Funds, Inc. and U.S. Bancorp Fund Services, LLC dated December 15, 2005.[10]

(iv)
Fourth Amendment dated December 6, 2007 to Fund Accounting Servicing Agreement between Registrant, Kinetics Mutual Funds, Inc. and U.S. Bancorp Fund Services, LLC dated December 15, 2006 incorporated by reference to Amendment No. 31 to Registration Statement for Kinetics Mutual Funds, Inc. (File No. 811-09303) filed on February 8, 2008.

(2)	Fund Administration Servicing Agreement between Registrant and U.S. Bancorp Fund Services, LLC dated January 1, 2002.[6]

(i)	Amendment dated December 15, 2005 to Fund Administration Servicing Agreement between Registrant and U.S. Bancorp Fund Services, LLC dated January 1, 2002. [8]

(ii)	Second Amendment dated June 16, 2006 to Fund Administration Servicing Agreement between Registrant and U.S. Bancorp Fund Services, LLC dated January 1, 2002 – filed herewith.

(iii)	Third Amendment dated December 15, 2006 to Fund Administration Servicing Agreement between Registrant and U.S. Bancorp Fund Services, LLC dated January 1, 2002.[10]

(iv)	Fourth Amendment dated March 5, 2007 to Fund Administration Servicing Agreement between Registrant and U.S. Bancorp Fund Services, LLC dated January 1, 2002.[10]

(v)	Fifth Amendment dated December 6, 2007 to Fund Administration Servicing Agreement between Registrant and U.S. Bancorp Fund Services, LLC dated January 1, 2002 – filed herewith.

(3)
Transfer Agent Servicing Agreement between Registrant, Kinetics Mutual Funds, Inc. and U.S. Bancorp Fund Services, LLC dated January 1, 2002 incorporated by reference to Amendment No. 27 to Registration Statement for Kinetics Mutual Funds, Inc. (File No. 811-09303) filed on June 29, 2007.

(i)	First Amendment dated March 7, 2002 to Transfer Agent Servicing Agreement between Registrant, Kinetics Mutual Funds, Inc. and U.S. Bancorp Fund Services, LLC dated January 1, 2002 – filed herewith.

(ii)	Second Amendment dated July 24, 2002 to Transfer Agent Servicing Agreement between Registrant, Kinetics Mutual Funds, Inc. and U.S. Bancorp Fund Services, LLC dated January 1, 2002 – filed herewith.

(iii)
Third Amendment dated December 15, 2005 to Transfer Agent Servicing Agreement between Registrant, Kinetics Mutual Funds, Inc. and U.S. Bancorp Fund Services, LLC dated January 1, 2002 incorporated by reference to Amendment No. 22 to Registration Statement for Kinetics Mutual Funds, Inc. (File No. 811-09303) filed on January 31, 2006.

(iv)
Fourth Amendment dated December 15, 2006 to Transfer Agent Servicing Agreement between Registrant, Kinetics Mutual Funds, Inc. and U.S. Bancorp Fund Services, LLC dated January 1, 2002 incorporated by reference to Amendment No. 27 to Registration Statement for Kinetics Mutual Funds, Inc. (File No. 811-09303) filed on June 29, 2007.

(v)	Fifth Amendment dated March 5, 2007 to Transfer Agent Servicing Agreement between Registrant and U.S. Bancorp Fund Services, LLC dated January 1, 2002.[10]

(vi)
Sixth Amendment dated December 6, 2007 to Transfer Agent Servicing Agreement between Registrant, Kinetics Mutual Funds, Inc. and U.S. Bancorp Fund Services, LLC dated January 1, 2002 incorporated by reference to Amendment No. 31 to Registration Statement for Kinetics Mutual Funds, Inc. (File No. 811-09303) filed on February 8, 2008.

(vii)
Addendum dated June 6, 2007 to Transfer Agent Servicing Agreement between Registrant, Kinetics Mutual Funds, Inc. and U.S. Bancorp Fund Services, LLC dated January 1, 2002 incorporated by reference to Amendment No. 27 to Registration Statement for Kinetics Mutual Funds, Inc. (File No. 811-09303) filed on June 29, 2007.

(viii)
Addendum dated July 17, 2007 to Transfer Agent Servicing Agreement between Registrant, Kinetics Mutual Funds, Inc. and U.S. Bancorp Fund Services, LLC dated January 1, 2002 incorporated by reference to Amendment No. 31 to Registration Statement for Kinetics Mutual Funds, Inc. (File No. 811-09303) filed on February 8, 2008.

(4)	Placement Agency Agreement between Registrant and Kinetics Funds Distributors, Inc.[1]

(i)	Schedule A dated December 9, 2005 to Placement Agency Agreement between Registrant and Kinetics Funds Distributors, Inc., dated May 1, 2000. [8]

(ii)	Schedule A dated March 5, 2007 to Placement Agency Agreement between Registrant and Kinetics Funds Distributors, Inc., dated May 1, 2000.[10]

(iii)	Schedule A dated December 6, 2007 to Placement Agency Agreement between Registrant and Kinetics Funds Distributors, Inc., dated May 1, 2000 – filed herewith.

(5)	Power of Attorney [6]

(i)	Legal Opinion. Omitted pursuant to paragraph 2(b) of Instruction B of the General Instruction to Form N-1A.

(j)	Consent of Auditors— filed herewith.

(k)	Omitted Financial Statements. None.

(l)	Initial Capital Understanding. None.

(m)	Rule 12b-1 Plan. None.

(n)	Financial Data Schedules – None.

(o)	Rule 18f-3 Plan. None.

(p)	Code of Ethics. [9]

______________________________________________________________________
1Filed May 1, 2000 with N-1A.

2Filed May 23, 2000 with the Amendment No. 1.

3Filed April 30, 2001 with the Amendment No. 4.

4Filed May 1, 2002 with the Amendment No. 5.

5Filed April 30, 2003 with the Amendment No. 6.

6Filed April 29, 2004 with the Amendment No. 8.

7Filed April 29, 2005 with the Amendment No.10.

8Filed January 31, 2006 with the Amendment No. 11.

9Filed May 1, 2006 with the Amendment No.13.

10Filed June 29, 2007 with the Amendment No. 16.

ITEM 24.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
Registrant is controlled by its Board of Trustees.

ITEM 25.	INDEMNIFICATION

Reference is made to Article VIII, Section 8.3 of Registrant’s Declaration of Trust and Article IX, Section 9.2 of Registrant’s By-Laws.  The general effect of these provisions is to indemnify any person (trustee, director, officer, employee or agent, among others) who was or is a party to any proceeding by reason of their actions performed in their official or duly authorized capacity on behalf of the Trust.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 26.	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER:

Besides serving as investment adviser to the Portfolios, the Adviser is not currently (and has not during the past two years) engaged in any other business, profession, vocation or employment of a substantial nature.  Information regarding the business, vocation or employment of a substantial nature of the Adviser and its officers is incorporated by reference to the information contained in the Statement of Additional Information of this Registration Statement.

ITEM 27.	PRINCIPAL UNDERWRITERS:

(a)	As of this date of filing, Kinetics Funds Distributors, Inc. (“KFDI”), is the private placement agent for shares of the Registrant.

(b)
To the best of Registrant's knowledge, as of the date of filing, Leonid Polyakov is the CFO and President and sole director of KFDI.  The address of KFDI is 16 New Broadway, Sleepy Hollow, New York 10591.  Mr. Polyakov is a Trustee and Treasurer of the Registrant.

(c)	None.

ITEM 28.	LOCATION OF ACCOUNTS AND RECORDS:
All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 through 31a-3 promulgated thereunder are maintained at the following locations:

Records Relating to:	Are located at:

(1) Registrant’s portfolio accounting servicing agent, transfer agent and administrator	U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, Wisconsin 53202

(2) Registrant’s investment adviser	Kinetics Asset Management, Inc 16 New Broadway Sleepy Hollow, New York 10591

(3) Registrant’s custodian	U.S. Bank N.A. 1555 North River Center Drive Milwaukee, Wisconsin 53212 1555 N. River Center Drive, Suite 302 Milwaukee, WI 53212

ITEM 29.	MANAGEMENT SERVICES:
Not applicable.

ITEM 30.	UNDERTAKINGS:
Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, KINETICS PORTFOLIOS TRUST, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Sleepy Hollow and State of New York, on the 8th day of February, 2008.

KINETICS PORTFOLIOS TRUST

         Peter B. Doyle*
     Peter B. Doyle, President

* By /s/ Leonid Polyakov
Attorney-In-Fact pursuant to Power of Attorney filed with Amendment No. 8 on April 29, 2004.

EXHIBIT INDEX

Exhibit No.
Amendment No. 3 dated December 6, 2007 to Declaration of Trust	EX-99.a.4
Amendment No. 4 dated December 6, 2007 to Declaration of Trust	EX-99.a.5
Investment Advisory Agreement between Registrant on behalf of its series the Multi-Disciplinary Portfolio and Kinetics Asset Management, Inc.	EX-99.d.14
Third Amendment dated December 6, 2007 to Custody Agreement	EX-99.g.4
Second Amendment dated June 16, 2006 to Fund Administration Servicing Agreement	EX-99.h.2.ii
Fifth Amendment dated December 6, 2007 to Fund Administration Servicing Agreement	EX.99.h.2.v
First Amendment dated March 7, 2002 to Transfer Agent Servicing Agreement	EX.99.h.3.i
Second Amendment dated July 24, 2002 to Transfer Agent Servicing Agreement	EX.99.h.3.ii
Schedule A dated December 6, 2007 to Placement Agency Agreement	EX.99.h.4.iii
Securities Lending Agreement	EX-99.h.6
Consent of Auditor – Tait Weller & Baker, LLP	EX-99.j